Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-167179
Prospectus Supplement

Interests in

KAISER FEDERAL BANK
EMPLOYEES’ SAVINGS & PROFIT SHARING PLAN

Offering of Participation Interests in up to 360,600 Shares of

KAISER FEDERAL FINANCIAL GROUP, INC.
Common Stock

In connection with the conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization, Kaiser Federal Financial Group, Inc., a newly formed Maryland corporation, is allowing its employees who are participants in the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of Kaiser Federal Financial Group, Inc. Kaiser Federal Financial Group, Inc. has registered a number of participation interests through the Plan in order to enable the trustee of the Plan to purchase up to 360,600 shares of the common stock, assuming a purchase price of $10.00 per share. As a participant in the Plan, you may direct the trustee of the Plan to invest all or a portion of your Plan account in the Kaiser Federal Financial Group Stock Fund at the time of the stock offering.

The prospectus of Kaiser Federal Financial Group, Inc., dated September 28, 2010, accompanies this prospectus supplement. It contains detailed information regarding the conversion and stock offering of Kaiser Federal Financial Group, Inc. common stock and the financial condition, results of operations and business of K-Fed Bancorp, Inc. and Kaiser Federal Bank. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 20 of the prospectus.

The interests in the Plan and the offering of common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Kaiser Federal Financial Group, Inc. of interest or shares of common stock pursuant to the Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Kaiser Federal Financial Group, Inc. and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Kaiser Federal Financial Group, Inc. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is September 28, 2010.

THE OFFERING

Securities Offered
Kaiser Federal Financial Group, Inc. is offering participants of the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan (the “Plan”) the opportunity to purchase participation interests in the common stock of Kaiser Federal Financial Group, Inc. A participation interest represents indirect ownership of Kaiser Federal Financial Group, Inc.’s common stock. At the stock offering purchase price of $10.00 per share, the Plan may acquire up to 360,600 shares of Kaiser Federal Financial Group, Inc. common stock in the stock offering, based on the fair market value of the Plan’s assets as of June 30, 2010.

Only employees of Kaiser Federal Bank may become participants in the Plan and only participants may purchase stock through the Plan. Your investment in common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Kaiser Federal Financial Group, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Kaiser Federal Financial Group, Inc. is 1359 North Grand Avenue, Covina, California 91724.

All questions about this prospectus supplement should be addressed to Mary Templin, Human Resources/Benefits Administrator at Kaiser Federal Bank, 1359 North Grand Avenue, Covina, California 91724, telephone number: (626) 339-9663 ext. 1252; fax: (626) 646-2032; email: m.templin@kffg.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (877) 860-2086.

Kaiser Federal Financial Group, Inc. “Stock Offering” Option
In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to a money market fund called “Stock Offering,” which will be used to purchase common stock of Kaiser Federal Financial Group, Inc. issued in the stock offering. The Plan presently allows participants to purchase shares of common stock of K-Fed Bancorp, the mid-tier stock holding company of Kaiser Federal Bank, through the K-Fed Bancorp Stock Fund. In connection with the reorganization of K-Fed Mutual Holding Company to a fully converted Maryland-chartered corporation as Kaiser Federal Financial Group, Inc., K-Fed Bancorp will be eliminated. At the close of the reorganization and the offering, shares of K-Fed Bancorp common stock held in the K-Fed Bancorp Stock Fund will be exchanged for shares of Kaiser Federal Financial Group, Inc. common stock pursuant to the exchange ratio (discussed in greater detail in the accompanying prospectus). In addition, following the stock offering, shares of Kaiser Federal Financial Group, Inc. common stock that were acquired by participants who elected to purchase shares in the offering will be transferred to the K-Fed Bancorp Stock Fund, and the K-Fed Bancorp Stock Fund will become the Kaiser Federal Financial Group Stock Fund.

Purchase Priorities
All Plan participants are eligible to transfer funds to the Kaiser Federal Financial Group Stock Fund pursuant to the offering. However, such directions are subject to the purchase priorities in the prospectus, which provides for a subscription offering and a community offering. In the offering, the purchase priorities are as follows and apply in case more shares are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

	(1)	Depositors of Kaiser Federal Bank with $50 or more as of close of business on March 31, 2009, get first priority.

	(2)	Kaiser Federal Bank’s tax-qualified plans, including the employee stock ownership plan and the 401(k) plan, get second priority.

	(3)	Depositors of Kaiser Federal Bank with $50 or more on deposit as of close of business on June 30, 2010, get third priority.

	(4)	Depositors of Kaiser Federal Bank as of close of business on September 24, 2010, get fourth priority.

Community Offering:

	(5)	Natural persons residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara get fifth priority.

	(6)	Public stockholders of K-Fed Bancorp as of September 24, 2010 get sixth priority.

	(7)	Other members of the general public get seventh priority.

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If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase shares of Kaiser Federal Financial Group, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the common stock. You may also be able to purchase shares of Kaiser Federal Financial Group, Inc. common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for its tax-qualified employee plans. If you wish to purchase Kaiser Federal Financial Group, Inc. common stock outside the Plan, you must complete and submit the Stock Order Form and payment at $10.00 per share, using the reply envelope provided. Questions about completing the Stock Order Form may be directed to our Stock Information Center at (877) 860-2086.

Purchases in the Offering and Oversubscriptions
The trustee of the Plan will purchase common stock of Kaiser Federal Financial Group, Inc. in the stock offering in accordance with your directions. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of Kaiser Federal Financial Group, Inc. common stock will be sold from your existing investment options and the proceeds will be transferred to the Stock Offering option (which the proceeds will be invested in a money market fund during the offering period) pending the formal completion of the stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of common stock of Kaiser Federal Financial Group, Inc. Following the completion of the offering, the purchased common stock will be transferred to the Kaiser Federal Financial Group Stock Fund.

In the event the offering is oversubscribed, i.e., there are more orders for common stock of Kaiser Federal Financial Group, Inc. than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock of Kaiser Federal Financial Group, Inc. sold in the offering, the amount that cannot be invested in common stock of Kaiser Federal Financial Group, Inc., and any interest earned on such amount, will be transferred from the Stock Offering option and reinvested in the existing funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to direct the investment of your account balances towards the purchase of any common stock in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

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Value of Plan Assets
As of June 30, 2010, the market value of the assets of the Plan was approximately $3,606,003, all of which is eligible to purchase or acquire common stock of Kaiser Federal Financial Group, Inc. sold in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of June 30, 2010.

Election to Purchase Common Stock in the Stock Offering
In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the Stock Offering option to purchase common stock in the stock offering. You do not have to elect to transfer amounts that you have invested in the K-Fed Bancorp Stock Fund to the Stock Offering option because the shares of common stock of K-Fed Bancorp currently in the Plan will automatically be exchanged for Kaiser Federal Financial Group, Inc. common stock pursuant to the exchange ratio. The trustee of the Plan will subscribe for Kaiser Federal Financial Group, Inc. common stock offered for sale in connection with the stock offering, in accordance with each participant’s direction. In order to purchase common stock through the Plan, the minimum investment is $250, which will purchase 25 shares. The prospectus also describes maximum purchase limits for investors in the stock offering.

How to Order Stock in the Offering
You can elect to transfer (in whole percentages or dollar amounts) all or a portion of your account balance in the Plan to the Stock Offering option, which will be used by the Plan trustee to purchase shares of Kaiser Federal Financial Group, Inc. common stock. This is done by following the procedures described below. Please note the following stipulations concerning this election:

	●	You can elect to transfer all or a portion of your current account to the Stock Offering option.

	●	Your election is subject to a minimum purchase of 25 shares, which equals $250.

●
Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase limit of no more than 5% of the stock sold in the offering. In addition, the shares that you purchase in the offering, plus any shares of Kaiser Federal Financial Group, Inc. common stock that you receive in exchange for your existing shares of K-Fed Bancorp common stock, may not exceed 5% of the total shares of Kaiser Federal Financial Group, Inc. common stock to be issued and outstanding after the completion of the offering.

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●	The election period to purchase common stock in the offering through the Plan closes at 2:00 p.m., Pacific Time, on October 22, 2010.

●
Your election to purchase common stock in the offering through the Plan will be accepted by Principal Financial Group, the recordkeeper of the Plan. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00, and will be used by the trustee to purchase shares of common stock sold in the offering. The difference will remain in the Stock Offering option until the formal closing of the offering has been completed, several weeks after the election period ends. At that time, the common stock purchased based on your election will be transferred to the Kaiser Federal Financial Group Stock Fund and any remaining funds will be transferred out of the Stock Offering option for investment in other funds under the Plan, based on your election currently on file for future contributions.

●
The amount you elect to transfer to the Stock Offering option will be held separately until the completion of the offering. Therefore, this money is not available for distributions, loans, or withdrawals until the offering is completed, which is expected to be several weeks after the closing of the subscription offering period.

Follow these steps to make your election to use all or part of your account balance in the Plan to purchase shares of common stock in the stock offering. You are allowed only one election to transfer funds to the Stock Offering option.

●
Go to www.principal.com and log into your Plan account. If you have never accessed your account information online, click on the drop down box in the upper left corner named “Account Login.” Choose “Personal” and then follow the link: “First time logging in? Establish your Username and Password.”

●	Click on “Details” next to the Plan to see the “Account Info: Overview” page.

●	Click on the “Make Changes” tab (top center).

●	Under “Changes to the Current Balance in this Account” choose “Transfer to Different Investment Options.”

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	●	If you want to transfer a percentage, type the percentage you want to transfer from each investment in the space provided. Click “Continue,” or

●
If you want to transfer a specific dollar amount from each investment to the Stock Offering option, click on “Advanced Transfer Features,” make choices and click “Continue,” then type the dollars you want to transfer from each investment. Click “Continue.”

●
Then type the percentage or dollar amount you want to transfer into the Stock Offering option. The percentage or dollar amount you choose to invest into the Stock Offering option will be used to purchase Kaiser Federal Financial Group, Inc. common stock. Click “Continue.”

	●	Review and submit your transaction.

	●	You will get a request number. An electronic confirmation will be sent to your Principal Message Center the next business day after your transaction has been processed.

	●	Click “Done” at the bottom of the screen and return to the “Make Changes” page.

	●	Once you have an electronic confirmation number, your election cannot be changed.

After you have completed your online election, you will also need to complete the Stock Information Form and return it either using the self- addressed pre-paid envelope, by faxing it to (626) 646-2032, or by delivering it in person, to be received by Mary Templin, Human Resources/Benefits Administrator at Kaiser Federal Bank, 1359 North Grand Avenue, Covina, California 91724, no later than 2:00 p.m., Pacific Time, on October 22, 2010. It is critical that this Stock Information Form be completed and returned.

Order Deadline
You must make your election online at www.principal.com and return your Stock Information Form in the pre-paid envelope to Mary Templin, Human Resources/Benefits Administrator at Kaiser Federal Bank, to be received no later than 2:00 p.m., Pacific Time, on October 22, 2010.

Irrevocability of Transfer Direction
Once you make an election to transfer amounts to the Stock Offering option to be used by the trustee to purchase Kaiser Federal Financial Group, Inc. common stock in the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of common stock among all of the other investment funds on a daily basis. You may also continue to transfer funds into and out of the K-Fed Bancorp Stock Fund which will purchase shares of K-Fed Bancorp in the open market (but not in the offering) or sell the shares in your account until the completion of the offering. After the completion of the stock offering, K-Fed Bancorp common stock will stop trading and Kaiser Federal Financial Group, Inc. common stock will trade on the open market.

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Future Direction to Purchase Common Stock
You will be able to purchase common stock after the offering through your investment in the Kaiser Federal Financial Group Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to the Kaiser Federal Financial Group Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire common stock of Kaiser Federal Financial Group, Inc. at your election in open market transactions at the prevailing price. Your current election to invest a portion of your contributions in the K-Fed Bancorp Stock Fund will automatically remain unchanged, such that following the stock offering the same portion of your contributions will be used to purchase common stock through the Kaiser Federal Financial Group Stock Fund, unless you decide to change your investment election. Special restrictions may apply to transfers directed to and from the Kaiser Federal Financial Group Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Kaiser Federal Financial Group, Inc. In addition, if you are an officer of Kaiser Federal Bank that is restricted by the Office of Thrift Supervision from selling shares acquired in the stock offering for one year, the common stock that you purchased in the stock offering will not be tradable for one year. However, any common stock that you held in the K-Fed Bancorp Stock Fund prior to the stock offering are freely tradable and not subject to this one-year trading restriction.

Voting Rights of Common Stock
The Plan provides that you may direct the trustee as to how to vote any shares of Kaiser Federal Financial Group, Inc. common stock held by the Kaiser Federal Financial Group Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same proportion as the shares for which it has received voting instructions from the other participants. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Kaiser Federal Bank adopted the Plan on January 1, 1997, and the Plan was amended and restated, effective July 1, 2010. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Kaiser Federal Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Kaiser Federal Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan administrator c/o Kaiser Federal Bank, Attn: Mary Templin, Human Resources/Benefits Administrator, 1359 North Grand Avenue, Covina, California 91724; telephone number: (626) 339-9663 ext. 1252; fax: (626) 646-2032; email: m.templin@kffg.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

If you are a regular employee of Kaiser Federal Bank, you are eligible to become a participant in the Plan immediately following the date you attain age 21. You become eligible to receive employer contributions upon attainment of age 21 and completion of one year of service. The Plan Year is July 1 to June 30 (“Plan Year”).

As of June 30, 2010, there were approximately 148 employees, former employees and beneficiaries participating in the Plan.

Contributions Under the Plan

Salary Deferrals. You are permitted to defer on a pre-tax basis up to 100% of your salary (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, “salary” means your total taxable compensation as reported on Form W-2. In 2010, the annual salary of each participant taken into account under the Plan is limited to $245,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator once per calendar month.

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Employer Matching Contributions. Kaiser Federal Bank makes matching contributions of 50% of your contributions to the Plan, up to 10% of your salary.

Rollover Contributions. You are permitted to make rollover contributions to the Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning July 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year. Salary deferrals in excess of this limit are known as excess deferrals. If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the calendar year), you are also eligible to make an additional catch-up contribution. You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose. For 2010, the maximum catch-up contribution is $5,500.

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Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the elective deferrals you have made and any earnings related thereto. Employer contributions vest in accordance with the following schedule:

Completed Years of Employment	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

However, a participant will become 100% vested in his or her employer contributions made to the Plan upon the earlier of: (i) attainment of the normal retirement age (65); (ii) disability; or (iii) death.

Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the employer.

Withdrawals Prior to Termination of Employment. You may make voluntary withdrawals of your pre-tax elective deferrals only in the event of attainment of age 59½. You may also make withdrawals of your employee rollover contributions and the earnings thereon. You may make withdrawals of employer matching contributions and the earnings thereon only in the event of hardship or upon attainment of age 59½.

Withdrawal upon Termination of Employment. You may make withdrawals from your account at any time after you terminate employment. You may also leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70½. You may request a distribution of all or part of your account no more frequently than once per Plan Year. Distribution will be made in a lump sum or in installments (no less frequently than annually).

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the Plan, the value of your entire account will be payable to your beneficiary.

Form of Distribution. You will have the right to elect to be paid your benefit under the Plan in either a lump sum or various forms of installments or annuities offered under the Plan.

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The Plan allows participants to obtain loans from their accounts.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust which is administered by the trustee appointed by Kaiser Federal Bank’s Board of Directors. Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

1.	Putnam Equity Income M Fund
2.	LargeCap S&P 500 Index R3 Fund
3.	LargeCap Growth I R3 Fund
4.	T. Rowe Price MidCap Value R Fund
5.	MidCap S&P 400 Index R3 Fund
6.	MidCap Growth III R3 Fund
7.	Franklin Small Cap Value R Fund
8.	SmallCap S&P 600 Index R3 Fund
9.	Prudential Jennison Small Company R Fund
10.	Real Estate Securities R3 Fund
11.	American Funds EuroPacific Growth R3 Fund
12.	American Funds New Perspective R3 Fund
13.	Principal Trust (SM) Income Fund R3
14.	Principal Trust (SM) Target 2010 Fund R3
15.	Principal Trust (SM) Target 2015 Fund R3
16.	Principal Trust (SM) Target 2020 Fund R3
17.	Principal Trust (SM) Target 2025 Fund R3
18.	Principal Trust (SM) Target 2030 Fund R3
19.	Principal Trust (SM) Target 2035 Fund R3
20.	Principal Trust (SM) Target 2040 Fund R3
21.	Principal Trust (SM) Target 2045 Fund R3
22.	Principal Trust (SM) Target 2050 Fund R3
23.	Principal Trust (SM) Target 2055 Fund R3
24.	Stable Value Sig Fund
25.	Franklin High Income R Fund
26.	PIMCO Total Return R Fund
27.	K-Fed Bancorp Stock Fund

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Performance History and Description of Funds

The following table provides performance data with respect to the investment funds available under the Plan through June 30, 2010:

Stock Funds	Year-to-Date	1 Yr	3 Yr	5 Yr	10 Yr

Putnam Equity Income M Fund (11)	-9.38	8.10	-9.20	0.04	3.45
LargeCap S&P 500 Index R3 Fund (2)(6)	-0.51	13.75	-10.42	-1.49	N/A
LargeCap Growth I R3 Fund (16)(17)(18)	0.27	17.17	-5.71	0.45	N/A
T. Rowe Price MidCap Value R Fund (1)(11)	-4.55	22.44	-6.16	3.07	9.25
MidCap S&P 400 Index R3 Fund (1)(2)(8)	5.39	23.88	-6.61	1.46	N/A
MidCap Growth III R3 Fund (1)(15)(17)	3.36	22.55	-8.32	0.54	N/A
Franklin Small Cap Value R Fund (1)(11)	-3.55	20.01	-9.19	0.49	7.64
SmallCap S&P 600 Index R3 Fund (1)(2)(7)	4.96	22.56	-8.27	0.13	N/A
Prudential Jennison Small Company R Fund (1)(11)	-1.62	21.43	-6.73	2.58	5.04
Real Estate Securities R3 Fund (5)	12.26	51.19	-6.96	1.33	N/A
American Funds EuroPacific Growth R3 Fund (3)(11)	-11.54	9.15	-8.18	4.68	2.38
American Funds New Perspective R3 Fund (3)(11)	-9.46	13.00	-6.91	3.77	2.10
Principal Trust (SM) Income Fund R3 (12)(14)(19)(20)	3.60	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2010 Fund R3 (12)(14)(19)(20)	2.89	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2015 Fund R3 (12)(14)(19)(20)	2.72	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2020 Fund R3 (12)(14)(19)(20)	2.34	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2025 Fund R3 (12)(14)(19)(20)	2.07	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2030 Fund R3 (12)(14)(19)(20)	1.66	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2035 Fund R3 (12)(14)(19)(20)	1.42	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2040 Fund R3 (12)(14)(19)(20)	1.12	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2045 Fund R3 (12)(14)(19)(20)	1.02	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2050 Fund R3 (12)(14)(19)(20)	0.87	N/A	N/A	N/A	N/A
Principal Trust (SM) Target 2055 Fund R3 (12)(14)(19)(20)	0.70	N/A	N/A	N/A	N/A

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Stock Funds	Year-to-Date	1 Yr	3 Yr	5 Yr	10 Yr
Stable Value Sig Fund (9)	0.95	1.84	2.78	3.11	3.63
Franklin High Income R Fund (4)(11)(13)(14)	2.90	20.46	4.64	5.61	6.34
PIMCO Total Return R Fund (11)(13)(14)	5.45	12.54	10.35	6.69	7.07
K-Fed Bancorp Stock Fund (10)	5.80	3.70	-13.10	-1.94	N/A

1.	Small-cap and mid-cap investment options are subject to more fluctuation in value and may have additional risks than other investment options with stock of larger, more stable companies.
2.
Each index based investment option is invested in the stock or bonds of the index it tracks. Performance of indexes reflects the unmanaged results for the market segment the selected stocks or bonds represent. There is no assurance an index based investment option will match the performance of the index tracked.

3.	International and global investment options are subject to additional risk due to fluctuating exchange rates, foreign accounting and financial policies, and other economic and political environments.
4.	High yield investment options are subject to greater credit risk associated with high yield bonds.
5.	Real estate investment options are subject to some risks inherent in real estate and Real Estate Investment Trusts, such as risks associated with general and local economic conditions.
6.
S&P 500 is a trademark of The McGraw-Hill Companies, Inc., and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

7.
S&P SmallCap 600 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

8.
S&P MidCap 400 is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Principal Life Insurance Company and Principal Management Corporation. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the product.

9.
Effective December 1, 2006, references to Gartmore Morley Capital Management as investment advisor was replaced with Morley Financial Services, Inc. This is a name change only and does not affect the management, objective, or strategy of this investment option.

10.	This investment option is not a pooled investment. It may experience greater volatility and should not be directly compared to investment options that have a more diversified investment mix.
11.
These calculated returns reflect the historical performance of the oldest share class of the fund, adjusted to reflect a portion of the fees and expenses of this share class. Please see the fund’s prospectus for more information on specific expenses, and the fund’s most recent shareholder report for actual date of first sale. Expenses are deducted from income earned by the fund. As a result, dividends and investment results will differ for each share class.

12.
Equity investment options involve greater risk, including heightened volatility, than fixed-income investment options. Fixed-income investment options are subject to interest rate risk, and their value will decline as interest rates rise.

13.
Fixed-income investment options are subject to interest rate risk, and their value will decline as interest rates rise. Neither the principal of bond investment option nor their yields are guaranteed by the U.S. government.

14.	Fixed-income and asset allocation investment options that invest in mortgage securities are subject to increased risk due to real estate exposure.
15.	Formerly known as MidCap Growth Fund.
16.	This investment option maintains a voluntary waiver which is reflected in the value displayed for Total Investment Expense – Net. This waiver may be discontinued at any time.
17.
The manager of the Fund, Principal Management Corporation, invests between 10% and 40% of the Fund’s assets in common stocks in an attempt to match or exceed the performance of the Fund’s benchmark index for performance.

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18.	Effective July 14, 2009, Brown Advisory was added as an additional sub-advisor. Performance results displayed reflect all sub-advisors managing this portfolio during the time periods displayed.
19.
Asset allocation does not guarantee a profit or protect against a loss. Investing in real estate, small-cap, international, and high-yield investment options involves additional risks. Additionally there is no guarantee this investment option will provide adequate income at or through retirement.

20.
This Principal Trust Target Date Fund indirectly bears its pro rata share of the Total Investment Expense incurred by the underlying investment options in which this fund invests. Based on the asset allocation of the Principal Trust Target Date Funds as of March 31, 2010, the weighted average operating expenses of the underlying investment options are: Principal Trust Income, 0.25%; Principal Trust Target 2010, 0.30%; Principal Trust Target 2015, 0.30%; Principal Trust Target 2020, 0.31%; Principal Trust Target 2025, 0.32%; Principal Trust Target 2030, 0.33%; Principal Trust Target 2035, 0.33%; Principal Trust Target 2040, 0.34%; Principal Trust Target 2045, 0.35%; Principal Trust Target 2050, 0.35%; Principal Trust Target 2055, 035%. This fund may invest in underlying mutual funds. For more information on the underlying funds and their expenses, see the prospectus for those funds.

The following is a description of each of the Plan’s investment funds:

Putnam Equity Income M Fund. The investment seeks capital growth and current income. The fund invests at least 80% of its net assets in common stocks and other equity investments that offer potential for current income and invests mainly in common stocks of U.S. companies, with a focus on value stocks that offer the potential for current income and may also offer the potential for capital growth.

LargeCap S&P 500 Index R3 Fund. The investment seeks long-term growth of capital. The fund invests at least 80% of net assets in common stocks of companies that compose the S&P 500 index. It uses an indexing strategy or a passive investment approach designed to track the performance of the S&P 500. It does not attempt to manage market volatility, use defensive strategies or reduce the effect of any long-term periods of poor stock performance.

LargeCap Growth I R3 Fund. The investment seeks to maximize long-term capital appreciation. The fund invests primarily in growth-oriented equity securities of U.S. and, to a limited extent, foreign companies with large market capitalizations that exhibit strong growth and free cash flow potential. It normally invests at least 80% of net assets (plus any borrowings for investment purposes) in equity securities of companies with market capitalizations within the range of companies in the Russell 1000 Growth index at the time of purchase.

T. Rowe Price MidCap Value R Fund. The investment seeks to provide long-term capital appreciation. The fund normally invests at least 80% of assets in companies whose market capitalization falls within the range of the companies in the S&P MidCap 400 index or the Russell MidCap Value index. While the fund invests most assets in U.S. common stocks, it may also purchase other securities including foreign stocks, futures, and options.

MidCap S&P 400 Index R3 Fund. The investment seeks long-term growth of capital. The fund normally invests at least 80% of assets in common stocks of companies that compose the S&P MidCap 400 index. It attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as in the S&P 400 index.

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MidCap Growth III R3 Fund. The investment seeks long-term growth of capital. The fund invests primarily in common stocks and other equity securities of U.S. companies with strong earnings growth potential. It normally invests at least 80% of assets in companies with market capitalizations similar to those of companies in the Russell Midcap Growth index.

Franklin Small Cap Value R Fund. The investment seeks long-term total return. The fund normally invests at least 80% of net assets in small capitalization companies with market capitalizations under $3.5 billion at the time of purchase. It generally invests in equity securities believed to be undervalued and have the potential for capital appreciation. The fund may invest up to 25% of total assets in foreign securities.

SmallCap S&P 600 Index R3 Fund. The investment seeks long-term growth of capital. The fund normally invests at least 80% of the assets in common stocks of companies that compose the Standard & Poor’s (“S&P”) SmallCap 600 index. It attempts to mirror the investment performance of the index by allocating the fund’s assets in approximately the same weightings as the S&P SmallCap 600 index.

Prudential Jennison Small Company R Fund. The investment seeks capital growth. The fund normally invests at least 80% of assets in equity securities of small, less well-known undervalued U.S. companies. It may invest up to 20% of assets in equity-related securities including noncovertible preferred stocks and convertible securities. The fund may also invest in foreign securities, REITs, high-quality money market instruments, options, foreign currency forward contracts and may make short sales of a security.

Real Estate Securities R3 Fund. The investment seeks to generate a total return. The fund normally invests at least 80% of the net assets (plus any borrowings for investment purposes) in equity securities of companies principally engaged in the real estate industry, which include real estate investment trusts and companies with substantial real estate holdings such as paper, lumber, hotel and entertainment companies. It is nondiversified.

American Funds EuroPacific Growth R3 Fund. The investment seeks to provide you with long-term growth of capital. The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. It normally invest at least 80% of net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing and/or markets and may also hold cash, money market instruments and fixed-income securities.

American Funds New Perspective R3 Fund. The investment seeks capital appreciation and income. The fund normally invests in stocks of companies located around the world to take advantage of investment opportunities generated by changes in international trade patterns and economic and political relationships. In pursuing its primary investment objective, it invests primarily in common stocks that the investment adviser believes have the potential for growth.

Principal Trust (SM) Income Fund R3. The investment option seeks current income and, as a secondary objective, capital appreciation. To pursue its goal, this Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

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Principal Trust (SM) Target 2010, 2015, 2020, 2025, 2030, 2035, 2040, 2045, 2050, 2055 Funds R3. These investment options seek a total return consisting of long-term growth of capital and current income. To pursue its goal, each Target Date Fund generally invests in affiliated open-ended mutual funds, insurance company separate accounts, unaffiliated mutual funds, and unaffiliated collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.

Stable Value Sig Fund. The investment seeks current income by investing primarily in insurance contracts issued by insurance companies, and investments from other financial institutions which offer stability of principal.

Franklin High Income R Fund. The investment seeks high current income; capital appreciation is secondary. The fund normally invests substantially in high yield, lower-rated debt securities and preferred stocks. It may invest up to 100% of total assets in debt securities that are rated below investment grade, sometimes called “junk bonds.” The fund may buy both rated and unrated debt securities including securities rated below B by Moody’s or S&P.

PIMCO Total Return R Fund. The investment seeks maximum total return. The fund normally invests at least 65% of assets in a diversified portfolio of fixed-income instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. It invests primarily in investment-grade debt securities, but may invest up to 10% of total assets in high-yield securities (“junk bonds”). The fund may invest all assets in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities.

K-Fed Bancorp Stock Fund (Current Employer Stock Fund). The K-Fed Bancorp Stock Fund consists primarily of common stock of K-Fed Bancorp, a federally chartered majority-owned subsidiary of K-Fed Mutual Holding Company. Investments in the K-Fed Bancorp Stock Fund involves special risks common to investments in the shares of common stock of K-Fed Bancorp. Following the offering, K-Fed Bancorp will cease to exist, but will be succeeded by a new Maryland corporation, Kaiser Federal Financial Group, Inc. which will be 100% owned by its public shareholders. Shares of K-Fed Bancorp which were held in the K-Fed Bancorp Stock Fund prior to the conversion and offering will be converted into new shares of common stock of Kaiser Federal Financial Group, Inc., in accordance with the exchange ratio.

Kaiser Federal Financial Group Stock Fund (New Employer Stock Fund). In connection with the stock offering, you may, in the manner described earlier, elect to invest all or a portion of your Plan account in the Kaiser Federal Financial Group Stock Fund as a one-time special election. Subsequent to the stock offering, you may elect to invest all or a portion of your contributions in the Kaiser Federal Financial Group Stock Fund; you may also elect to transfer into the Kaiser Federal Financial Group Stock Fund all or a portion of your accounts currently invested in other funds under the Plan. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Kaiser Federal Financial Group Stock Fund to purchase additional shares of common stock of Kaiser Federal Financial Group, Inc. It is expected that all purchases will be made at prevailing market prices. Performance of the Kaiser Federal Financial Group Stock Fund depends on a number of factors, including the financial condition and profitability of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank, and the market conditions for shares of Kaiser Federal Financial Group, Inc. common stock generally. Investment in the Kaiser Federal Financial Group Stock Fund involves special risks common to investments in the shares of common stock of Kaiser Federal Financial Group, Inc.

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For a discussion of material risks you should consider, see “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or stock investment, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian. The trustee of the Plan is Principal Trust Company. Principal Trust Company serves as trustee for all the investments funds under the Plan, including during the offering period for Kaiser Federal Financial Group, Inc. common stock. Following the offering period, Principal Trust Company will also serve as the trustee of the Kaiser Federal Financial Group Stock Fund.

Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator. The address of the Plan administrator is Kaiser Federal Bank, Attention: Mary Templin, Human Resources/Benefits Administrator, 1359 North Grand Avenue, Covina, California 91724, telephone number (626) 339-9663, ext. 1252. The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

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Amendment and Termination

It is the intention of Kaiser Federal Bank to continue the Plan indefinitely. Nevertheless, Kaiser Federal Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Kaiser Federal Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Kaiser Federal Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Kaiser Federal Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or severance from employment, or after the participant attains age 59½, and consists of the balance credited to the participant under the Plan and all other profit sharing plans, if any, maintained by Kaiser Federal Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Kaiser Federal Bank, which is included in the distribution.

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Kaiser Federal Financial Group, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Kaiser Federal Financial Group, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Kaiser Federal Financial Group, Inc. common stock, that is, the excess of the value of Kaiser Federal Financial Group, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Kaiser Federal Financial Group, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Kaiser Federal Financial Group, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Kaiser Federal Financial Group, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Kaiser Federal Financial Group, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Kaiser Federal Financial Group, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in the Kaiser Federal Financial Group Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the K-Fed Bancorp Stock Fund and Kaiser Federal Financial Group Stock Fund from that investment into other investment alternatives under the Plan. You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the Plan are available to you if you decide to diversify out of either the K-Fed Bancorp Stock Fund or the Kaiser Federal Financial Group Stock Fund.

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The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries. The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Kaiser Federal Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan (other than amounts invested in the K-Fed Bancorp Stock Fund) in Kaiser Federal Financial Group, Inc. common stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Kaiser Federal Financial Group, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Kaiser Federal Financial Group, Inc., the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Kaiser Federal Financial Group, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Kaiser Federal Financial Group Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Kaiser Federal Financial Group, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

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In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Kaiser Federal Financial Group, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Kaiser Federal Financial Group, Inc.’s common stock resulting from non-exempt purchases and sales of Kaiser Federal Financial Group, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan (if applicable) for six months following such distribution and are prohibited from directing additional purchases of shares within the Kaiser Federal Financial Group Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at June 30, 2010, is available upon written request to the Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm is acting as special counsel to Kaiser Federal Bank and Kaiser Federal Financial Group, Inc. in connection with Kaiser Federal Financial Group, Inc.’s stock offering.

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SUBSCRIPTION AND COMMUNITY
OFFERING PROSPECTUS

(Proposed Holding Company for Kaiser Federal Bank)
Up to 8,625,000 Shares of Common Stock
(Subject to increase to up to 9,918,750 shares)

Kaiser Federal Financial Group, Inc., a Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of K-Fed Mutual Holding Company from the mutual to the stock form of organization. The shares of common stock we are offering represent the 66.7% ownership interest in K-Fed Bancorp currently owned by K-Fed Mutual Holding Company.  K-Fed Bancorp’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “KFED.”  We expect that Kaiser Federal Financial Group, Inc.’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “KFFG.”

We are offering the shares of common stock to eligible depositors of Kaiser Federal Bank in a “subscription offering.”  Depositors of Kaiser Federal Bank with aggregate account balances of at least $50 as of the close of business on March 31, 2009 will have first priority rights to buy our shares of common stock.  Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering.” We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a “syndicated community offering.” Keefe, Bruyette & Woods, Inc. will serve as sole book-running manager for the syndicated community offering.

We are offering up to 8,625,000 shares of common stock for sale on a best efforts basis.  We may sell up to 9,918,750 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting purchasers.  In addition to the shares we are selling in the offering, we also will simultaneously issue up to 4,310,140 shares of common stock to existing public stockholders of K-Fed Bancorp in exchange for their existing shares.  The number of shares to be issued in the exchange may be increased to up to 4,956,661 shares of common stock, if we sell 9,918,750 shares of common stock in the offering.  We must sell a minimum of 6,375,000 shares in the offering and issue 3,185,756 shares in the exchange in order to complete the offering and the exchange of existing shares of common stock.  Completion of the conversion and offering is subject to the approval of the Office of Thrift Supervision, the stockholders of K-Fed Bancorp and the members of K-Fed Mutual Holding Company (depositors of Kaiser Federal Bank).

The minimum order is 25 shares.  The offering will expire at 2:00 p.m., Pacific Time, on October 29, 2010.  We may extend this expiration date without notice to you until December 13, 2010.  Once submitted, orders are irrevocable unless the offering is terminated or is extended, with Office of Thrift Supervision approval, beyond December 13, 2010, or the number of shares of common stock to be sold is increased to more than 9,918,750 shares or decreased to less than 6,375,000 shares.  If the offering is extended past December 13, 2010, or if the number of shares to be sold is increased to more than 9,918,750 shares or decreased to less than 6,375,000 shares, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order.  If you do not provide us with a written indication of your intent, your funds will be promptly returned to you, with interest. Funds received in the subscription and the community offering prior to the completion of the offering will be held in a segregated account at Kaiser Federal Bank and will earn interest at 0.25% per annum until the completion of the offering.

Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis in the subscription and community offerings.  Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	6,375,000	7,500,000	8,625,000	9,918,750
Gross offering proceeds	$63,750,000	$75,000,000	$86,250,000	$99,187,500
Estimated offering expenses, excluding selling agent commissions and expenses	$1,450,000	$1,450,000	$1,450,000	$1,450,000
Selling agent commissions and expenses (1)	$2,469,290	$2,878,790	$3,288,290	$3,759,215
Estimated net proceeds	$59,830,710	$70,671,210	$81,511,710	$93,978,285
Estimated net proceeds per share	$9.39	$9.42	$9.45	$9.47

(1)
The amounts shown assume that 40.0% of the shares are sold in the subscription and community offerings and the remaining 60.0% are sold in a syndicated community offering.  The amounts shown include: (i) selling commissions payable by us to Keefe, Bruyette & Woods, Inc. in connection with the subscription offering equal to 1.0% of the aggregate dollar amount of common stock sold in the subscription offering and community offering (net of insider purchases and shares purchased by our employee stock ownership plan), or approximately $336,028, at the adjusted maximum of the offering range; (ii) fees and selling commissions payable by us to Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. and any other broker-dealers participating in the syndicated community offering equal to 5.5% of the aggregate dollar amount of common stock sold in the syndicated community offering, 85% of which will be paid to Keefe, Bruyette & Woods, Inc. and 15% of which will be paid to Sterne, Agee & Leach, Inc., or approximately $3,423,187 at the adjusted maximum of the offering; and (iii) other expenses of the offering payable to Keefe, Bruyette & Woods, Inc. as selling agent estimated to be $80,000, which is included in the fixed offering expenses.  See “Pro Forma Data” and “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering used to determine the estimated offering expenses.  If all shares of common stock are sold in the syndicated community offering, the maximum selling agent commissions and expenses would be $3.5 million, $4.1 million, $4.7 million and $5.5 million at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 20.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

For assistance, please contact the Stock Information Center, toll-free, at (877) 860-2086.

The date of this prospectus is September 28, 2010.

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of K-Fed Bancorp common stock for shares of Kaiser Federal Financial Group, Inc. common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

The Companies

Kaiser Federal Financial Group, Inc.

Kaiser Federal Financial Group, Inc. is a Maryland corporation that will own all of the outstanding common stock of Kaiser Federal Bank upon completion of the conversion and the offering, and will be the successor to K-Fed Bancorp.

Kaiser Federal Financial Group, Inc.’s executive offices are located at 1359 North Grand Avenue, Covina, California 91724, and its telephone number at this address is (626) 339-9663.

K-Fed Mutual Holding Company

K-Fed Mutual Holding Company is the federally chartered mutual holding company of K-Fed Bancorp.  K-Fed Mutual Holding Company’s principal business activity is the ownership of 8,861,750 shares of common stock of K-Fed Bancorp, or 66.7% of the outstanding shares as of June 30, 2010.  Upon completion of the conversion and offering, K-Fed Mutual Holding Company will no longer exist.

K-Fed Mutual Holding Company’s executive offices are located at 1359 North Grand Avenue, Covina, California 91724, and its telephone number at this address is (626) 339-9663.

K-Fed Bancorp

K-Fed Bancorp is a federally chartered corporation that owns all of the outstanding common stock of Kaiser Federal Bank.  At June 30, 2010, K-Fed Bancorp had consolidated assets of $866.8 million, deposits of $630.7 million and stockholders’ equity of $94.7 million.  After the completion of the conversion and offering, K-Fed Bancorp will cease to exist, but will be succeeded by Kaiser Federal Financial Group, Inc., a Maryland corporation.  As of June 30, 2010, K-Fed Bancorp had 13,290,200 shares of common stock outstanding. As of that date, K-Fed Mutual Holding Company owned 8,861,750 shares of common stock of K-Fed Bancorp, representing 66.7% of the outstanding shares of common stock.  The remaining shares were owned by the public.

K-Fed Bancorp’s executive offices are located at 1359 North Grand Avenue, Covina, California 91724, and its telephone number at this address is (626) 339-9663.

Kaiser Federal Bank

Kaiser Federal Bank is a federally chartered savings bank headquartered in Covina, California. It was originally founded in 1953 as a credit union to serve the employees of the Kaiser Foundation Hospital in Los Angeles, California and converted to a federal mutual savings bank in 1999.  Our banking facilities are generally located in close proximity to Kaiser Permanente Medical Centers in Southern California.  Kaiser Federal Bank reorganized into the mutual holding company structure in 2003 and became the wholly owned subsidiary of K-Fed Bancorp. Kaiser Federal Bank conducts its business from three full-service banking offices and six financial service centers that provide the same services as a full service branch except they do not dispense or accept cash except through an on-site automated teller machine or ATM.  We currently have 57 ATMs.

Kaiser Federal Bank’s principal business activity consists of attracting retail deposits from the general public and originating primarily loans secured by first mortgages on owner-occupied, one-to-four family residences and multi-family residences located in its market area and, to a lesser extent, automobile and other consumer loans. Prior to 2007, Kaiser Federal Bank purchased, using its own underwriting standards, a significant amount of first mortgages on owner-occupied, one-to-four family residences secured by properties located throughout California.  These purchases were primarily funded with Federal Home Loan Bank borrowings.  Kaiser Federal Bank also originated commercial real estate loans, but made the strategic decision to cease such lending in January 2009 in light of the downturn in economic conditions.  Historically, Kaiser Federal Bank has not originated, or purchased, commercial business, commercial construction or residential construction loans and has no current plans to do so.

Kaiser Federal Bank offers a variety of deposit accounts, including savings accounts, money market accounts, demand deposit accounts, individual retirement accounts and certificate of deposit accounts with varied terms ranging from 90 days to five years, and emphasizes personal and efficient service for its customers. See “Business of Kaiser Federal Bank—General.”

Kaiser Federal Bank is subject to regulation and examination by the Office of Thrift Supervision.

Kaiser Federal Bank’s executive offices are located at 1359 North Grand Avenue, Covina, California 91724, and its telephone number at this address is (626) 339-9663.  Its website address is www.k-fed.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Business Strategy

Our goal is to promote the financial well being of our customers and the communities we serve, through the delivery of high quality financial services and prudent management.  We seek to accomplish this goal by:

●	continuing our emphasis on maintaining cost efficiencies by utilizing internet banking, and maintaining easily accessible financial service centers and ATMs;

●
expanding our branch network through leasing new branch/financial service center facilities or by acquiring branches from other financial institutions in close proximity to Kaiser Permanente Medical Centers in Southern California and surrounding communities.  We have no current understandings or agreements for the establishment of any new branches/financial service centers;

●	reducing our non-performing assets by devoting additional personnel to collection efforts;

●
capitalizing on our customer relationships by expanding such relationships through internet banking and on-line bill payment services and developing new customer relationships to increase our core deposits;

●	increasing our origination of multi-family residential lending while maintaining a moderate growth of one-to-four family residential real estate loans and consumer loans; and

●
expanding our market presence through acquisitions of other financial institutions, including Federal Deposit Insurance Corporation-assisted acquisitions, primarily in Southern California.  We have no current understandings or agreements for any specific acquisition.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview and Business Strategy” for a more complete discussion of our business strategy.

Our Current Organizational Structure

In March 2004, K-Fed Bancorp completed a minority stock offering by selling 39.09% of its shares of common stock to depositors of Kaiser Federal Bank.  The majority of the outstanding shares of common stock of K-Fed Bancorp are owned by K-Fed Mutual Holding Company, which is a mutual holding company with no stockholders. K-Fed Bancorp owns 100% of the outstanding shares of common stock of Kaiser Federal Bank.

Pursuant to the terms of K-Fed Mutual Holding Company’s plan of conversion and reorganization, K-Fed Mutual Holding Company will convert from the mutual holding company to the stock holding company corporate structure.  As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and a syndicated community offering the majority ownership interest in K-Fed Bancorp that is currently held by K-Fed Mutual Holding Company.  Upon the completion of the conversion and offering, K-Fed Mutual Holding Company and K-Fed Bancorp will cease to exist, and we will complete the transition of our organization from being partially owned by public stockholders to being fully owned by public stockholders.  Upon completion of the conversion, public stockholders of K-Fed Bancorp will receive shares of common stock of Kaiser Federal Financial Group, Inc. in exchange for their shares of K-Fed Bancorp, excluding fractional shares which will be paid in cash.

The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Our Market Area

Our success depends primarily on the general economic conditions in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, as nearly all of our loans are to customers in this market area.

Our historical focus has allowed us to capitalize on the convenience of our banking locations to provide Kaiser Permanente employees and their family members with our financial services and products and enabling them to select Kaiser Federal Bank as their primary financial institution by, for example, the direct deposit of their bi-weekly or monthly paychecks.  Our three branch offices and six financial service centers are located in close proximity to Kaiser Permanente medical centers, making Kaiser Federal Bank an attractive choice.  Financial service centers provide all the services of a branch office but do not accept or dispense cash except through an on-site ATM. Most of our ATMs are strategically located at or near Kaiser Permanente facilities. By utilizing a “cashless” branch we are able to reduce personnel costs at the branch and improve our efficiency in the delivery of financial services while at the same time, building and maintaining relationships with our customers. We intend to expand our deposit base by building upon our base of Kaiser Permanente employees and our presence in the communities we serve.

See “Business of Kaiser Federal Bank—Market Area” for information with respect to the markets in which we operate.

Reasons for the Conversion and Offering

Our Board of Directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to enhance our capital position and support future growth. Completing the conversion and offering is necessary for us to execute our business strategy. We believe that our conversion to a fully public company and the increased capital resources that will result from the sale of our shares of common stock will provide us with the flexibility to:

●	eliminate the uncertainties associated with the mutual holding company structure under the recently enacted financial reform legislation;

●	support internal growth through increased lending and deposit gathering in the communities we serve;

●	improve the liquidity of our shares of common stock and implement more flexible capital management strategies;

●
lease new branch/financial service center facilities or acquire branches from other financial institutions, although we do not currently have any understandings or agreements regarding any specific branch; and

●
finance the acquisition of financial institutions, including FDIC-assisted transactions, or other financial service companies primarily in Southern California, although we do not currently have any understandings or agreements regarding any specific acquisition transaction.

Terms of the Conversion and Offering

Pursuant to K-Fed Mutual Holding Company’s plan of conversion and reorganization, our organization will convert from a partially public to a fully public holding company structure.  In connection with the conversion, we are selling shares that represent the 66.7% ownership interest in K-Fed Bancorp currently held by K-Fed Mutual Holding Company.

We are offering between 6,375,000 and 8,625,000 shares of common stock to eligible depositors of Kaiser Federal Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, to residents of the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, to our existing public stockholders and to the general public in a community offering and, if necessary, a syndicated community offering.  The number of shares of common stock to be sold may be increased to up to 9,918,750 shares as a result of demand for the shares of common stock in the offering or changes in market conditions.  Unless the number of shares of common stock to be offered is increased to more than 9,918,750 shares or decreased to fewer than 6,375,000 shares, or the offering is extended beyond December 13, 2010, subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the offering is extended past December 13, 2010, or if the number of shares to be sold is increased to more than 9,918,750 shares or decreased to less than 6,375,000 shares, subscribers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the subscriber’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  Keefe, Bruyette & Woods, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock.  Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares of common stock in the offering.

As a final step in the conversion, the plan of conversion and reorganization provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering.  Keefe, Bruyette & Woods, Inc. will act as sole book-running manager and Sterne, Agee & Leach, Inc. will act as co-manager.  Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. as agents of Kaiser Federal Financial Group, Inc. may seek to form a syndicate of registered broker-dealers to assist in the sale of the common stock on a best efforts basis in the syndicated community offering.   We may begin the syndicated community offering at any time following the commencement of the subscription offering.  We, in our sole discretion, have the right to reject orders, in whole or in part, received in the syndicated community offering.  Neither Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering and the exchange ratio are based on an independent appraisal of the estimated market value of Kaiser Federal Financial Group, Inc., assuming the conversion, exchange and offering are completed.  RP Financial, LC., our independent appraiser, has estimated that, as of August 6, 2010, this market value was $112.5 million.  Based on Office of Thrift Supervision regulations, this market value forms the midpoint of a valuation range with a minimum of $95.6 million and a maximum of $129.4 million.  Based on this valuation and the valuation range, the 66.7% ownership interest of K-Fed Mutual Holding Company in K-Fed Bancorp being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Kaiser Federal Financial Group, Inc. will range from 6,375,000 shares to 8,625,000 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.  The exchange ratio will range from 0.7194 shares at the minimum of the offering range to 0.9733 at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of K-Fed Bancorp (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares).  If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $148.8 million, an offering of 9,918,750 shares of common stock and an exchange ratio of 1.1193.

The independent appraisal is based in part on K-Fed Bancorp’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings banks and thrift holding companies that RP Financial, LC. considers comparable to K-Fed Bancorp.  The appraisal peer group consists of the following companies.  Asset size is as of March 31, 2010 or June 30, 2010, as indicated.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets
				(in millions)
Parkvale Financial Corp.	PVSA	Nasdaq	Monroeville, PA	$1,842	(1)
BankFinancial Corp.	BFIN	Nasdaq	Burr Ridge, IL	1,566	(1)
United Financial Bancorp	UBNK	Nasdaq	W. Springfield, MA	1,545	(1)
Pulaski Financial Corp.	PULB	Nasdaq	St. Louis, MO	1,401	(2)
BofI Holding, Inc.	BOFI	Nasdaq	San Diego, CA	1,388	(1)
Abington Bancorp, Inc.	ABBC	Nasdaq	Jenkintown, PA	1,268	(1)
First PacTrust Bancorp	FPTB	Nasdaq	Chula Vista, CA	904	(2)
Home Federal Bancorp, Inc.	HOME	Nasdaq	Nampa, ID	869	(1)
Fidelity Bancorp, Inc.	FSBI	Nasdaq	Pittsburgh, PA	708	(1)
Hampden Bancorp, Inc.	HBNK	Nasdaq	Springfield, MA	578	(2)

(1)	As of June 30, 2010.
(2)	As of March 31, 2010.

The following table presents a summary of selected pricing ratios for the peer group companies and Kaiser Federal Financial Group, Inc. (on a pro forma basis) based on earnings and other information as of and for the twelve months ended June 30, 2010 for Kaiser Federal Financial Group, Inc., and either March 31, 2010 or June 30, 2010 for the peer group, as reflected in the appraisal report.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 10.2% on a price-to-book value basis, a discount of 12.4% on a price-to-tangible book value basis and a premium of 44.2% on a price-to-earnings basis.

	Price-to-earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Kaiser Federal Financial Group, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	42.25	x	83.19%	85.11%
Maximum	37.02	x	77.28%	79.18%
Midpoint	32.41	x	71.28%	73.15%
Minimum	27.73	x	64.52%	66.31%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	22.47	x(1)	79.35%	83.41%
Medians	23.13	x(1)	78.73%	83.50%

(1)	Only four out of a total of 10 peer group companies had meaningful earnings multiples.

The independent appraisal does not indicate market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

After-Market Stock Price Performance of Second-Step Conversion Offerings Provided by Independent Appraiser

The following table presents after-market stock price performance information for all second-step conversions completed between January 1, 2009 and August 6, 2010.  None of these companies were included in the group of 10 comparable public companies utilized in RP Financial, LC.’s valuation analysis.

	Conversion Completion Date		Percentage Price Appreciation From Initial Trading Date
Company Name and Ticker Symbol		Exchange	One Day	One Week	One Month	Through August 6, 2010

Second Step Conversion
Jacksonville Bancorp, Inc. (JXSB)	7/15/10	Nasdaq	6.5%	5.8%	N/A	3.0%
Colonial Financial Services, Inc. (COBK)	7/13/10	Nasdaq	0.5%	(3.5)%	N/A	(3.5)%
Viewpoint Financial Group, Inc. (VPFG)	7/7/10	Nasdaq	(5.0)%	(4.5)%	(3.0)%	(3.0)%
Oneida Financial Corp. (ONFC)	7/7/10	Nasdaq	(6.3)%	(6.3)%	(1.3)%	(1.3)%
Fox Chase Bancorp, Inc. (FXCB)	6/29/10	Nasdaq	(4.1)%	(4.0)%	(3.2)%	(3.6)%
Oritani Financial Corp. (ORIT)	6/24/10	Nasdaq	(3.1)%	(1.4)%	(0.9)%	(0.3)%
Eagle Bancorp Montana, Inc. (EBMT)	4/5/10	Nasdaq	5.5%	6.5%	4.1%	(3.5)%
Ocean Shore Holding Co. (OSHC)	12/21/09	Nasdaq	7.5%	12.3%	13.1%	36.5%
Northwest Bancshares, Inc. (NWBI)	12/18/09	Nasdaq	13.5%	13.0%	14.0%	15.7%

Average			1.7%	2.0%	3.3%	4.4%
Median			0.5%	(1.4)%	(0.9)%	(1.3)%

Stock price performance is affected by many factors, including, but not limited to:  general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area.  None of the companies listed in the table above are exactly similar to Kaiser Federal Financial Group, Inc., the pricing ratios for their stock offerings may have been different from the pricing ratios for Kaiser Federal Financial Group, Inc. shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions.  Furthermore, this table presents only short-term performance with respect to companies that recently completed their second-step conversions and may not be indicative of the longer-term stock price performance of these companies.  The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $10.00 per share, as the stock prices of many second-step conversions have decreased below the initial offering price.  Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 20.

The Exchange of Existing Shares of K-Fed Bancorp Common Stock

If you are currently a stockholder of K-Fed Bancorp, your shares will be canceled at the completion of the conversion and will become the right to receive shares of common stock of Kaiser Federal Financial Group, Inc.  The number of shares of common stock you receive will be based on the exchange ratio, which will depend upon our final appraised value.  The following table shows how the exchange ratio will adjust, based on the valuation of Kaiser Federal Financial Group, Inc. and the number of shares of common stock issued in the offering.  The table also shows the number of shares of Kaiser Federal Financial Group, Inc. common stock a hypothetical owner of K-Fed Bancorp common stock would receive in exchange for 100 shares of K-Fed Bancorp common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of Kaiser Federal Financial Group, Inc. to be Issued for Shares of K-Fed Bancorp		Total Shares of Common Stock to be Issued in Conversion and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price (1)	Equivalent Pro Forma Book Value Per Exchanged Share (2)	New Shares to be Received for 100 Existing Shares
	Amount	Percent	Amount	Percent

Minimum	6,375,000	66.7%	3,185,756	33.3%	9,560,756	0.7194	$7.19	$11.15	71
Midpoint	7,500,000	66.7	3,747,948	33.3	11,247,948	0.8463	8.46	11.87	84
Maximum	8,625,000	66.7	4,310,140	33.3	12,935,140	0.9733	9.73	12.59	97
15% above Maximum	9,918,750	66.7	4,956,661	33.3	14,875,411	1.1193	11.19	13.45	111

(1)
Represents the value of shares of Kaiser Federal Financial Group, Inc. common stock to be received in the conversion by a holder of one share of K-Fed Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.

(2)	Represents the pro forma book value per share at each level of the offering range multiplied by the respective exchange ratio.

If you own shares of K-Fed Bancorp common stock in a brokerage account in “street name,” your shares will be automatically exchanged, and you do not need to take any action to exchange your shares of common stock.  If you own shares in the form of K-Fed Bancorp stock certificates, within five business days of the completion of the conversion, our exchange agent will mail to you a statement reflecting your ownership of shares of common stock issued in the exchange. New certificates of Kaiser Federal Financial Group, Inc. common stock will not be issued.  Your existing K-Fed Bancorp stock certificates will be void following completion of the conversion.

No fractional shares of Kaiser Federal Financial Group, Inc. common stock will be issued to any stockholder of K-Fed Bancorp.  For each fractional share that otherwise would be issued, Kaiser Federal Financial Group, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share subscription price.  Treasury stock of K-Fed Bancorp will be cancelled and will not be a part of the exchange.

Outstanding options to purchase shares of K-Fed Bancorp common stock also will convert into and become options to purchase new shares of Kaiser Federal Financial Group, Inc. common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion.  At June 30, 2010, there were 454,400 outstanding options to purchase shares of K-Fed Bancorp common stock, 306,400 of which have vested. Such outstanding options will be converted into options to purchase 326,895 shares of common stock at the minimum of the offering range and 442,268 shares of common stock at the maximum of the offering range.  Because Office of Thrift Supervision regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion.  If all existing options were exercised for authorized, but unissued shares of common stock following the conversion, stockholders would experience dilution of approximately 3.31% at both the minimum and the maximum of the offering range.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in Kaiser Federal Bank, use a portion of the proceeds for a loan to fund our employee stock ownership plan in order to fund its purchase of our shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering.  Therefore, assuming we sell 7,500,000 shares of common stock in the stock offering, and we have net proceeds of $70.7 million, we intend to invest $35.3 million in Kaiser Federal Bank, loan $4.5 million to our employee stock ownership plan to fund its purchase of our shares of common stock and retain the remaining $30.8 million of the net proceeds.

We may use the funds we retain for investments, to pay cash dividends, to repurchase shares of common stock, to acquire other financial institutions and for other general corporate purposes.  Kaiser Federal Bank expects to use part of the proceeds it receives from us to repay a $20 million Federal Home Loan Bank of San Francisco borrowing that matures on November 29, 2010 and has a fixed rate of interest of 4.77%, to expand its branch network or to acquire other financial institutions, including FDIC-assisted transactions, or other financial services companies primarily in Southern California as opportunities arise, to support increased lending and other products and services and for other general corporate purposes. We do not currently have any agreements or understandings regarding any specific acquisition or branch purchase.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at Kaiser Federal Bank with aggregate balances of at least $50 at the close of business on March 31, 2009.

(ii)
Second, to our tax-qualified employee benefit plans (including Kaiser Federal Bank’s employee stock ownership plan and 401(k) plan), which will receive, without payment therefore, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 6% of the shares of common stock sold in the stock offering.

(iii)	Third, to depositors with accounts at Kaiser Federal Bank with aggregate balances of at least $50 at the close of business on June 30, 2010.

(iv)	Fourth, to depositors of Kaiser Federal Bank at the close of business on September 24, 2010.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, and then to K-Fed Bancorp’s public stockholders as of September 24, 2010.  The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time.  Any shares of common stock not purchased in the subscription offering or the community offering will be offered for sale through a “syndicated community offering” with Keefe, Bruyette & Woods, Inc. acting as sole book-running manager and Sterne, Agee & Leach, Inc. acting as co-manager, which is also being conducted on a best efforts basis.

We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering.  Any determination to accept or reject stock orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  Shares will be allocated first to categories in the subscription offering.  A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

If you are not currently a K-Fed Bancorp stockholder –

No person exercising subscription rights through one or more similarly titled individual deposit accounts, and no group of persons exercising subscription rights through one deposit account may purchase more than five percent (5%) of the common stock sold in the offering.  At the midpoint of the offering range this would be $3.8 million or 375,000 shares of common stock.  If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when aggregated with your purchases, cannot exceed five percent (5%) of the common stock sold in the offering:

●	your spouse or relatives of you or your spouse living in your house;

●	companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

●	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of five percent (5%) of the common stock sold in the offering in all categories of the offering combined.

See the detailed description of the purchase limitations in the section of this prospectus entitled “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

If you are currently a K-Fed Bancorp stockholder –

In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan.  Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of K-Fed Bancorp common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion.

Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

●	personal check, bank check or money order made payable directly to Kaiser Federal Financial Group, Inc.; or

●	authorizing us to withdraw funds without penalty from the types of Kaiser Federal Bank deposit accounts designated on the stock order form.

Kaiser Federal Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use a Kaiser Federal Bank line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash or wire transfers.  You may not designate withdrawal from Kaiser Federal Bank’s accounts with check-writing privileges.  You may not authorize direct withdrawal from a Kaiser Federal Bank retirement account.  See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form (copies or facsimiles are not acceptable), together with full payment payable to Kaiser Federal Financial Group, Inc. or authorization to withdraw funds from one or more of your Kaiser Federal Bank deposit accounts, provided that the stock order form is received before 2:00 p.m., Pacific Time, on October 29, 2010, which is the end of the offering period.  You may submit your stock order form and payment by mail using the stock order reply envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the stock order form.  You may hand-deliver stock order forms to Kaiser Federal Bank’s main office, located at 1359 North Grand Avenue, Covina, California.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our branch offices.  Please do not mail stock order forms to Kaiser Federal Bank.  Once tendered, a stock order form cannot be modified or revoked without our consent.

Please see “The Conversion and Offering— Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the stock offering.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA.  If you wish to use some or all of the funds in your Kaiser Federal Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the October 29, 2010 offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at Kaiser Federal Bank or elsewhere.  Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares—Payment for Shares” and “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 12,100 shares of common stock in the offering, representing 0.2% of shares to be sold at the minimum of the offering range.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 472,080 shares of common stock, or 4.9% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for new shares of Kaiser Federal Financial Group, Inc.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of our shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offering

The deadline for purchasing shares of common stock in the subscription and community offering is 2:00 p.m., Pacific Time, on October 29, 2010, unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Pacific Time, on October 29, 2010, whether or not we have been able to locate each person entitled to subscription rights.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF OCTOBER 29, 2010 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO OCTOBER 29, 2010 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO OCTOBER 29, 2010.

See “The Conversion and Offering— Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.  On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

Delivery of Stock Certificates

A statement reflecting ownership of shares of common stock issued in the subscription and community offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the conversion and offering.  All shares of Kaiser Federal Financial Group, Inc. common stock being sold will be in book entry form and paper stock certificates will not be issued.  Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.  If you are currently a stockholder of K-Fed Bancorp, see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

●
The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of K-Fed Mutual Holding Company (depositors of Kaiser Federal Bank) as of September 24, 2010;

●
The plan of conversion and reorganization is approved by at least two-thirds of the outstanding shares of common stock of K-Fed Bancorp as of September 24, 2010, including shares held by K-Fed Mutual Holding Company;

●
The plan of conversion and reorganization is approved by at least a majority of the outstanding shares of common stock of K-Fed Bancorp as of September 24, 2010, excluding those shares held by K-Fed Mutual Holding Company;

●	We sell at least the minimum number of shares of common stock offered; and

●
We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

K-Fed Mutual Holding Company intends to vote its ownership interest in favor of the plan of conversion and reorganization.  At September 24, 2010, K-Fed Mutual Holding Company owned 66.7% of the outstanding shares of common stock of K-Fed Bancorp.  The directors and executive officers of K-Fed Bancorp and their affiliates beneficially owned 639,402 shares of K-Fed Bancorp (including exercisable options), or 4.8% of the outstanding shares of common stock and 14.4% of the outstanding shares of common stock, excluding shares owned by K-Fed Mutual Holding Company. They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 6,375,000 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range.

Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond December 13, 2010, so long as we resolicit subscriptions that we have previously received in the offering; and/or

(iii)	increase the purchase of shares by the employee stock ownership plan.

If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering.  If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 9,918,750 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $95.6 million or above $148.8 million, then, after consulting with the Office of Thrift Supervision, we may:

●	terminate the stock offering and promptly return all funds;

●	set a new offering range; or

●	take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

If we set a new offering range, we will notify you and subscribers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the subscriber’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of K-Fed Mutual Holding Company that is being called to vote upon the conversion, and at any time after member approval with the approval of the Office of Thrift Supervision.  If we terminate the offering, we will promptly return your funds with interest at 0.25% per annum and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees, to purchase up to 6% of the shares of common stock we sell in the offering.  These shares, when combined with shares owned by our existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion.  If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 6% of the shares of common stock sold in the offering.  This would reduce the number of shares available for allocation to eligible account holders.  We plan to enter into employment agreements with each of our executive officers following the completion of the conversion and offering.  For further information, see “Management—Benefits to Be Considered Following Completion of the Conversion—Employment Agreements.”

Office of Thrift Supervision regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion.  Our current intention is to implement one or more new stock-based incentive plans no earlier than twelve months after completion of the conversion.  Stockholder approval of these plans would be required.  If implemented within 12 months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares up to 4% of the shares of common stock sold in the offering (reduced by amounts purchased in this stock offering by our 401(k) plan using its purchase priority in the stock offering) for awards of restricted stock to key employees and directors, at no cost to the recipients.  If implemented within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares up to 10% of the shares of common stock sold in the offering for issuance pursuant to grants of stock options to key employees and directors.  The total grants available under the stock-based benefit plans are subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect shares of common stock or stock options previously granted by K-Fed Bancorp or Kaiser Federal Bank.  Current Office of Thrift Supervision policy would require the aggregate amount of outstanding restricted stock (including prior grants) to be 4% or less of our total outstanding shares following the conversion and outstanding stock options (including prior grants) to be 10% or less of our total outstanding shares following the conversion.  If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentage limitations set forth above.  We have not yet determined the number of shares that would be reserved for issuance under these plans.  For a description of our current stock-based benefit plans, see “Management—Executive Compensation—Benefit Plans—Stock Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to not more than 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options.  The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.

	Number of Shares to be Granted or Purchased			Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans
			As a Percentage of Common Stock to be Sold in the Offering		Value of Grants (1)
					At Minimum of Offering Range	At Adjusted Maximum of Offering Range
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range

Employee stock ownership plan	382,500	595,125	6.0%	N/A (2)	$3,825,000	$5,951,250
Restricted stock awards	255,000	396,750	4.0	2.60%	2,550,000	3,967,500
Stock options	637,500	991,875	10.0	6.25%	1,243,125	1,934,156
Total	1,275,000	1,983,750	20.0%	8.54%	$7,618,125	$11,852,906

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at $1.95 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions:  a grant-date share price and option exercise price of $10.00; an expected option life of seven years; a dividend yield of 4.85%; a risk-free rate of return of 1.79%; and a volatility rate of 33.38% based on the volatility of K-Fed Bancorp common stock. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2004 Stock Option Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under our stock-based benefit plan or under extraordinary circumstances.  We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance for purposes of this test.

The following table presents information as of June 30, 2010 regarding our employee stock ownership plan, our 2004 Stock Option Plan, 2004 Recognition and Retention Plan and our proposed stock-based benefit plan.  The table below assumes that 12,935,140 shares are outstanding after the offering, which includes the sale of 8,625,000 shares in the offering at the maximum of the offering range and the issuance of shares in exchange for shares of K-Fed Bancorp using an exchange ratio of 0.9733.  It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Employees
Shares purchased in 2004 offering (1)		442,793	(2)	$4,427,931		3.42%
Shares to be purchased in this offering		517,500		5,175,000		4.00
Total employee stock ownership plan shares		960,293		$9,602,931		7.42%

Restricted Stock Awards:	Directors, Officers and Employees
2004 Recognition and Retention Plan (1)		221,397	(3)	$2,213,970	(4)	1.71%
New shares of restricted stock		345,000		3,450,000	(4)	2.67
Total shares of restricted stock		566,397		$5,663,970		4.38	% (5)

Stock Options:	Directors, Officers and Employees
2004 Stock Option Plan (1)		442,268	(6)	$862,421		3.42%
New stock options		862,500		1,681,875	(7)	6.67
Total stock options		1,304,768		$2,544,296		10.09	% (5)

Total of stock benefit plans		2,831,458		$17,811,197		21.89%

(1)	The number of shares indicated has been adjusted for the 0.9733 exchange ratio at the maximum of the offering range.
(2)	As of June 30, 2010, 276,746 of these shares, or 284,338 shares prior to adjustment for the exchange, have been allocated.
(3)
As of June 30, 2010, 163,729 of these shares, or 168,220 shares prior to adjustment for the exchange, have been awarded, and 141,343 shares, or 145,220 shares prior to adjustment for the exchange, have vested.

(4)
The value of restricted stock awards is determined based on their fair value as of the date grants are made.  For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)
The number of shares of restricted stock and stock options set forth in the table would exceed regulatory limits if a stock-based incentive plan was adopted within one year of the completion of the conversion.  Accordingly, the number of new shares of restricted stock and stock options set forth in the table would have to be reduced such that the aggregate amount of stock awards would be 4% or less of our outstanding shares and the aggregate amount of stock options would be 10% or less of our outstanding shares, unless we obtain a waiver from the Office of Thrift Supervision, or we implement the incentive plan after 12 months following the completion of the conversion.  Our current intention is to implement a new stock-based incentive plan no earlier than 12 months after completion of the conversion.

(6)
As of June 30, 2010, options to purchase 442,268 of these shares, or 454,400 shares prior to adjustment for the exchange, have been awarded, and options to purchase 99,817 of these shares, or 102,555 shares prior to adjustment for the exchange, remain available for future grants.

(7)
The weighted-average fair value of stock options has been estimated at $1.95 per option, adjusted for the exchange ratio, using the Black-Scholes option pricing model.  The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 4.85%; expected life, seven years; expected volatility, 33.38%; and risk-free rate of return, 1.79%.  The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

Market for Common Stock

Existing publicly held shares of K-Fed Bancorp’s common stock are quoted on the Nasdaq Global Market under the symbol “KFED.” Upon completion of the conversion, the shares of common stock of Kaiser Federal Financial Group, Inc. will replace the existing shares. We expect that Kaiser Federal Financial Group, Inc.’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “KFFG.” In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock.  K-Fed Bancorp currently has more than three market makers, including Keefe, Bruyette & Woods, Inc.  Persons purchasing shares of common stock in the offering may not be able to sell their shares at or above the $10.00 price per share.

Our Dividend Policy

We have paid quarterly cash dividends since the second quarter of fiscal 2005.  We currently pay a quarterly cash dividend of $0.11 per share, or $0.44 on an annualized basis.  After we complete the conversion, we intend to continue to pay cash dividends on a quarterly basis, although at a reduced level, the amount of which will be determined following completion of the conversion. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, the rate of tax on dividends, statutory and regulatory limitations, and general economic conditions.  We cannot assure you that we will not reduce or eliminate dividends in the future.

See “Selected Consolidated Financial and Other Data of K-Fed Bancorp and Subsidiary” and “Market for the Common Stock” for information regarding our historical dividend payments.

Tax Consequences

K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank and Kaiser Federal Financial Group, Inc. have received an opinion of counsel from Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to K-Fed Mutual Holding Company, K-Fed Bancorp (except for cash paid for fractional shares), Kaiser Federal Bank, Kaiser Federal Financial Group, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of K-Fed Bancorp.  Existing stockholders of K-Fed Bancorp who receive cash in lieu of fractional share interests in shares of Kaiser Federal Financial Group, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (877) 860-2086.  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Pacific Time.  The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.  An investment in our common stock is subject to risks inherent in our business.  Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included in this prospectus.  In addition to the risks and uncertainties described below, other risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and results of operations.  The value or market price of our common stock could decline due to any of these identified or other risks, and you could lose all or part of your investment.

Risks Related to Our Business

Further deterioration of economic conditions in our primary market of California, could seriously impair the value of our loan portfolio and adversely affect our results of operations.

All our real estate loans are secured by properties located in California.  Decreases in California real estate values beginning in 2008 and continuing through the present have adversely affected the value of properties collateralizing our loans.  As of June 30, 2010, 94.4% or $727.5 million of our loan portfolio consisted of loans secured by real estate.  As a result of the weak economy in California, our level of non-performing and delinquent loans has increased dramatically in recent periods.  At June 30, 2010, loans delinquent 90 days or more totaled $16.2 million, or 2.1% of total loans compared to $16.0 million, or 2.1% of total loans at March 31, 2010 and $6.2 million, or 0.8% of total loans at June 30, 2009.  At June 30, 2010, non-performing loans totaled $31.5 million, or 4.1% of total loans compared to $28.9 million, or 3.8% of total loans at March 31, 2010 and $8.9 million, or 1.2% of total loans at June 30, 2009.  In the event that we are required to foreclose on a property securing a mortgage loan or pursue other remedies in order to protect our investment, we may not recover funds in an amount equal to any remaining loan balance as a result of prevailing general economic or local conditions, real estate values and other factors associated with the ownership of real property.  As a result, the market value of the real estate or other collateral underlying the loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans. Consequently, we would sustain significant loan losses and potentially incur a higher provision for loan loss expense. Adverse changes in the economy may also have a negative effect on the ability of borrowers to make timely repayments of their loans, which could have an adverse impact on earnings.  See “Business of Kaiser Federal Bank— Market Area—Asset Quality.”

Our loan portfolio possesses increased risk due to our level of multi-family residential real estate, commercial real estate and consumer loans, which could increase our level of provision for loan losses.

Our outstanding multi-family residential real estate, commercial real estate and consumer loans accounted for 56.5% of our total loan portfolio as of June 30, 2010.  Generally, management considers these types of loans to involve a higher degree of risk compared to permanent first mortgage loans on one-to-four family, owner occupied residential properties.  These loans have higher risks than permanent loans secured by residential real estate for the following reasons:

●
Multi-Family Residential Real Estate Loans.  These loans are underwritten on the income producing potential of the property, financial strength of the borrower and any guarantors.  Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.  At June 30, 2010, 36.1% of our total loan portfolio consisted of multi-family loans, and we intend, subject to market conditions, to increase our origination of multi-family residential loans.  As a result of this recent change in our lending emphasis, a significant portion of our multi-family residential loans are relatively new or “unseasoned,” and have not been outstanding for a sufficient period of time to demonstrate performance and indicate the potential risks in the loan portfolio.

●
Commercial Real Estate Loans.  These loans are underwritten on the income producing potential of the property or the successful operation of the borrowers’ or tenants’ businesses, financial strength of the borrower and any guarantors.  Repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

●
Consumer Loans.  Collateralized consumer loans (such as automobile loans) are collateralized by assets that may not provide adequate source of repayment of the loan due to depreciation, damage or loss.  As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Management plans to continue its increased emphasis on higher yielding products such as multi-family residential real estate loans, while returning to a moderate growth of one-to-four family residential real estate loans. Many of our commercial and multi-family residential real estate loans are not fully amortizing and contain large balloon payments upon maturity. These balloon payments may require the borrower to either sell or refinance the underlying property in order to make the balloon payment. Further, commercial and multi-family residential real estate loans generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial and multi-family residential real estate loans or the valuation of underlying collateral, any resulting charge-offs may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios. As a result of the above factors, management may determine it necessary to increase the level of provision for loan losses. Increased provisions for loan losses could negatively affect our results of operations.

Our loan portfolio possesses increased risk due to its amount of nonconforming loans.

A significant portion of our one-to-four family residential loans are nonconforming to secondary market requirements, and are therefore, not saleable to Freddie Mac or Fannie Mae.  At June 30, 2010, about 17.0% of our one-to-four family residential loan portfolio consisted of loans that were considered nonconforming due to loan size.  Included in non-accrual loans at June 30, 2010 were two loans totaling $1.2 million that were nonconforming due to each loan’s principal amount.

As of June 30, 2010, we held in portfolio one-to-four family interest-only mortgage loans totaling $45.3 million or 5.9% of gross loans as compared to $59.7 million or 8.0% of gross loans at June 30, 2009. The interest rates on these loans are generally initially fixed for three, five, seven or ten year terms and then adjust in accordance with the terms of the loan to require payment of both principal and interest in order to amortize the loan for the remainder of the term.  At June 30, 2010, $16.8 million of these loans convert to fully-amortizing status within the next five years.  From February 2004 until February 2007, we originated or purchased interest-only loans on the basis that the loans were underwritten at the fully indexed and fully amortized rate.  During such period, we also purchased loans to borrowers who provided limited or no documentation of income, known as stated income loans.  A stated income loan is a loan where the borrower’s income source is not subject to verification through the application process, but the reasonableness of the stated income is verified through review of other sources, such as compensation surveys. At June 30, 2010, we had $75.2 million in stated income loans, or 9.8% of gross loans, as compared to $94.3 million, or 12.5% of gross loans at June 30, 2009. Included in our stated income loans at June 30, 2010 were $9.9 million in interest-only loans.  We have not purchased any one-to-four family loans since 2007.

Nonconforming one-to-four family residential loans are generally considered to have an increased risk of delinquency and foreclosure than conforming loans and may result in higher levels of provision for loan losses.  For example, if the interest rate adjustment results in the borrower being unable to make higher payments of both interest and principal or to refinance the loan, we would be required to initiate collection efforts including foreclosure in order to protect our investment.  The percentage of nonconforming loans that are either performing or less than 60 days delinquent at June 30, 2010 was 88.7% as compared to 95.2% at June 30, 2009.  Our nonconforming loan portfolio could be adversely affected should regional and national economic conditions deteriorate further. In addition, we may not recover funds in an amount equal to any remaining loan balance. Consequently, we could sustain loan losses and potentially incur a higher provision for loan losses.

High loan-to-value ratios on a portion of our residential mortgage loan portfolio expose us to greater risk of loss.

Many of our residential mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because of the decline in home values in our market areas.  Residential loans with high loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and, therefore, may experience a higher incidence of default and severity of losses.  In addition, if the borrowers sell their homes, such borrowers may be unable to repay their loans in full from the sale.  As a result, these loans may experience higher rates of delinquencies, defaults and losses.

If the allowance for loan losses is not sufficient to cover actual losses, our results of operations may be negatively affected.

In the event that loan customers do not repay their loans according to their terms and the collateral security for the payments of these loans is insufficient to pay any remaining loan balance, we may experience significant loan losses. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse affect on our financial condition and results of operations. Management makes various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of the borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of the loans. In determining the amount of the allowance for loans losses, management reviews the loan portfolio and historical loss and delinquency experience, as well as overall economic conditions and peer data. If management’s assumptions are incorrect, the allowance for loan losses may be insufficient to cover probable incurred losses in the loan portfolio, resulting in additions to the allowance.  The allowance for loan losses is also periodically reviewed by the Office of Thrift Supervision, who may disagree with the allowance and require us to increase such amount.  Additions to the allowance for loans losses would be made through increased provisions for loan losses and could negatively affect our results of operations. At June 30, 2010, our allowance for loan losses was $13.3 million, or 1.7% of total loans and 42.3% of non-performing loans as compared to $4.6 million, or 0.6% of total loans and 51.7% of non-performing loans at June 30, 2009.

If our non-performing assets continue to increase, our earnings will suffer.

At June 30, 2010, our non-performing assets totaled $32.8 million, which was an increase of $23.5 million or 250.4% over non-performing assets at June 30, 2009.  Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses.  From time to time, we also write down the value of properties in our real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our real estate owned. Further, the resolution of non-performing assets requires the active involvement of management, which can distract them from our overall supervision of operations and other income-producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly.

A major portion of our one-to-four family residential loan portfolio is serviced by third parties, which limits our ability to foreclose on such loans, and foreclosure is further limited by California law.

At June 30, 2010, $208.8 million or 62.2% of our one-to-four family residential loans were serviced by third parties.  Of this amount, $16.0 million or 7.7% percent were non-performing.  Our policy is to timely pursue our foreclosure rights to maximize our ability to obtain control of the property. However, our ability to implement this policy requires the timely cooperation of our third-party servicers.

When a loan goes into default, it is the responsibility of the third-party servicer to enforce the borrower’s obligation to repay the outstanding indebtedness.  In the event the borrower is unable to bring the loan current or a loan modification is not agreed to, the servicer is obligated to foreclose on the property on behalf of Kaiser Federal Bank.  Due to a number of factors, including the high rate of loan delinquencies, we believe that our servicers have not vigorously pursued collection efforts on our behalf.  We have attempted to exercise our rights under servicing agreements to have the loan servicing returned to us so that we can aggressively resolve the delinquency status of these loans. We have been unsuccessful in negotiating the transfer of these servicing rights to us and are currently pursuing legal action to obtain the transfer of these servicing rights.

In addition, the State of California recently enacted a law that places severe restrictions on the ability of a lender to foreclose on owner occupied real estate securing one-to-four family residential loans.  This law has added 90 days to the standard timeline for foreclosures of most owner occupied single family mortgages.  Other similar bills placing additional temporary moratoriums on foreclose sales otherwise modifying the foreclosure procedures to the benefit of borrowers and the detriment of lenders may be enacted by the United States Congress or the State of California in the future.

Delays in our ability to foreclose on property, whether caused by restrictions under state or federal law or the failure of a third party servicer to timely pursue foreclosure action, can increase our potential loss on such property, due to other factors such as lack of maintenance, unpaid property taxes and adverse changes in market conditions.  These delays may adversely affect our ability to limit our credit losses.

If property taken into real estate owned is not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced.

We obtain updated valuations in the form of appraisals and broker price opinions when a loan has been foreclosed and the property is transferred to real estate owned, and at certain other times during the asset’s holding period.  Our net book value in the loan at the time of foreclosure and thereafter is compared to the lower of adjusted cost basis or  updated market value of the foreclosed property less estimated selling costs (fair value).  A charge-off is recorded for any excess in the asset’s net book value over its fair value when the loan is transferred to real estate owned.  If our valuation determination is inaccurate, the fair value of our investments in real estate may not be sufficient to recover our net book value in such assets, resulting in the need for additional charge-offs.  Additional charge-offs to our investments in real estate could have an adverse effect on our financial condition and results of operations.

In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs.  Any increase in our charge-offs, as required by such regulators, may have an adverse effect on our financial condition and results of operations.

Our litigation related costs might continue to increase.

Kaiser Federal Bank is subject to a variety of legal proceedings that have arisen in the ordinary course of its business.  In the current economic environment, our involvement in litigation has increased significantly, primarily as a result of the increase in our non-performing assets.  In addition, we may incur additional litigation costs related to our seeking to terminate certain third-party loan servicers.  There can be no assurance that our loan workout and other activities will not result in increased litigation expense that may have a material adverse effect on our profitability.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of our senior management team.  Our strategy and operations are directed by the senior management team. Upon completion of the conversion and offering, our President and Chief Executive Officer and our four other executive officers will enter into employment agreements with Kaiser Federal Bank. Any loss of the services of the President and Chief Executive Officer or other members of the management team could impact our ability to implement our business strategy, and have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management– Benefits to Be Considered Following Completion of the Conversion—Employment Agreements.”

Strong competition in our primary market area may reduce our ability to attract and retain deposits and also may increase our cost of funds.

We operate in a very competitive market for the attraction of deposits, the primary source of our funding.  Historically, our most direct competition for deposits has come from credit unions, community banks, large commercial banks and thrift institutions within our primary market areas.  In recent years competition has also come from institutions that largely deliver their services over the internet.  Such competitors have the competitive advantage of lower infrastructure costs.  Particularly in times of extremely low or extremely high interest rates, we have faced significant competition for investors’ funds from short-term money market securities and other corporate and government securities.  During periods of regularly increasing interest rates, competition for interest bearing deposits increases as customers, particularly certificate of deposit customers, tend to move their accounts between competing businesses to obtain the highest rates in the market. As a result, Kaiser Federal Bank incurs a higher cost of funds in an effort to attract and retain customer deposits.  We strive to grow our lower cost deposits, such as non-interest bearing checking accounts, in order to reduce our cost of funds.

Strong competition in our primary market area may reduce our ability to originate loans and also decrease our yield on loans.

We are located in a competitive market that affects our ability to obtain loans through origination as well as originating them at rates that provide an attractive yield.  Competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions, nationally based homebuilders and credit unions.  Internet based lenders have also become a greater competitive factor in recent years.  Such competition for the origination of loans may limit future growth and earnings prospects.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates.  Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.  Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs.  Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the additional interest they could receive on an alternative investment.

If our investment in the Federal Home Loan Bank of San Francisco becomes impaired, our earnings and stockholders’ equity could decrease.

We are required to own common stock of the Federal Home Loan Bank of San Francisco to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program.  Our investment in Federal Home Loan Bank common stock as of June 30, 2010 was $12.2 million.  Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.

Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of San Francisco, could be substantially diminished or reduced to zero. Consequently, there is a risk that our investment in Federal Home Loan Bank of San Francisco common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

The United States economy remains weak and unemployment levels are high.  A prolonged recession, especially one affecting our geographic market area, will adversely affect our business and financial results.

The United States experienced a severe economic recession in 2008 and 2009, which effects have continued into 2010.  Recent growth has been slow and unemployment remains at very high levels and is not expected to improve in the near future.  Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial loans and home mortgages has declined and may continue to decline, increasing the risk that we would incur losses if borrowers default on their loans.  Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow funds than it has been in past years.

The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that non-performing assets as a percentage of assets for Federal Deposit Insurance Corporation-insured financial institutions rose to 3.43% as of March 31, 2010, compared to 0.95% as of December 31, 2007.  For the quarter ended March 31, 2010, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that return on average assets was 0.54% for Federal Deposit Insurance Corporation-insured financial institutions compared to 0.81% for the year ended December 31, 2007.  The NASDAQ Bank Index declined 36.9% between December 31, 2007 and June 30, 2010. At June 30, 2010, our non-performing assets as a percentage of total assets was 3.79%, and our return on average assets was 0.38% for the year ended June 30, 2010.

Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability.  Continued declines in both the volume of real estate sales and the sale price coupled with the current recession and the associated increase in unemployment may result in higher than expected loan delinquencies or problem assets, a decline in demand for our products and services, or lack of growth or a decrease in deposits.  These potential negative events may cause us to incur losses, adversely affect our capital, liquidity, financial condition and business operations.  These declines may have a greater affect on our earnings and capital than on the earnings and capital of financial institutions whose loan portfolios are more diversified.  Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, could adversely affect our stock performance.

Any future Federal Deposit Insurance Corporation insurance premiums and/or special assessments will adversely impact our earnings.

Due to the costs of resolving the increasing numbers of bank failures in 2008 and 2009, on May 22, 2009, the Federal Deposit Insurance Corporation, or FDIC, adopted a final rule levying a five basis point special insurance premium assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009.  We recorded an expense of $407,000 during the quarter ended June 30, 2009, to reflect the special assessment.  Any further special assessments that the FDIC levies will be recorded as an expense during the appropriate period.  In addition, the FDIC increased the general assessment rate and, therefore, our federal deposit general insurance premium expense will increase compared to prior periods.

The FDIC also issued a final rule pursuant to which all insured depository institutions were required to prepay on December 30, 2009 their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012.  The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 would be equal to the modified third quarter assessment rate plus an additional three basis points.  In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012.  We made a payment of $3.6 million to the FDIC on December 30, 2009, and recorded the payment as a prepaid expense, which will be amortized to expense over three years.

In the event that the special assessment and the prepayment do not provide sufficient funds for the FDIC to resolve future bank failures, the FDIC may require another special assessment or increase assessment rates for all FDIC insured institutions.  An increase in assessments will adversely affect our results of operations.

We may engage in FDIC-assisted transactions, which could present additional risks to our business.

We may have opportunities to acquire the assets and liabilities of failed banks in FDIC-assisted transactions, including transactions in Southern California.  Although these FDIC-assisted transactions typically provide for FDIC assistance to an acquirer to mitigate certain risks, such as sharing exposure to loan losses and providing indemnification against certain liabilities of the failed institution, we are (and would be in future transactions) subject to many of the same risks we would face in acquiring another bank in a negotiated transaction, including risks associated with maintaining customer relationships and failure to realize the anticipated acquisition benefits in the amounts and within the timeframes we expect.  In addition, because these acquisitions are structured in a manner that would not allow us the time and access to information normally associated with preparing for and evaluating a negotiated acquisition, we may face additional risks in FDIC-assisted transactions, including additional strain on management resources, management of problem loans, problems relating to integration of personnel and operating systems and impact to our capital resources requiring us to raise additional capital.  We may not be successful in overcoming these risks or any other problems encountered in connection with any FDIC-assisted transactions.  Our inability to overcome these risks could have a material adverse effect on our business, financial condition and results of operations.  Moreover, even though we may desire to participate in an FDIC-assisted transaction, we can offer no assurances that the FDIC would allow us to participate, or what the terms of such transaction might be or whether we would be successful in acquiring the bank or assets and/or deposits that we are seeking.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are currently subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulators govern the activities in which we may engage, primarily for the protection of depositors and the Deposit Insurance Fund.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed.  New financial reform legislation, entitled the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), has been enacted by Congress that will change the banking regulatory framework, create an independent consumer protection bureau that will assume the consumer protection responsibilities of the various federal banking agencies, and establish more stringent capital standards for banks and bank holding companies.  The legislation will also result in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies.  Any further changes in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums could have a material impact on our operations.  Because our business is highly regulated, the laws and applicable regulations are subject to frequent change.  Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Financial reform legislation recently enacted by Congress will, among other things, eliminate the Office of Thrift Supervision, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

Congress has recently enacted the Dodd-Frank Act, which will significantly change the current banking regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies.  The Dodd-Frank Act will eliminate our current primary federal regulator, the Office of Thrift Supervision, and require Kaiser Federal Bank to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorizes the Board of Governors of the Federal Reserve System to supervise and regulate all savings and loan holding companies like Kaiser Federal Financial Group, Inc., in addition to bank holding companies which it currently regulates.  As a result, the Federal Reserve Board’s current regulations applicable to bank holding companies, including holding company capital requirements, will apply to savings and loan holding companies like Kaiser Federal Financial Group, Inc.  These capital requirements are substantially similar to the capital requirements currently applicable to Kaiser Federal Bank, as described in “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”  The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions.  The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Kaiser Federal Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators, in Kaiser Federal Bank’s case, the Office of the Comptroller of the Currency.  The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The legislation also broadens the base for Federal Deposit Insurance Corporation insurance assessments. Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution.  The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2013.  Additionally, effective July 6, 2010, regulatory changes in overdraft and interchange fee restrictions may reduce our noninterest income.  The Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using a company’s proxy materials.  The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

It is difficult to predict at this time what effect the new legislation and implementing regulations will have on community banks, including the lending and credit practices of such banks.  Moreover, many of the provisions of the Dodd-Frank Act will not take effect for at least a year, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years.  Although the substance and scope of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations, particularly those relating to the new Consumer Financial Protection Bureau may curtail our revenue opportunities and increase our operating and compliance costs, and could require us to hold higher levels of regulatory capital and/or liquidity or otherwise adversely affect our business or financial results in the future.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts.  The Dodd-Frank Act and implementing regulations are likely to have a significant effect on the financial services industry, which are likely to increase operating costs and reduce profitability. In addition, there have been proposals made by members of Congress and others that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral.

The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards.  Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Legislative proposals limiting our rights as a creditor could result in credit losses or increased expense in pursuing our remedies as a creditor.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems.  Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers.  Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations.  Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us.  Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful.  In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data.  A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering.  In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price.  The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time.  After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Kaiser Federal Financial Group, Inc. and the outlook for the financial services industry in general.  Price fluctuations may be unrelated to the operating performance of particular companies.

Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

We intend to invest between $29.9 million and $40.8 million of the net proceeds of the offering (or $47.0 million at the adjusted maximum of the offering range) in Kaiser Federal Bank.  We may use the remaining net proceeds to invest in short-term investments, pay cash dividends, repurchase shares of common stock, acquire other financial institutions or for other general corporate purposes.  We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan.  Kaiser Federal Bank expects to use part of the proceeds it receives from us to repay a $20 million Federal Home Loan Bank of San Francisco borrowing that matures on November 29, 2010 and has a fixed rate of interest of 4.77%, to expand its branch network or to acquire other financial institutions, including FDIC-assisted transactions, or other financial services companies primarily in Southern California as opportunities arise, to support increased lending and other products and services and for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan and the repayment of outstanding borrowings from the Federal Home Loan Bank of San Francisco, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.  See “How We Intend to Use the Proceeds from the Offering.”

Our return on equity will be low following the stock offering.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Following the stock offering, we expect our consolidated equity to be between $148.2 million at the minimum of the offering range and $178.8 million at the adjusted maximum of the offering range. Based upon our income for the year ended June 30, 2010, and these pro forma equity levels, our return on equity would be 2.25% and 1.87% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by our continuing expenses of being a public company and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to remain low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans would increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the offering, subject to stockholder approval, which would increase our annual employee compensation and benefit expenses related to the stock options and shares granted to participants under our stock-based benefit plan.  The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time.  If the stock-based benefit plan is implemented within one year of the completion of the offering, the number of shares of common stock reserved for issuance for awards of restricted stock or grants of options under such stock-based benefit plan may not exceed 4% and 10%, respectively, of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by K-Fed Bancorp or Kaiser Federal Bank.  If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than one year after the completion of the offering, our costs would increase further.

In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients.  The expense in the first year of the employee stock ownership plan following the offering has been estimated to be approximately $496,000 ($292,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.  For further discussion of our proposed stock-based plans, see “Management—Benefits to Be Considered Following Completion of the Conversion—Stock Based Benefit Plans.”

The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock.  Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance.  While our intention is to fund this plan through open market purchases, stockholders would experience a 8.54% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering.  In the event we adopt the plan within one year following the conversion, shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under the stock-based benefit plan would be limited to 4% and 10%, respectively, of the total shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options or restricted stock previously granted by K-Fed Bancorp or Kaiser Federal Bank.  In the event we adopt the plan more than one year following the conversion, the plan would not be subject to these limitations.

Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

Our current intention is to adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.

If we adopt stock-based benefit plans more than one year following the completion of the stock offering, then grants of shares of common stock or stock options under our stock-based benefit plans may exceed 4% and 10%, respectively, of our total outstanding shares.  Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans would increase our expenses and reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.”  Although the implementation of the stock-based benefit plan would be subject to stockholder approval, the determination as to the timing of the implementation of such a plan would be at the discretion of our Board of Directors.

Various factors may make takeover attempts more difficult to achieve.

Our Board of Directors has no current intention to sell control of Kaiser Federal Financial Group, Inc. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Kaiser Federal Financial Group, Inc. without the consent of our Board of Directors.  You may want a takeover attempt to succeed because, for example, a potential acquirer could offer a premium over the then prevailing price of our common stock.  The factors that may discourage takeover attempts or make them more difficult include:

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Office of Thrift Supervision regulations.  Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings institution regulated by the Office of Thrift Supervision without the prior approval of the Office of Thrift Supervision.

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Articles of Incorporation of Kaiser Federal Financial Group, Inc. and statutory provisions. Provisions of the articles of incorporation and bylaws of Kaiser Federal Financial Group, Inc. and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders.  These provisions also would make it more difficult to remove our current Board of Directors or management, or to elect new directors.  Specifically, under our articles of incorporation, directors will be divided into three classes, and directors may only be removed for cause by the holders of a majority of our outstanding common stock entitled to vote on the matter.  In addition, under Maryland law, any person who acquires more than 10% of the common stock of Kaiser Federal Financial Group, Inc. without the prior approval of its Board of Directors would be prohibited from engaging in any type of business combination with Kaiser Federal Financial Group, Inc. for a five-year period. Any business combination after the five year prohibition would be subject to super-majority stockholder approval or minimum price requirements. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors.  Our articles of incorporation and bylaws provide that special meetings of stockholders can be called by our president, a majority of the whole Board of Directors, or by stockholders entitled to cast a majority of all votes entitled to vote at the meeting.  Our articles of incorporation provide that at least 80% of the total votes eligible to be voted are required to approve certain amendments to the articles of incorporation, as described in “Comparison of Stockholders’ Rights For Existing Stockholders of K-Fed Bancorp—Amendment of Governing Instruments.”  Our articles of incorporation permit our Board of Directors to evaluate all relevant factors in exercising its business judgment with respect to transactions that could result in a change in control.  Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the Board of Directors.

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Charter of Kaiser Federal Bank.  The charter of Kaiser Federal Bank will provide that for a period of five years from the closing of the conversion and stock offering, no person other than Kaiser Federal Financial Group, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Kaiser Federal Bank.  This provision does not apply to any tax-qualified employee benefit plan we establish, as well as other acquisitions specified in the charter.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

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Stock options and restricted stock.  We have previously granted to key employees and directors stock options and shares of restricted stock that will require payments to these persons in the event of a change in control of Kaiser Federal Financial Group, Inc.  We currently expect to issue additional stock options and shares of restricted stock following the conversion.  These payments may have the effect of increasing the costs of acquiring Kaiser Federal Financial Group, Inc., thereby discouraging future takeover attempts.

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Significant ownership by our directors, executive officers and stock benefit plans.  Following the conversion and stock offering, our directors, executive officers and stock benefit plans are expected to beneficially own in the aggregate approximately 10.2% of our shares of common stock to be outstanding based upon sales of shares at the minimum of the offering range.  The significant ownership percentage could make it more difficult to obtain the required vote for a takeover or merger that management opposes.

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Employment agreements.  Kaiser Federal Financial Group, Inc will implement employment agreements with each of its executive officers following the stock offering.  These agreements may have the effect of increasing the costs of acquiring Kaiser Federal Financial Group, Inc., thereby discouraging future takeover attempts.

See “Restrictions on Acquisition of Kaiser Federal Financial Group, Inc.”

There will be a decrease in stockholders’ rights for existing stockholders of K-Fed Bancorp.

As a result of the conversion, existing stockholders of K-Fed Bancorp will become stockholders of Kaiser Federal Financial Group, Inc. In addition to the provisions discussed above that may discourage takeover attempts that are favored by stockholders, some rights of stockholders of Kaiser Federal Financial Group, Inc. will be reduced compared to the rights stockholders currently have in K-Fed Bancorp.  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of Kaiser Federal Financial Group, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Kaiser Federal Financial Group, Inc. and its stockholders.  The articles of incorporation and bylaws of Kaiser Federal Financial Group, Inc. include the following provisions:

●	allowing the Board of Directors to change the authorized number of shares without stockholder approval;
●	the restriction on the payment of dividends under Maryland corporate law;
●	filling vacancies on the Board of Directors;
●	limitations on liability for directors and officers;
●	indemnification of directors, officers, employees and agents;
●	the calling of special meetings of stockholders;
●	greater lead time required for stockholders to submit proposals for new business or to nominate directors;
●	limitations on the right of a stockholder to examine the books and records of the company;
●	limitations on the voting rights of stockholders owning more than 10% of our voting shares;
●	restrictions on certain types of business combinations with interested stockholders;
●	consideration by the Board of Directors of certain factors when considering a change in control; and
●	approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation.

See “Comparison of Stockholders’ Rights For Existing Stockholders of K-Fed Bancorp” for a discussion of these differences.

You may not revoke your decision to purchase Kaiser Federal Financial Group, Inc. common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with a purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date.  Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering.  Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond December 13, 2010, or the number of shares to be sold in the offering is increased to more than 9,918,750 shares or decreased to fewer than 6,375,000 shares.

An active trading market for our common stock may not develop.

K-Fed Bancorp’s common stock is currently quoted on the Nasdaq Global Market.  Upon completion of the conversion, the common stock of Kaiser Federal Financial Group, Inc. will replace the existing shares.  An active public trading market for Kaiser Federal Financial Group, Inc.’s common stock may not develop or be sustained after this stock offering.  If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice, and the sale of a large number of shares at one time could depress the market price.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain depositors of Kaiser Federal Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value.  Whether subscription rights are considered to have ascertainable value is an inherently factual determination.  We have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., that such rights have no value.  Such opinion is not binding, however, on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF K-FED BANCORP AND SUBSIDIARY

The following tables set forth selected consolidated historical financial and other data of K-Fed Bancorp and its subsidiary for the periods and at the dates indicated.  The following is only a summary and you should read it in conjunction with the consolidated financial statements of K-Fed Bancorp and  related notes to the consolidated financial statements beginning on page F-1 of this prospectus.  The information at June 30, 2010 and 2009 and for the years ended June 30, 2010, 2009 and 2008 is derived in part from the audited consolidated financial statements that appear in this prospectus.  The information at June 30, 2008, 2007 and 2006 and for the years ended June 30, 2007 and 2006 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Selected Financial Condition Data:
Total assets	$866,802	$895,097	$849,291	$799,870	$739,114
Cash and cash equivalents	39,560	73,705	51,240	22,339	25,579
Interest earning time deposits in other financial institutions	19,267	25,508	—	7,363	9,010
Securities available-for-sale	2,290	4,236	8,539	13,579	11,289
Securities held-to-maturity	3,751	5,528	7,504	21,096	24,738
Federal Home Loan Bank stock	12,179	12,649	12,540	9,870	8,746
Loans receivable, net	757,985	746,875	742,191	699,143	634,093
Total deposits	630,694	566,193	495,058	494,128	463,454
Borrowings	137,000	207,004	235,019	210,016	179,948
State of California time deposit	—	25,000	25,000	—	—
Total stockholders’ equity	94,705	92,558	90,328	91,957	92,337

	For the years ended June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share data)
Selected Operating Data:
Total interest income	$45,014	$45,173	$45,238	$41,166	$35,821
Total interest expense	18,088	22,883	25,769	23,140	17,464
Net interest income	26,926	22,290	19,469	18,026	18,357
Provision for loan losses	9,867	2,586	962	529	652
Net interest income after provision for loan losses	17,059	19,704	18,507	17,497	17,705
Total noninterest income	4,689	4,549	4,320	4,259	3,426
Terminated stock offering costs	—	—	1,279	—	—
Noninterest expense	17,022	16,749	15,547	14,588	13,476
Total noninterest expense	17,022	16,749	16,826	14,588	13,476
Income before income tax expense	4,726	7,504	6,001	7,168	7,655
Income tax expense	1,386	2,755	2,133	2,504	2,726
Net income	$3,340	$4,749	$3,868	$4,664	$4,929
Basic earnings per share	$0.26	$0.36	$0.29	$0.34	$0.36
Diluted earnings per share	$0.26	$0.36	$0.29	$0.34	$0.36
Dividends per share	$0.44	$0.44	$0.42	$0.39	$0.28

	At or for the year ended June 30,
	2010	2009	2008	2007	2006

Selected Operating Ratios:
Return on assets (ratio of net income to average total assets)	0.38%	0.55%	0.47%	0.61%	0.68%
Return on equity (ratio of net income to average total equity)	3.58%	5.21%	4.18%	5.07%	5.33%
Dividend payout ratio (1)	172.31%	121.52%	146.82%	113.66%	78.62%
Ratio of non-interest expense to average total assets (2)	1.92%	1.94%	2.03%	1.90%	1.87%
Efficiency ratio (3)	53.84%	62.41%	65.35%	65.46%	61.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	115.90%	115.01%	115.99%	117.84%	119.38%
Average interest rate spread	2.84%	2.29%	1.93%	1.87%	2.17%
Interest rate spread at end of year	3.17%	2.57%	2.11%	1.84%	2.18%
Net interest margin (4)	3.18%	2.71%	2.45%	2.43%	2.66%

Asset Quality Ratios:
Non-performing assets to total assets	3.79%	1.05%	0.35%	0.18%	0.02%
Allowance for loan losses to non-performing loans(5)	42.32%	51.69%	186.66%	245.84%	4,062.69%
Allowance for loan losses to total loans (5) (6)	1.73%	0.61%	0.43%	0.40%	0.43%
Net charge-offs to average outstanding loans	0.15%	0.16%	0.07%	0.07%	0.06%
Non-performing loans to total loans	4.08%	1.18%	0.23%	0.16%	0.01%

Capital Ratios:
Equity to total assets at end of year	10.93%	10.34%	10.64%	11.50%	12.54%
Average equity to average assets	10.51%	10.57%	11.17%	11.95%	12.84%
Tier 1 leverage (Kaiser Federal Bank only)	9.42%	8.65%	8.40%	8.27%	9.58%
Tier 1 risk-based (Kaiser Federal Bank only)	13.48%	12.76%	12.31%	12.69%	15.42%
Total risk-based (Kaiser Federal Bank only)	14.73%	13.32%	12.81%	13.23%	16.03%

Other Data:
Number of branches	9	9	9	9	7
Number of ATMs	57	56	54	54	52
Number of loans	7,219	8,800	10,480	9,442	8,942
Number of deposit accounts	67,439	66,988	65,668	66,330	64,995
Assets in millions per full-time equivalent employees	$8.54	$9.62	$9.54	$8.79	$7.46

(1)
The dividend payout ratio is calculated using dividends declared, including those waived by K-Fed Bancorp’s mutual holding company parent, K-Fed Mutual Holding Company, divided by net income.  The following table shows information regarding cash dividends paid to our stockholders:

	For the year ended June 30,
	2010	2009	2008	2007	2006
	(In thousands)
Dividends paid to public stockholders	$1,856	$1,872	$1,957	$1,844	$1,394
Dividends paid to K-Fed Mutual Holding Company	—	—	—	—	—
Total dividends paid	$1,856	$1,872	$1,957	$1,844	$1,394
Total dividends waived by K-Fed Mutual Holding Company	$3,899	$3,899	$3,722	$3,456	$2,481
Total dividends paid and total dividends waived by K-Fed Mutual Holding Company	$5,755	$5,771	$5,679	$5,300	$3,875

(2)	Noninterest expense, exclusive of terminated stock offering costs.
(3)	Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income, exclusive of securities gains and losses and terminated stock offering costs.
(4)	Net interest income divided by average interest-earning assets.
(5)	The allowance for loan losses at June 30, 2010, 2009, 2008, 2007 and 2006 was $13.3 million, $4.6 million, $3.2 million, $2.8 million and $2.7 million, respectively.
(6)	Total loans are net of deferred fees and costs.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are worse than expected;

●	fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area;

●
the credit risks of lending activities, including changes in the levels and trends in loans delinquencies and write-offs and changes in our allowance for loans losses and provisions for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;

●	competition among depository and other financial institutions;

●	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

●	adverse changes in the securities markets;

●
changes in laws or government regulations or policies affecting financial institutions, such as the Dodd-Frank Act, including changes in our primary federal regulator, regulatory fees and capital requirements;

●
results of examinations of us by the Office of Thrift Supervision or other regulatory authorities, including the possibility that any such authority may, among other things, require us to increase our allowance for loan losses, write-down assets, adjust our regulatory capital position or affect our ability to borrow funds or maintain or increase our deposits which could adversely affect our liquidity and earnings;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●
our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

●	changes in consumer spending, borrowing and savings habits;

●	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

●	our ability to pay dividends;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

●	changes in our organization, compensation and benefit plans;

●	changes in the financial condition or future prospects of issuers of securities that we own; and

●	other economic competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this Prospectus.

Some of these and other factors are discussed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus.  Such developments could have an adverse impact on our financial position and our results of operations.  Please see “Risk Factors” beginning on page 20.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made.  We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as the result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus might not occur, and you should not put undue reliance on any forward-looking statements.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $59.8 million and $81.5 million, or $94.0 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	6,375,000 Shares		7,500,000 Shares		8,625,000 Shares		9,918,750 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$63,750		$75,000		$86,250		$99,188
Less offering expenses	(3,919)		(4,329)		(4,738)		(5,209)
Net offering proceeds	$59,831	100.0%	$70,671	100.0%	$81,512	100.0%	$93,979	100.0%

Distribution of net proceeds:
To Kaiser Federal Bank	$29,916	50.0%	$35,336	50.0%	$40,756	50.0%	$46,989	50.0%
To fund loan to employee stock ownership plan	$3,825	6.4%	$4,500	6.4%	$5,175	6.3%	$5,951	6.3%
Retained by Kaiser Federal Financial Group, Inc.	$26,090	43.6%	$30,835	43.6%	$35,581	43.7%	$41,039	43.7%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Kaiser Federal Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.  In addition, amounts shown for the distribution of the net proceeds at the minimum of the offering range to fund the loan to the employee stock ownership plan and to be proceeds retained by Kaiser Federal Financial Group, Inc. may change if we exercise our right to have the employee stock ownership plan purchase more than 6% of the shares of common stock offered if necessary to complete the offering at the minimum of the offering range.

Kaiser Federal Financial Group, Inc. may use the proceeds it retains from the offering:

●	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering;

●	to invest in securities;

●	to finance the acquisition of financial institutions, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

●	to pay cash dividends to stockholders;

●	to repurchase shares of our common stock as appropriate as part of a capital management strategy to enhance stockholder value; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

Kaiser Federal Bank may use the net proceeds it receives from the offering:

●	to repay a $20 million Federal Home Loan Bank of San Francisco borrowing that matures on November 29, 2010 and has a fixed rate of interest of 4.77%;

●	to fund the origination of new loans, including multi-family residential, one-to-four family residential, and consumer loans;

●	to enhance existing products and services and to support the development of new products and services;

●
to expand our retail banking franchise by acquiring branches from other financial institutions or by leasing new branches primarily in Southern California, although we do not currently have any agreements or understandings regarding the establishment of specific branches;

●
to acquire other financial institutions, including FDIC-assisted transactions, or other financial services companies primarily in Southern California as opportunities arise, although we do not currently have any agreements or understandings regarding any specific acquisition;

●	to invest in securities; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.  Except for repaying the Federal Home Loan Bank of San Francisco borrowing noted above, we have not determined specific amounts of the net proceeds that would be used for the purposes described above.  The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the offering.  Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

We have paid quarterly cash dividends since the second quarter of fiscal 2005.  We currently pay a quarterly cash dividend of $0.11 per share, or $0.44 on an annualized basis.  After we complete the conversion, we intend to continue to pay cash dividends on a quarterly basis, although at a reduced level, the amount of which will be determined following completion of the conversion. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.  No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

Under the rules of the Office of Thrift Supervision, Kaiser Federal Bank will not be permitted to pay dividends on its capital stock to Kaiser Federal Financial Group, Inc., its sole stockholder, if Kaiser Federal Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion.  In addition, Kaiser Federal Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized.  For information concerning additional federal and state law and regulations regarding the ability of Kaiser Federal Bank to make capital distributions, including the payment of dividends to K-Fed Bancorp, see “Taxation—Federal Taxation” and “Supervision and Regulation—Federal Banking Regulation.”

Unlike Kaiser Federal Bank, Kaiser Federal Financial Group, Inc. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and dividends from Kaiser Federal Bank.  K-Fed Bancorp currently does not receive cash dividends from Kaiser Federal Bank.  In addition, Kaiser Federal Financial Group, Inc. will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.

We will file a consolidated federal tax return with Kaiser Federal Bank.  Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes.  Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

K-Fed Bancorp’s common stock is currently quoted on the Nasdaq Global Market under the symbol “KFED.” Upon completion of the conversion, the new shares of common stock of Kaiser Federal Financial Group, Inc. will replace the existing shares. We expect that Kaiser Federal Financial Group, Inc.’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “KFFG.” In order to list our stock on the Nasdaq Global Market, we are required to have at least three broker-dealers who will make a market in our common stock.  K-Fed Bancorp currently has more than three market makers, including Keefe, Bruyette & Woods, Inc.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker.  The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering.  Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of K-Fed Bancorp common stock and cash dividends paid per share for the periods indicated.  As of the close of business on September 24, 2010, there were 13,290,200 shares, outstanding, including 4,428,450 publicly held shares of K-Fed Bancorp common stock outstanding (excluding shares held by K-Fed Mutual Holding Company), and approximately 2,231stockholders of record.

The high and low trading prices for the quarterly periods noted below were obtained from the Nasdaq Stock Market.

	Market Price Range
	High	Low	Dividends
Year ending June 30, 2011
Quarter ended September 30, 2010 (through September 27, 2010)	$9.84	$7.26	$0.11

Year ending June 30, 2010
Quarter ended September 30, 2009	$10.30	$8.16	$0.11
Quarter ended December 31, 2009	9.50	8.00	0.11
Quarter ended March 31, 2010	9.27	7.30	0.11
Quarter ended June 30, 2010	10.39	8.76	0.11

Year ended June 30, 2009
Quarter ended September 30, 2008	$10.99	$8.46	$0.11
Quarter ended December 31, 2008	9.70	6.20	0.11
Quarter ended March 31, 2009	8.49	6.15	0.11
Quarter ended June 30, 2009	10.33	6.76	0.11

On May 26, 2010, the business day immediately preceding the public announcement of the conversion, and on September 27, 2010, the closing prices of K-Fed Bancorp common stock as reported on the Nasdaq Global Market were $9.75 per share and $8.00 per share, respectively.  On the effective date of the conversion, all publicly held shares of K-Fed Bancorp common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Kaiser Federal Financial Group, Inc. common stock determined pursuant to the exchange ratio.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Options to purchase shares of K-Fed Bancorp common stock will be converted into options to purchase a number of shares of Kaiser Federal Financial Group, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2010, Kaiser Federal Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Kaiser Federal Bank at June 30, 2010, and the pro forma regulatory capital of Kaiser Federal Bank, after giving effect to the sale of shares of common stock at $10.00 per share.  The table assumes the receipt by Kaiser Federal Bank of 50% of the net offering proceeds.  See “How We Intend to Use the Proceeds from the Offering.”

	Kaiser Federal Bank Historical at June 30, 2010		Pro Forma at June 30, 2010, Based Upon the Sale in the Offering of (1)
			6,375,000 Shares		7,500,000 Shares		8,625,000 Shares		9,918,750 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$84,524	9.82%	$108,056	12.09%	$112,351	12.49%	$116,646	12.89%	$121,586	13.35%

Core capital	$81,111	9.42%	$104,644	11.75%	$108,939	12.16%	$113,234	12.56%	$118,174	13.02%
Core requirement (4)	34,425	4.00	35,621	4.00	35,838	4.00	36,055	4.00	36,304	4.00
Excess	$46,686	5.42%	$69,023	7.75%	$73,101	8.16%	$77,179	8.56%	$81,870	9.02%

Tier 1 risk-based capital (5)	$81,111	13.48%	$104,644	16.97%	$108,939	17.59%	$113,234	18.20%	$118,174	18.90%
Risk-based requirement	24,070	4.00	24,669	4.00	24,777	4.00	24,886	4.00	25,010	4.00
Excess	$57,041	9.48%	$79,975	12.97%	$84,162	13.59%	$88,348	14.20%	$93,164	14.90%

Total risk-based capital (5)	$88,639	14.73%	$112,172	18.19%	$116,467	18.80%	$120,762	19.41%	$125,702	20.10%
Risk-based requirement	48,141	8.00	49,338	8.00	49,554	8.00	49,771	8.00	50,020	8.00
Excess	$40,498	6.73%	$62,834	10.19%	$66,913	10.80%	$70,991	11.41%	$75,682	12.10%

Reconciliation of capital infused into Kaiser Federal Bank:
Net proceeds			$29,916		$35,336		$40,756		$46,989
Less: Common stock acquired by employee stock ownership plan			(3,825)		(4,500)		(5,175)		(5,951)
Less: Common stock acquired by stock-based benefit plan			(2,550)		(3,000)		(3,450)		(3,968)
Less: MHC net liability			(8)		(8)		(8)		(8)
Pro forma increase in capital			$23,533		$27,828		$32,123		$37,062

(1)
Pro forma capital levels assume that the employee stock ownership plan purchases 6% of the shares of common stock sold in the stock offering with funds we lend.  Pro forma generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund this plan.  See “Management” for a discussion of the employee stock ownership plan.

(2)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)	Tangible and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)
The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of K-Fed Bancorp at June 30, 2010 and the pro forma consolidated capitalization of Kaiser Federal Financial Group, Inc. after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	K-Fed Bancorp Historical at June 30, 2010	Pro Forma at June 30, 2010 Based upon the Sale in the Offering at $10.00 per Share of
		6,375,000 Shares	7,500,000 Shares	8,625,000 Shares	9,918,750 Shares (1)
	(Dollars in thousands)

Deposits (2)	$630,694	$630,694	$630,694	$630,694	$630,694
Borrowed funds	137,000	137,000	137,000	137,000	137,000
Total deposits and borrowed funds	$767,694	$767,694	$767,694	$767,694	$767,694

Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	147	96	112	129	149
Additional paid-in capital (3)	59,513	119,395	130,219	141,043	153,490
Retained earnings (5)	54,996	54,996	54,996	54,996	54,996
MHC net liability	—	(8)	(8)	(8)	(8)
Accumulated other comprehensive income	32	32	32	32	32
Less:
Common stock to be acquired by ESOP (6)	(1,706)	(5,531)	(6,206)	(6,881)	(7,657)
Common stock to be acquired by stock-based benefit plan (7)	—	(2,550)	(3,000)	(3,450)	(3,968)
Treasury stock	(18,277)	(18,277)	(18,277)	(18,277)	(18,277)
Total stockholders’ equity	$94,705	$148,153	$157,868	$167,584	$178,757

Pro forma shares outstanding:
Exchange shares issued	—	3,185,756	3,747,948	4,310,140	4,956,661
Shares offered for sale	—	6,375,000	7,500,000	8,625,000	9,918,750
Total shares outstanding	13,290,200	9,560,756	11,247,948	12,935,140	14,875,411

Total stockholders’ equity as a percentage of total assets (2)	10.93%	16.10%	16.98%	17.83%	18.80%

(1)
As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
K-Fed Bancorp currently has 2,000,000 authorized shares of preferred stock and 18,000,000 authorized shares of common stock, par value $0.01 per share.  On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Kaiser Federal Financial Group, Inc. common stock to be outstanding.

(4)
No effect has been given to the issuance of additional shares of Kaiser Federal Financial Group, Inc. common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Kaiser Federal Financial Group, Inc. common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.  No effect has been given to the exercise of options currently outstanding. See “Management.”

(5)
The retained earnings of Kaiser Federal Bank will be substantially restricted after the conversion.  See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation.”

(6)
Assumes that 6% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Kaiser Federal Financial Group, Inc.  The loan will be repaid principally from Kaiser Federal Bank’s contributions to the employee stock ownership plan.  Since Kaiser Federal Financial Group, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Kaiser Federal Financial Group, Inc.’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(Footnotes continue on following page)

(continued from previous page)

(7)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans.  If the stock-based benefit plans are adopted within 12 months following the conversion and stock offering, the amount reserved for restricted stock awards would be reduced by amounts purchased in the stock offering by our 401(k) plan using its purchase priority in the stock offering. The funds to be used by the plan to purchase the shares will be provided by Kaiser Federal Financial Group, Inc.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Kaiser Federal Financial Group, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the plan, the credit to capital will be offset by a charge to operations. Implementation of the plan will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of K-Fed Bancorp and pro forma data at and for the year ended June 30, 2010.  This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

●	40% of the shares of common stock will be sold in the subscription and community offerings and 60% of the shares of common stock will be sold in the syndicated community offering;

●	12,100 shares of common stock will be purchased by our executive officers and directors, and their associates;

●
our employee stock ownership plan will purchase 6% of the shares of common stock sold in the offering, with a loan from Kaiser Federal Financial Group, Inc.  The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest plus 1%, calculated as of the date of the origination of the loan) over a period of 12 years.  Interest income that we earn on the loan will offset the interest paid by Kaiser Federal Bank;

●
Keefe, Bruyette & Woods, Inc. will receive a fee equal to 1.0% of the dollar amount of shares of common stock sold in the subscription and community offering, and Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. will receive 5.5% of the dollar amount of shares sold in the syndicated community offering, 85% of which will be paid to Keefe, Bruyette & Woods, Inc. and 15% of which will be paid to Sterne, Agee & Leach, Inc.  No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

●	total expenses of the offering, other than the fees and expenses to be paid to Keefe, Bruyette & Woods, Inc. and other broker-dealers in the syndicated community offering, will be $1.4 million.

We calculated pro forma consolidated net income for the year ended June 30, 2010 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 2.60% (1.53% on an after-tax basis).  This represents the average yield on 15-year fixed-rate mortgage backed securities and the five-year U.S. Treasury Note as of June 30, 2010, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations.

        We further believe that the reinvestment rate is factually supportable because:

●	each of the mortgage-backed securities rate and the U.S Treasury Note can be determined and/or estimated from third-party sources;

●
we believe that 15-year fixed-rate mortgage-backed securities are not subject to credit losses due to their issuance by a U.S. Government-sponsored enterprise (in this case Freddie Mac) and the financing agreements established by the U.S. Department of Treasury to support the securities; and

●	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

The assumed U.S. Treasury Note yield was 1.79% based on the five-year U.S. Treasury Note yield reported by SNL Financial as of June 30, 2010.  The assumed 15-year fixed-rate mortgage-backed securities yield was 3.42% based on the 15-year average rate from Freddie Mac’s Primary Mortgage Market Survey® for the week ending June 30, 2010 for a 15-year fixed rate mortgage (4.04%) less a servicing fee of 0.25% and a guarantee fee of 0.375%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock.  We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of one or more stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering.  We assume that awards of common stock granted under the plans vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering.  In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $1.95 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 33.38% for the shares of common stock (based on the volatility of K-Fed Bancorp common stock), a dividend yield of 4.85%, an expected option life of seven years and a risk-free rate of return of 1.79%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Kaiser Federal Bank, and we will retain the remainder of the net proceeds from the stock offering.  We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

●	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

●	our results of operations after the stock offering; or

●	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities.  The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different that the amounts that would be available for distribution to stockholders if we liquidated.  Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion.  See “The Conversion and Offering—Liquidation Rights.”

At or for the Year Ended June 30, 2010 Based upon the Sale at $10.00 Per Share of
6,375,000 Shares	7,500,000 Shares	8,625,000 Shares	9,918,750 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$63,750	$75,000	$86,250	$99,188
Market value of shares issued in the exchange	31,858	37,479	43,101	49,567
Pro forma market capitalization	$95,608	$112,479	$129,351	$148,755

Gross proceeds of offering	$63,750	$75,000	$86,250	$99,188
Expenses	(3,919)	(4,329)	(4,738)	(5,209)
Net liability from the MHC	(8)	(8)	(8)	(8)
Estimated net proceeds	59,823	70,663	81,504	93,971
Common stock purchased by employee stock ownership plan	(3,825)	(4,500)	(5,175)	(5,951)
Common stock purchased by stock-based benefit plan	(2,550)	(3,000)	(3,450)	(3,968)
Estimated net proceeds, as adjusted	$53,448	$63,163	$72,879	$84,052

For the Year Ended June 30, 2010
Consolidated net earnings:
Historical	$3,340	$3,340	$3,340	$3,340
Pro forma adjustments:
Income on adjusted net proceeds	819	967	1,116	1,287
Employee stock ownership plan (2)	(188)	(221)	(254)	(292)
Stock awards (3)	(300)	(353)	(406)	(467)
Stock options (4)	(223)	(262)	(302)	(347)
Pro forma net income	$3,448	$3,471	$3,494	$3,521

Earning per share (5):
Historical	$0.36	$0.31	$0.27	$0.23
Pro form adjustments:
Income on adjusted net proceeds	0.09	0.09	0.09	0.09
Employee stock ownership plan (2)	(0.02)	(0.02)	(0.02)	(0.02)
Stock awards (3)	(0.03)	(0.03)	(0.03)	(0.03)
Stock options (4)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma earnings per share (5) (6)	$0.38	$0.33	$0.29	$0.25

Offering price to pro forma net earnings per share	26.32	x	30.30	x	34.48	x	40.00	x
Number of shares used in earnings per share calculations	9,210,131	10,835,448	12,460,765	14,329,880

At June 30, 2010
Stockholders’ equity:
Historical	$94,705	$94,705	$94,705	$94,705
Estimated net proceeds	59,831	70,671	81,512	93,979
Equity decrease from MHC	(8)	(8)	(8)	(8)
Common stock purchased by employee stock ownership plan	(3,825)	(4,500)	(5,175)	(5,951)
Common stock purchased by stock-based benefit plan (3)	(2,550)	(3,000)	(3,450)	(3,968)
Pro forma stockholders’ equity	$148,153	$157,868	$167,584	$178,757
Intangible assets	$(4,035)	$(4,035)	$(4,035)	$(4,035)
Pro forma tangible stockholders’ equity	$144,118	$153,833	$163,549	$174,722

Stockholders’ equity per share: (7)
Historical	$9.91	$8.42	$7.31	$6.37
Estimated net proceeds	6.26	6.28	6.30	6.32
Plus: Assets received from the MHC	—	—	—	—
Common stock acquired by employee stock ownership plan	(0.40)	(0.40)	(0.40)	(0.40)
Common stock acquired by stock-based benefit plan (3)	(0.27)	(0.27)	(0.27)	(0.27)
Pro forma stockholders’ equity per share (6) (7)	$15.50	$14.03	$12.94	$12.02
Intangible assets	$(0.42)	$(0.36)	$(0.31)	$(0.27)
Pro forma tangible stockholders’ equity per share (6) (7)	$15.08	$13.67	$12.63	$11.75

Offering price as percentage of pro forma stockholders’ equity per share	64.52%	71.28%	77.28%	83.19%
Offering price as percentage of pro forma tangible stockholders’ equity per share	66.31%	73.15%	79.18%	85.11%
Number of shares outstanding for pro forma book value per share calculations	9,560,756	11,247,948	12,935,140	14,875,411

(footnotes begin on following page)

(1)
As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)
Assumes that 6% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Kaiser Federal Financial Group, Inc.  Kaiser Federal Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Kaiser Federal Bank’s total annual payments on the employee stock ownership plan debt are based upon 12 equal annual installments of principal and interest.  Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employer Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Kaiser Federal Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 41.10%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 31,875, 37,500, 43,125 and 49,594 shares were committed to be released during the year ended June 30, 2010 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the year ended June 30, 2010 were considered outstanding for purposes of net income per share calculations.

(3)
If approved by Kaiser Federal Financial Group, Inc.’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or a greater number of shares if the plan is implemented more than one year after completion of the conversion).  Such amount is subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect restricted stock previously granted by K-Fed Bancorp or Kaiser Federal Bank. Stockholder approval of the plans, and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Kaiser Federal Financial Group, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Kaiser Federal Financial Group, Inc.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended June 30, 2010, and (iii) the plan expense reflects an effective combined federal and state tax rate of 41.10%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.60% at the maximum of the offering range.

(4)
If approved by Kaiser Federal Financial Group, Inc.’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion).  Such amount is subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by K-Fed Bancorp or Kaiser Federal Bank. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $1.95 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 41.10%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 6.25% at the maximum of the offering range.

(5)
Per share figures include publicly held shares of K-Fed Bancorp common stock that will be exchanged for shares of Kaiser Federal Financial Group, Inc. common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See footnote 2 above.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(6)
The retained earnings of Kaiser Federal Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”

(7)
Per share figures include publicly held shares of K-Fed Bancorp common stock that will be exchanged for shares of Kaiser Federal Financial Group, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering and (ii)  shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.7194, 0.8463, 0.9733 and 1.1193 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding K-Fed Bancorp provided in this prospectus.

Overview and Business Strategy

Our results of operations depend primarily on our net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans and investment securities, and interest expense on interest-bearing liabilities, which principally consist of deposits and borrowings. Our results of operations also are affected by the level of our provisions for loan losses, noninterest income and noninterest expenses. Noninterest income consists primarily of service charges on deposit accounts and ATM fees and charges. Noninterest expense consists primarily of salaries and employee benefits, occupancy, equipment, ATM costs, federal deposit insurance premiums and other expenses. Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Our strategy continues to focus on operating as an independent financial institution dedicated to serving the needs of customers in our market area, which extends from Southern California to the San Francisco Bay area as a result of our history as a credit union serving the employees of the Kaiser Permanente Medical Care Program.  Our historical focus has allowed us to capitalize on convenient access to Kaiser Permanente employees and their family members and establish Kaiser Federal Bank as their primary financial institution by, for example, the direct deposit of their bi-weekly or monthly paychecks.  Our three branch offices and six financial service centers are located in close proximity to Kaiser Permanente medical centers making Kaiser Federal Bank an attractive choice.  Financial service centers provide all the services of a branch office but do not accept or dispense cash except through an on-site ATM. Most of our 57 ATMs are strategically located at or near Kaiser Permanente facilities. By utilizing a “cashless” branch we are able to reduce personnel costs at the branch and improve our efficiency in the delivery of financial services while at the same time, building and maintaining relationships with our customers.  For the year ended June 30, 2010, our ratio of noninterest expense as a percentage of net interest income plus noninterest income, exclusive of securities gains and losses (commonly referred to as our “efficiency ratio”) was 53.84%.  We intend to expand our deposit base by building upon the niche of Kaiser Permanente employees and our existing market locations.

Our goal is to promote the financial well being of our customers and the communities we serve, through the delivery of high quality financial services and prudent management.  We seek to accomplish this goal by:

●	continuing our emphasis on maintaining cost efficiencies by utilizing internet banking, and maintaining easily accessible financial service centers and ATMs;

●
expanding our branch network through leasing new branch/financial service center facilities or by acquiring branches from other financial institutions in close proximity to Kaiser Permanente Medical Centers in Southern California and surrounding communities.  We have no current understandings or agreements for the establishment of any new branches/financial service centers;

●	reducing our non-performing assets by devoting additional personnel to collection efforts;

●
capitalizing on our customer relationships by expanding such relationships through internet banking and on-line bill payment services and developing new customer relationships to increase our core deposits;

●	increasing our origination of multi-family residential lending while maintaining a moderate growth of one-to-four family residential real estate loans and consumer loans; and

●
expanding our market presence through acquisitions of other financial institutions, including FDIC-assisted acquisitions, primarily in Southern California.  We have no current understandings or agreements for any specific acquisition.

Remote access methods, such as our 57 ATMs, audio response unit, call center, bill payment and internet banking continue to process over 90% of our customer transactions. Branches and financial service centers strategically located for our markets provide touchstones to attract new account holders and facilitate transactions that cannot be completed electronically.

Historically, a majority of our deposits have been used to originate or purchase one-to-four family residential real estate, multi-family residential or commercial real estate loans.  Prior to 2007, Kaiser Federal Bank purchased, using our own underwriting standards, a significant number of first mortgages on owner-occupied, one-to-four family residences secured by properties located throughout California.  Kaiser Federal Bank also originated commercial real estate loans, but made the strategic decision to cease such lending in January 2009 in light of the downturn in economic conditions.  We will continue to emphasize multi-family residential real estate loans, and to a lesser extent, one-to-four family residential real estate and consumer loans.  Historically, we have not originated, or purchased, commercial business, commercial construction, or residential construction loans and have no current plans to do so.

We have a commitment to our customers, existing and new, to provide high quality service. Our goal is to grow Kaiser Federal Bank while providing cost effective services to our market area.

Expected Increase in Non-Interest Expense as a Result of the Conversion

Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders no earlier than six months after the completion of the conversion.

Assuming that 9,918,750 shares are sold in the offering:

(i)
the employee stock ownership plan will acquire 595,125 shares of common stock with a $6.0 million loan that is expected to be repaid over 12 years, resulting in an annual pre-tax expense of approximately $496,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

(ii)
a new stock-based benefit plan would award a number of shares equal to 4% of the shares sold in the offering, or 396,750 shares, to eligible participants, and such awards would be expensed as the awards vest.  Assuming all shares are awarded under the plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual pre-tax expense associated with shares awarded under the plan would be approximately $794,000; and

(iii)
a new stock-based benefit plan would award options to purchase a number of shares equal to 10% of the shares sold in the offering, or 991,875 shares, to eligible participants, and such options would be expensed as the options vest.  Assuming all options are awarded under the stock-based benefit plan at a price of $10.00 per share, and that the options vest over a minimum of five years, the corresponding annual pre-tax expense associated with options awarded under the stock-based benefit plan would be approximately $387,000 (assuming a grant-date fair value of $1.95 per option, using the Black-Scholes option valuation methodology).

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term.  Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made.  Further, the actual expense of the shares awarded under the stock-based benefit plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.

Critical Accounting Policies and Estimates

In reviewing and understanding our financial information, you are encouraged to read and understand the significant accounting policies used in preparing our consolidated financial statements.

These policies are described in Note 1 to the consolidated financial statements and are essential in understanding Management’s Discussion and Analysis of Financial Condition and Results of Operations. Our accounting and financial reporting policies conform to U.S. generally accepted accounting principles and to general practices within the banking industry. Accordingly, the consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results.

Allowance for Loan Losses.   The allowance for loan losses and related provision expense are susceptible to change if the credit quality of our loan portfolio changes, which is evidenced by charge-offs and non-performing loan trends. Our loan mix is also changing as we increase our income property (multi-family residential and commercial real estate) loan portfolio after ceasing one-to-four family loan purchases in 2007.  Generally, one-to-four family residential real estate lending has a lower credit risk profile compared to consumer lending (such as automobile or personal lines of credit loans). Income property lending, however, has a higher credit risk profile than consumer and one-to-four family residential real estate loans due to these loans being larger in amount and non-homogenous in structure and term.  Changes in economic conditions, the mix and size of the loan portfolio and individual borrower conditions can dramatically impact our level of allowance for loan losses in relatively short periods of time.  Management believes that the allowance for loan losses is maintained at a level that represents our best estimate of credit losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions. In addition, our banking regulators and external auditor periodically review our allowance for loan losses. These entities may require us to recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their review.

Management evaluates current information and events regarding a borrower’s ability to repay its obligations and considers a loan to be impaired when the ultimate collectability of amounts due, according the contractual terms of the loan agreement, is in doubt. If an impaired loan is collateral-dependent, the fair value of the collateral, less estimated costs to sell, is used to determine the amount of impairment, if any.  The amount of the impairment can be adjusted, based on current data, until such time as the actual basis is established by acquisition of the collateral.  Impairment losses are reflected in the allowance for loan losses through a charge to the provision for loan losses. Subsequent recoveries are credited to the allowance for loan losses.

Fair Value of Financial Instruments.  The estimation of fair value is significant to certain of our assets, including investment securities available-for-sale, real estate owned and the value of loan collateral for impaired loans.  These are all recorded at either fair value or the lower of cost or fair value.  Fair values are determined based on third party sources, when available.  Furthermore, generally accepted accounting principles require disclosure of the fair value of financial instruments as a part of the notes to the consolidated financial statements.

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17 of our consolidated financial statements. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comparison of Financial Condition at June 30, 2010 and June 30, 2009.

Assets. Total assets decreased $28.3 million, or 3.2% to $866.8 million at June 30, 2010 from $895.1 million at June 30, 2009 due primarily to a decrease in total cash and cash equivalents, interest earning time deposits in other financial institutions, and to a lesser extent, a decrease in our investment securities portfolio, partially offset by an increase in our net loans. Total cash and cash equivalents and interest earning time deposits in other financial institutions decreased $40.4 million, or 40.7% to $58.8 million at June 30, 2010 from $99.2 million at June 30, 2009. The decrease was a result of the repayment of $70.0 million in FHLB advances that matured during the year.  The repayment was funded with liquidity available through deposit growth.

Our investment securities portfolio decreased $3.7 million, or 38.1% to $6.0 million at June 30, 2010 from $9.8 million at June 30, 2009. The decrease was attributable to maturities and normal repayments of principal on our mortgage-backed securities and collateralized mortgage obligations.

Our net loan portfolio increased by $11.1 million, or 1.5% to $758.0 million at June 30, 2010 from $746.9 million at June 30, 2009 due primarily to an increase in multi-family residential loans partially offset by an increase in the allowance for loan losses. Multi-family residential loans increased $81.8 million, or 41.6% to $278.4 million at June 30, 2010 from $196.6 million at June 30, 2009. One-to-four family real estate loans decreased $41.6 million, or 11.0% to $335.6 million at June 30, 2010 from $377.2 million at June 30, 2009 due to loan repayments, charge-offs and transfers of property to real estate owned. Commercial real estate loans decreased $7.7 million, or 6.3% to $113.5 million at June 30, 2010 from $121.1 million at June 30, 2009. Consumer loans, which are comprised primarily of automobile loans, decreased $13.0 million, or 23.0% to $43.3 million at June 30, 2010 from $56.2 million at June 30, 2009. Real estate loans comprised 94.4% of the total loan portfolio at June 30, 2010, compared with 92.5% at June 30, 2009. The decrease in one-to-four family real estate loans and commercial real estate loans and increase in multi-family residential loans were due in part to management’s decision to emphasize originations of multi-family residential loans as a means of diversifying the loan portfolio and increasing our loan yield.

The allowance for loan losses increased by $8.7 million to $13.3 million at June 30, 2010 from $4.6 million at June 30, 2009.  The increase was primarily attributable to an increase in real estate loan delinquencies and troubled debt restructurings during the year.  See “—Asset Quality-Allowance for Loan Losses.”

Other assets increased by $4.6 million to $8.7 million at June 30, 2010 from $4.2 million at June 30, 2009. The increase in other assets was primarily a result of the FDIC prepayment of insurance premiums of $3.6 million paid in December 2009. As of June 30, 2010 the FDIC prepayment balance was $3.1 million.

Deposits. Total deposits increased $64.5 million, or 11.4% to $630.7 million at June 30, 2010 from $566.2 million at June 30, 2009. The growth was comprised of increases of $47.4 million in certificates of deposit, $5.2 million in checking and savings accounts and $11.9 million in money market accounts. The increase in certificate of deposit accounts was a result of promotions for these types of accounts as well as an increase in non-promotional individual retirement account balances. Checking and savings balances as well as money market accounts steadily increased throughout the year.

Borrowings. Advances from the FHLB of San Francisco decreased $70.0 million, or 33.8% to $137.0 million at June 30, 2010 from $207.0 million at June 30, 2009. The decline was the result of scheduled maturities throughout the year and was funded with available liquid assets as well as increased deposits.  In addition, the entire $25.0 million State of California time deposit was repaid at maturity.

Stockholders’ Equity.  Stockholders’ equity increased $2.1 million, or 2.3% to $94.7 million at June 30, 2010 from $92.6 million at June 30, 2009 primarily as a result of $3.3 million in net income for the year ended June 30, 2010 and the allocation of employee stock ownership plan shares, stock awards, and stock options totaling $834,000.  This increase was partially offset by the payment of dividends of $1.9 million for year ($0.44 per share) and stock repurchases of $126,000.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

The following table sets forth certain information at June 30, 2010 and for the years ended June 30, 2010, 2009 and 2008, respectively. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the years presented. Average balances are derived primarily from month-end balances. Management does not believe that the use of month-end balances rather than daily average balances results in material differences in the information presented.

	At June 30,	For the Year Ended June 30,
	2010	2010			2009			2008
	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)

Interest-Earning Assets
Loans receivable (1) (2)	5.84%	$755,802	$44,136	5.84%	$745,870	$43,706	5.86%	$723,953	$42,582	5.88%
Securities (3)	4.77	7,732	351	4.54	13,418	606	4.52	24,197	1,085	4.48
Federal funds sold	0.30	45,413	108	0.24	34,930	303	0.87	30,301	873	2.88
Federal Home Loan Bank stock	—	12,577	43	0.34	12,636	314	2.48	11,305	572	5.06
Interest-earning deposits in other financial institutions	1.49	26,348	376	1.43	16,513	244	1.48	3,669	126	3.43
Total interest-earning assets	5.44	847,872	45,014	5.31	823,367	45,173	5.49	793,425	45,238	5.70
Non-interest earning assets		40,484			39,018			34,400
Total assets		$888,356			$862,385			$827,825

Interest-Bearing Liabilities
Money market	0.77%	$117,330	1,078	0.92%	$93,547	1,761	1.88%	$75,213	1,915	2.55%
Savings	0.38	130,854	622	0.48	122,357	1,091	0.89	127,759	2,112	1.65
Certificates of deposit	2.63	311,737	9,095	2.92	260,916	10,123	3.88	236,062	10,918	4.63
Borrowings	4.59	171,616	7,293	4.25	239,088	9,908	4.14	245,024	10,824	4.42
Total interest-bearing liabilities	2.28	731,537	18,088	2.47	715,908	22,883	3.20	684,058	25,769	3.77
Non-interest bearing liabilities		63,474			54,947			51,261
Total liabilities		795,011			770,855			735,319
Equity		93,345			91,530			92,506
Total liabilities and equity		$888,356			$862,385			$827,825

Net interest rate spread	3.16%		$26,926	2.84%		$22,290	2.29%		$19,469	1.93%

Net interest margin (4)				3.18%			2.71%			2.45%

Ratio of interest-earning assets to interest-bearing liabilities		115.90%			115.01%			115.99%

(1)	Calculated net of deferred fees, loan loss reserves and includes non-accrual loans.
(2)	Interest income includes loan fees of $235,000, $323,000 and $328,000 for the years ended June 30, 2010, 2009 and 2008, respectively.
(3)	Calculated based on amortized cost.
(4)	Net interest income divided by interest-earning assets.

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume, which are changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes in rate/volume, which are the changes in rate times the changes in volume.

	For the Year Ended June 30, 2010 vs. 2009				For the Year Ended June 30, 2009 vs. 2008
	Increase (Decrease) Due to				Increase (Decrease) Due to
	Volume	Rate	Rate/ Volume	Net	Volume	Rate	Rate/ Volume	Net
	(In thousands)
Interest-Earning Assets
Loans receivable (1)	$582	$(150)	$(2)	$430	$1,289	$(160)	$(5)	$1,124
Securities	(257)	3	(1)	(255)	(483)	8	(4)	(479)
Federal funds sold	91	(220)	(66)	(195)	133	(610)	(93)	(570)
Federal Home Loan Bank stock	(1)	(271)	1	(271)	67	(291)	(34)	(258)
Interest-earning deposits in other financial institutions	145	(8)	(5)	132	438	(71)	(249)	118
Total interest-earning assets	$560	$(646)	$(73)	$(159)	$1,444	$(1,124)	$(385)	$(65)

Interest-Bearing Liabilities
Money market	$448	$(902)	$(229)	$(683)	$467	$(499)	$(122)	$(154)
Savings	76	(509)	(35)	(468)	(89)	(973)	41	(1,021)
Certificates of deposit	1,972	(2,511)	(489)	(1,028)	1,150	(1,759)	(186)	(795)
Borrowings	(2,796)	252	(71)	(2,615)	(262)	(670)	16	(916)
Total interest-bearing liabilities	$(300)	$(3,670)	$(824)	$(4,794)	$1,266	$(3,901)	$(251)	$(2,886)

Change in net interest income/spread	$860	$3,024	$751	$4,635	$178	$2,777	$(134)	$2,821

(1)	Total loans are net of deferred fees and costs.

Comparison of Results of Operations for the Years Ended June 30, 2010 and 2009.

General. Net income for the year ended June 30, 2010 was $3.3 million, a decrease of $1.4 million, or 29.7%, as compared to net income of $4.7 million for the year ended June 30, 2009. Earnings per basic and diluted common share were $0.26 for the year ended June 30, 2010 compared to $0.36 for the year ended June 30, 2009. The decrease in net income primarily resulted from an increase in the provision for loan losses, partially offset by an increase in net interest income.

Interest Income. Interest income decreased by $159,000, or 0.4%, to $45.0 million for the year ended June 30, 2010 from $45.2 million for the year ended June 30, 2009. The primary reasons for the decline in interest income were decreases in interest on securities, dividends on FHLB stock and interest on federal funds sold.  These decreases were nearly offset by an increase in interest and fees on loans.  Our interest income has benefited from our fixed rate single-family loans and multi-family residential loans, which supported our yield on loans receivable in the recent declining rate environment.

Interest and fees on loans increased $430,000, or 1.0%, to $44.1 million for the year ended June 30, 2010 from $43.7 million for the year ended June 30, 2009.  The primary reason for the increase was an increase in the average loan receivable balance of $9.9 million, or 1.3% to $755.8 million for the year ended June 30, 2010 from $745.9 million for the year ended June 30, 2009 due to increased originations of multi-family residential loans during the year.  In addition, 82.5% of our one-to-four family real estate loans are fixed rate loans that did not reprice in the low interest rate environment.  These loans have a weighted average interest rate of 5.86%, which enabled us to maintain the average loan yield at 5.84% for the year ended June 30, 2010 as compared to 5.86% for the year ended June 30, 2009.  The beneficial effect of our significant amount of fixed-rate loans, which help us maintain higher loan yields in periods when market interest rates decline significantly, will in turn constrain the increase in our average loan yield as market interest rates increase.

Interest income on securities decreased by $255,000, or 42.1%, to $351,000 for the year ended June 30, 2010 from $606,000 for the year ended June 30, 2009. The decrease was primarily attributable to a $5.7 million decrease in the average balance of investment securities from $13.4 million for the year ended June 30, 2009 to $7.7 million for the year ended June 30, 2010 as a result of maturities and normal repayments of principal on our mortgage-backed securities and collateralized mortgage obligations.

FHLB dividends decreased by $271,000, or 86.3%, to $43,000 for the year ended June 30, 2010 from $314,000 for the year ended June 30, 2009. The decrease was attributable to the FHLB paying only a nominal dividend as compared to the prior year.  Based on announcements from the FHLB, we are not expecting significant levels of dividend payments for the foreseeable future.

Other interest income decreased by $63,000, or 11.5%, to $484,000 for the year ended June 30, 2010 from $547,000 for the year ended June 30, 2009. The decrease was a result of a 63 basis point decline in the average yield earned on federal funds sold from 0.87% for the year ended June 30, 2009 to 0.24% for the year ended June 30, 2010. The yield earned on federal funds sold was impacted by the low targeted federal funds rate.

Interest Expense. Interest expense decreased $4.8 million, or 21.0%, to $18.1 million for the year ended June 30, 2010 from $22.9 million for the year ended June 30, 2009. The decrease was primarily attributable to a 73 basis point decline in the average cost of interest bearing liabilities from 3.20% for the year ended June 30, 2009 to 2.47% for the year ended June 30, 2010 as a result of low interest rates during the year. The decrease was partially offset by an increase in the average balance of interest-bearing liabilities of $15.6 million from $715.9 million for the year ended June 30, 2009 to $731.5 million for the year ended June 30, 2010 due primarily to an increase in the average balance of deposits during the year.

The decrease in interest expense was also the result of a decline in the average balance of borrowings which decreased $67.5 million, or 28.2%, to $171.6 million for the year ended June 30, 2010 from $239.1 million for the year ended June 30, 2009. The decline was the result of scheduled FHLB advance repayments and was funded with available liquid assets due to increased deposits.

Provision for Loan Losses.  We maintain an allowance for loan losses to absorb probable incurred losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include loss ratio analysis by type of loan and specific allowances for identified problem loans, including the results of measuring impaired loans as provided in ASC 310, “Receivables.”  These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans.  See “—Critical Accounting Policies and Estimates” and “—Asset Quality-Allowance for Loan Losses.”

Our provision for loan losses increased to $9.9 million for the year ended June 30, 2010 compared to $2.6 million for the year ended June 30, 2009. The provision for loan losses for the year ended June 30, 2010 was comprised of $4.8 million in general valuation allowances and $5.1 million in specific valuation allowances.  The increase in provision for loan losses was primarily attributable to an increase in real estate loan delinquencies and troubled debt restructurings during the year.  The increase in delinquencies and troubled debt restructurings was experienced primarily in our one-to-four family residential mortgage loans as a result of the decline in the housing market and deteriorating general economic conditions.  Also, impacting the provision for loan losses for the year ended June 30, 2010 was one commercial real estate and five multi-family residential property loans totaling $6.6 million that were added to non-accrual status with specific valuation allowances of $1.3 million.

Noninterest Income. Our noninterest income increased by $140,000, or 3.1%, to $4.7 million for the year ended June 30, 2010 from $4.5 million for the year ended June 30, 2009.  The increase in noninterest income was primarily a result of an increase in ATM fees and charges due to increased transaction volume.  Recent changes in regulations may have a negative effect on ATM fees in future periods and may reduce our noninterest income.

Noninterest Expense. Our noninterest expense increased $273,000, or 1.6%, to $17.0 million for the year ended June 30, 2010 compared to $16.7 million for the year ended June 30, 2009. The increase was primarily due to an increase in ATM expense and professional services, partially offset by a decline in salaries and benefits expense.

ATM expense increased $162,000, or 10.2%, to $1.8 million for the year ended June 30, 2010 from $1.6 million for the year ended June 30, 2009.  The increase was primarily due to increased transaction volume.

Professional services increased $261,000, or 33.9%, to $1.0 million for the year ended June 30, 2010 from $769,000 for the year ended June 30, 2009. The increase was primarily due to an increase in legal fees and recruitment costs.

Salaries and benefits represented 46.8% and 48.8% of total noninterest expense for the year ended June 30, 2010 and 2009, respectively.  Total salaries and benefits decreased $197,000, or 2.4%, to $8.0 million for the year ended June 30, 2010 from $8.2 million for the year ended June 30, 2009.  The decrease was primarily due to no payments made under the annual incentive plan for fiscal 2010 as compared to $208,000 made under the annual incentive plan for fiscal 2009.

Income Tax Expense. Income tax expense decreased to $1.4 million for the year ended June 30, 2010 compared to $2.8 million for the year ended June 30, 2009. This decrease was primarily the result of lower pretax income for the year ended June 30, 2010 compared to the year ended June 30, 2009. The effective tax rate was 29.3% and 36.7% for the years ended June 30, 2010 and 2009, respectively. The decrease in the effective tax rate was a result of the impact of tax credits on lower projected taxable income.

Comparison of Results of Operations for the Years Ended June 30, 2009 and 2008.

General. Net income for the year ended June 30, 2009 was $4.7 million, an increase of $881,000, or 22.8%, from net income of $3.9 million for the year ended June 30, 2008. Earnings per basic and diluted common share were $0.36 for the year ended June 30, 2009 compared to $0.29 for the year ended June 30, 2008.  Net income for the year ended June 30, 2008 included $1.3 million in stock offering costs resulting from the cancellation of the stock offering in November 2007 due to unfavorable market conditions.  The recognition of these expenses resulted in a decline of $0.06 in basic and diluted earnings per share for the year ended June 30, 2008.  Excluding the effect of the stock offering costs, the increase in net income was primarily the result of increased net interest income resulting from a lower cost of funds offset by an increase in the provision for loan losses.

Interest Income. Interest income decreased $65,000, or 0.1%, to $45.2 million for the year ended June 30, 2009 from $45.2 million for the year ended June 30, 2008. The increase in interest and fees on loans was offset by a decrease in interest on securities, FHLB dividends and other interest income.

Interest and fees on loans increased by $1.1 million, or 2.6% to $43.7 million for the year ended June 30, 2009 from $42.6 million for the year ended June 30, 2008.  The primary factor for the increase was an increase in the average loans receivable balance of $21.9 million, or 3.0%, to $745.9 million for the year ended June 30, 2009 from $724.0 million for the year ended June 30, 2008.

Interest income on securities decreased by $479,000, or 44.1%, to $606,000 for the year ended June 30, 2009 from $1.1 million for the year ended June 30, 2008. The decrease was attributable to a $10.8 million decrease in the average balance of investment securities from $24.2 million for the year ended June 30, 2008 to $13.4 million for the year ended June 30, 2009 as a result of maturities and normal repayments of principal on our mortgage-backed securities and collateralized mortgage obligations.

FHLB dividends decreased by $258,000, or 45.1%, to $314,000 for the year ended June 30, 2009 from $572,000 for the year ended June 30, 2008.  The decrease was attributable to the FHLB not paying quarterly dividends for the last half of our fiscal 2009.

Other interest income decreased by $452,000 or 45.2% to $547,000 for the year ended June 30, 2009 from $999,000 for the year ended June 30, 2008. The decrease was a result of 201 basis points decrease in the average yield earned on federal funds sold to 0.87% for the year ended June 30, 2009 from 2.88% for the year ended June 30, 2008.  The yield earned on federal funds sold was reduced by the actions taken by the Federal Reserve in lowering the targeted federal funds rate.

Interest Expense. Interest expense decreased $2.9 million, or 11.2%, to $22.9 million for the year ended June 30, 2009 from $25.8 million for the year ended June 30, 2008. The decrease was primarily attributable to a 57 basis point decline in the average cost of interest bearing liabilities from 3.77% for the year ended June 30, 2008 to 3.20% for the year ended June 30, 2009, partially offset by an increase in the average balance of interest bearing liabilities from $684.1 million at June 30, 2008 to $715.9 million at June 30, 2009.  The decline in rates was a result of a general decline in the overall interest rate environment while the increase in balances was a result of depositors looking for the safety of banks with strong capital positions as well as money market and certificate of deposit promotions offered during the year.

The average balance of money market accounts increased by $18.3 million, or 24.4% to $93.5 million for the year ended June 30, 2009 from $75.2 million for the year ended June 30, 2008.  The average cost of money market accounts decreased 67 basis points to 1.88% for the year ended June 30, 2009 from 2.55% for the year ended June 30, 2008. The average balance of savings accounts decreased by $5.4 million, or 4.2% to $122.4 million for the year ended June 30, 2009 from $127.8 million for the year ended June 30, 2008.  The average cost of savings accounts decreased 76 basis points to 0.89% for the year ended June 30, 2009 from 1.65% for the year ended June 30, 2008.  The average balance of certificates of deposit increased by $24.8 million, or 10.5%, to $260.9 million for the year ended June 30, 2009 from $236.1 million for the year ended June 30, 2008. The average cost of certificates of deposit decreased 75 basis points to 3.88% for the year ended June 30, 2009 from 4.63% for the year ended June 30, 2008.

The average balance of borrowings decreased $5.9 million, or 2.4%, to $239.1 million for the year ended June 30, 2009 from $245.0 million for the year ended June 30, 2008. The decline was the result of scheduled advance repayments and was funded with available liquid assets due to increased deposits. The average cost of borrowings decreased 28 basis points to 4.14% for the year ended June 30, 2009 from 4.42% for the year ended June 30, 2008.

Provision for Loan Losses. Our provision for loan losses increased by $1.6 million to $2.6 million for the year ended June 30, 2009 as compared to $962,000 for the year ended June 30, 2008. The allowance for loan losses as a percent of total loans was 0.61% at June 30, 2009 as compared to 0.43% at June 30, 2008. The increase in provision for loan losses was primarily attributable to an increase in real estate loan delinquencies as well as an increase in loans that were reviewed for impairment.  The increase in delinquencies was experienced primarily in our one-to-four family loans as a result of the continued deterioration in the housing market as well as the decline in general economic conditions and increased unemployment in our market area.

Noninterest Income. Noninterest income increased $229,000, or 5.3%, to $4.5 million for the year ended June 30, 2009 from $4.3 million for the year ended June 30, 2008. The increase was primarily the result of an increase in ATM fees and charges as a result of an increase in ATM surcharge fees for non-customers. In addition there were lower losses attributable to our investment in a California Affordable Housing Program Fund.  See “Investment Activities—Equity Investment.”

Noninterest Expense. Our noninterest expense decreased $77,000 or 0.5% to $16.7 million for the year ended June 30, 2009 from $16.8 million for the year ended June 30, 2008. The decrease was primarily due to the recognition of $1.3 million in terminated stock offering costs for the year ended June 30, 2008 without a similar charge for the year ended June 30, 2009.  Excluding the stock offering costs, noninterest expense increased $1.2 million due to increases in federal deposit insurance premiums due primarily to the special assessment, ATM expense and other operating expenses.

Salaries and benefits represented 48.8% and 48.1% of total noninterest expense for the years ended June 30, 2009 and 2008, respectively. Total salaries and benefits increased $67,000, or 0.8%, to $8.2 million for the year ended June 30, 2009 from $8.1 million for the year ended June 30, 2008. The increase was primarily due to annual salary increases and an increase in the number of full-time equivalent employees partially offset by a decrease in ESOP expense as a result of a decline in the market value of our stock during the year.

ATM expense increased $245,000, or 18.2% to $1.6 million for the year ended June 30, 2009 from $1.3 million for the year ended June 30, 2008. The increase was primarily due to ATM installations, one-time communication capacity expense, and an increase in ATM fraud losses.

Federal deposit insurance premiums increased $619,000, or 150.2% to $1.0 million for the year ended June 30, 2009 from $412,000 for the year ended June 30, 2008. The increase was primarily due to an increase in the general assessment rate and the FDIC imposing a special assessment of approximately $400,000 during the quarter ended June 30, 2009 due to ongoing bank failures.

Other operating expenses increased $203,000, or 15.3% to $1.5 million for the year ended June 30, 2009 from $1.3 million for the year ended June 30, 2008. The increase in other expense was due to real estate loan servicing repurchases and higher real estate owned and foreclosure expenses.

Income Tax Expense. Income tax expense for the year ended June 30, 2009 was $2.8 million as compared to $2.1 million for the year ended June 30, 2008. This increase was primarily the result of a higher pre-tax income of $1.5 million for the year ended June 30, 2009. The effective tax rate was 36.7% and 35.5% for the years ended June 30, 2009 and 2008, respectively.  The increase in the effective tax rate was attributable to an increase in nondeductible expense related to stock options and stock awards.

Management of Market Risk

Our Risk When Interest Rates Change. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our fixed rate loans generally have longer maturities than our fixed rate deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk.

How We Measure Our Risk of Interest Rate Changes. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In monitoring interest rate risk, we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.  In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on our results of operations, we have adopted investment/asset and liability management policies to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. The Board of Directors recommend and set the asset and liability policies of Kaiser Federal Bank, which are implemented by the asset/liability management committee.

The purpose of the asset/liability management committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk and profitability goals.

The asset/liability management committee generally meets on a weekly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to net present value of portfolio equity analysis and income simulations. The asset/liability management committee recommends appropriate strategy changes based on this review. The chairman or his designee is responsible for reviewing and reporting on the effects of the policy implementations and strategies to the Board of Directors at least monthly.

In order to manage our assets and liabilities and achieve the desired liquidity, credit quality, interest rate risk, profitability and capital targets, we have focused our strategies on:

●	maintaining an adequate level of adjustable rate loans;

●	originating a reasonable volume of short- and intermediate-term loans;

●	managing our deposits to establish stable deposit relationships; and

●	using Federal Home Loan Bank advances and pricing on fixed-term non-core deposits to align maturities and repricing terms.

At times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the asset/liability management committee may determine to increase our interest rate risk position somewhat in order to maintain our net interest margin.

The asset/liability management committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution’s existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and market value of portfolio equity that are authorized by the Board of Directors of Kaiser Federal Bank.

The Office of Thrift Supervision provides Kaiser Federal Bank with the information presented in the following tables, which is based on information provided to the Office of Thrift Supervision by Kaiser Federal Bank. It presents the change in Kaiser Federal Bank’s net portfolio value at June 30, 2010 that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions but without giving effect to any steps that management might take to counteract that change.

				NPV as a Percentage of Present Value of Assets (3)
Change in Interest		Estimated Increase (Decrease) in			Increase
Rates (basis	Estimated	NPV		NPV	(Decrease)
points) (1)	NPV (2)	Amount	Percent	Ratio (4)	(basis points)
	(Dollars in thousands)

+300	$86,201	$(23,994)	(22)%	9.99%	(216)
+200	97,379	(12,816)	(12)%	11.06%	(109)
+100	106,255	(3,940)	(4)%	11.86%	(29)
—	110,195	—	—	12.15%	—
-100	100,716	(9,479)	(1)%	11.15%	(100)

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings banks. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

As with any method of measuring interest rate risk, shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in the market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features, that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

Liquidity, Capital Resources and Commitments

Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets at levels above the minimum requirements previously imposed by Office of Thrift Supervision regulations and above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained.

Our liquidity, represented by cash and cash equivalents, interest bearing accounts and mortgage-backed and related securities, is a product of our operating, investing and financing activities. Our primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-backed and related securities, and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings. We utilize Federal Home Loan Bank advances and previously used State of California time deposits, to leverage our capital base and provide funds for our lending and investment activities, and enhance our interest rate risk management.

Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits. On a longer-term basis, we maintain a strategy of investing in various lending products as described in greater detail under “Business of Kaiser Federal Bank — Lending Activities.”  We use our sources of funds primarily to meet ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed and related securities. At June 30, 2010, total approved loan commitments amounted to $2.5 million, which excludes the unadvanced portion of loans of $2.3 million.  Certificates of deposit and advances from the Federal Home Loan Bank of San Francisco scheduled to mature in one year or less at June 30, 2010, were $195.6 million and $77.0 million, respectively. Based on historical experience, management believes that a significant portion of maturing deposits will remain with Kaiser Federal Bank and we anticipate that we will continue to have sufficient funds, through deposits and borrowings, to meet our current commitments.

At June 30, 2010, we had available additional advances from the Federal Home Loan Bank of San Francisco in the amount of $219.1 million. We also had an available line of credit with the Federal Reserve Bank of San Francisco of $77.7 million at June 30, 2010, which has not been drawn upon.

Contractual Obligations

In the normal course of business, we enter into contractual obligations that meet various business needs. These contractual obligations include certificates of deposit to customers, borrowings from the Federal Home Loan Bank, lease obligations for facilities, and commitments to purchase and/or originate loans. The following table summarizes our long-term contractual obligations at June 30, 2010.

Contractual Obligations	Total	Less than 1 Year	1 to 3 Years	More than 3 to 5 Years	More than 5 Years
	(In thousands)

FHLB advances	$137,000	$77,000	$60,000	$—	$—
Operating lease obligations	5,510	708	1,233	1,301	2,268
Loan commitments to originate residential mortgage loans	2,452	2,452	—	—	—
Available home equity and unadvanced lines of credit	2,297	2,297	—	—	—
Certificates of deposit	325,260	195,649	54,488	75,123	—
Total commitments and contractual obligations	$472,519	$278,106	$115,721	$76,424	$2,268

Off-Balance Sheet Arrangements

As a financial service provider, we routinely are a party to various financial instruments with off-balance sheet risks, such as commitments to extend credit and unused lines of credit.  While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans we make.  For additional information, see Note 16 of the Notes to our Consolidated Financial Statements.

Capital

Consistent with our goal to operate a sound and profitable financial organization, we actively seek to continue as a “well capitalized” institution in accordance with regulatory standards. Total stockholders’ equity was $94.7 million at June 30, 2010 or 10.93%, of total assets. As of June 30, 2010, we exceeded all regulatory capital requirements. Our regulatory capital ratios at June 30, 2010 were as follows: core capital 9.42%; Tier I risk-based capital 13.48%; and total risk-based capital 14.73%. The regulatory capital requirements to be considered well capitalized are 5%, 6% and 10%, respectively. See “Supervision and Regulation - Capital Requirements.”

For the year ended June 30, 2010, we repurchased 14,388 shares of our common stock at an average cost of $8.76. For the year ended June 30, 2009, we repurchased 180,718 shares of our common stock at an average cost of $10.21.

Recent Accounting Pronouncements

For discussion of Recent Accounting Pronouncements, please see Note 1-Nature of Business and Significant Accounting Policies in the Notes to the Consolidated Financial Statements beginning on Page F-9.

Impact of Inflation and Changing Prices

The consolidated financial statements presented herein have been prepared in accordance with GAAP. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structure of our assets and liabilities are critical to the maintenance of acceptable performance levels.

The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of non-interest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made.

BUSINESS OF KAISER FEDERAL FINANCIAL GROUP, INC.

Kaiser Federal Financial Group, Inc. is a Maryland corporation, organized in September 2007.  Upon completion of the conversion, Kaiser Federal Financial Group, Inc. will become the holding company of Kaiser Federal Bank and will succeed to all of the business and operations of K-Fed Bancorp and each of K-Fed Bancorp and K-Fed Mutual Holding Company will cease to exist.

Initially following the completion of the conversion, Kaiser Federal Financial Group, Inc. will have no significant assets other than owning 100% of the outstanding common stock of Kaiser Federal Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the Kaiser Federal Bank Employee Stock Ownership Plan, and will have no significant liabilities.  See “How We Intend to Use the Proceeds From the Offering.”  Kaiser Federal Financial Group, Inc. intends to use the support staff and offices of Kaiser Federal Bank and will pay Kaiser Federal Bank for these services.  If Kaiser Federal Financial Group, Inc. expands or changes its business in the future, it may hire its own employees.

Kaiser Federal Financial Group, Inc. intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.”  In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations.  There are, however, no current understandings or agreements for these activities.

BUSINESS OF K-FED BANCORP

K-Fed Bancorp is a federally-chartered stock holding company that was formed in July 2003 as a wholly-owned subsidiary of K-Fed Mutual Holding Company, a federally-chartered mutual holding company, in connection with the mutual holding company reorganization of Kaiser Federal Bank, a federally chartered stock savings bank. Upon completion of the mutual holding company reorganization in July 2003, K-Fed Bancorp acquired all of the capital stock of Kaiser Federal Bank. On March 30, 2004, K-Fed Bancorp completed a minority stock offering in which it sold 5,686,750 shares, or 39.09%, of its outstanding common stock to eligible depositors of Kaiser Federal Bank and the Kaiser Federal Bank employee stock ownership plan in a subscription offering. The remaining 8,861,750 outstanding shares of K-Fed Bancorp’s common stock are owned by K-Fed Mutual Holding Company. At June 30, 2010, K-Fed Mutual Holding Company owned 66.7% of the outstanding shares of common stock of K-Fed Bancorp, with the remaining 33.3%, or 4,428,450 shares held by public stockholders.  K-Fed Bancorp owns 100% of Kaiser Federal Bank’s outstanding common stock.

At June 30, 2010, K-Fed Bancorp had consolidated assets of $866.8 million, deposits of $630.7 million and stockholders’ equity of $94.7 million.  K-Fed Bancorp has not engaged in any significant business to date.  Its primary activity is holding all of the outstanding shares of common stock of Kaiser Federal Bank.  K-Fed Bancorp does not maintain offices separate from those of Kaiser Federal Bank or utilize persons other than certain of Kaiser Federal Bank’s officers.  Our executive offices are located at 1359 North Grand Avenue, Covina, California 91724 and our telephone number is (626) 339-9663. Its website address is www.k-fed.com.  Information on this website is not and should not be considered to be a part of this prospectus.

BUSINESS OF KAISER FEDERAL BANK

General

Kaiser Federal Bank is a community oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. We are headquartered in Covina, California, with branches or financial service centers in Pasadena, Covina, Bellflower, Harbor City, Los Angeles and Panorama City to serve Los Angeles County, financial service centers in Fontana and Riverside to serve San Bernardino and Riverside counties, and one financial service center in Santa Clara to serve Santa Clara County. Financial service centers provide all of the services as our full service branches except they do not disburse cash; however, there is an on-site ATM that dispenses cash.

We began operations as a credit union in 1953 initially serving the employees of the Kaiser Foundation Hospital in Los Angeles, California. As the Kaiser Permanente Medical Care Program evolved so did the credit union, and in 1972, it changed its name to Kaiser Permanente Federal Credit Union. The credit union grew to primarily serve Kaiser Permanente employees and physicians who worked or lived in California. The credit union serviced members with two branches, Pasadena and Santa Clara, and a network of ATMs primarily located in Kaiser Permanente medical centers. However, as a credit union, the credit union was legally restricted to serve only individuals who shared a “common bond” such as a common employer.

After receiving the necessary regulatory and membership approvals, on November 1, 1999, Kaiser Permanente Federal Credit Union converted to a federal mutual savings bank known as Kaiser Federal Bank which serves the general public as well as Kaiser Permanente employees. Kaiser Federal Bank reorganized into the mutual holding company structure in 2003 and became the wholly owned subsidiary of K-Fed Bancorp.

Kaiser Federal Bank’s principal business activity consists of attracting retail deposits from the general public and originating primarily loans secured by first mortgages on owner-occupied one-to-four family residences and multi-family residences located in its market area and, to a lesser extent, automobile and other consumer loans. Prior to 2007, Kaiser Federal Bank purchased, using our own underwriting standards, a significant number of first mortgages on owner-occupied, one-to-four family residences secured by properties located throughout California.  These purchases were primarily funded with Federal Home Loan Bank borrowings.  Kaiser Federal Bank also originated commercial real estate loans, but made the strategic decision to cease such lending in January 2009 in light of the downturn in economic conditions. Historically, we have not originated, or purchased, commercial business, commercial construction, or residential construction loans and have no current plans to do so.

Our revenues are derived principally from interest on loans and mortgage-backed and related securities. We also generate revenue from service charges and other income.

We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market accounts, demand deposit accounts and certificate of deposit accounts with varied terms ranging from 90 days to five years. We solicit deposits in our primary market areas of Los Angeles, Orange, San Diego, San Bernardino, Riverside, and Santa Clara counties, in California.

Market Area

The financial services sector of the United States economy continues to experience a declining economic environment.  Economic conditions continued to weaken both nationally and in our market area of California.  With the tightening of credit standards, there has been an imbalance between the number of homes available for sale and the demand from qualified borrowers, creating significant downward pressure on home prices.  California, in particular, experienced significant declines in real estate values over the past several years and increasing unemployment rates as compared to the national average.

Future growth opportunities will be influenced by the stability of the regional economy and other trends within California, including housing market conditions.  According to the U.S. Census Bureau, unemployment rates in California increased to 12.3% at June 30, 2010 from 11.6% at June 30, 2009 and 7.0% at June 2008.  This compares to the national unemployment rate of 9.5% at June 30, 2010, 9.5% at June 30, 2009 and 5.5% at June 30, 2008.  According to the U.S. Census Bureau, the unemployment rates (not seasonally adjusted) for the Los Angeles-Long Beach-Santa Ana metropolitan area, where most of our lending activity occurs  increased to 11.6% at June 30, 2010 from 10.8% at June 30, 2009 and 6.8% at June 30, 2008.  The S&P/Case-Shiller Home Price Index for the Los Angeles Metropolitan Area declined by approximately 36% at May 2010 as compared to the high reported in 2006.  This compares to the S&P/Case-Shiller U.S. National Home Price Index decline of approximately 29% as compared to the high reported in 2006.  The California Association of Realtors reported single-family home sales decreased 4.2% in June 2010 as compared to June 2009.

According to the California Building Industry Association, housing starts gained ground in June 2010; however,  production levels are still hovering around record lows.  In response to declining new home sales, builders reduced the pace of new construction over the past several years.  According to the U.S. Census Bureau, one-to-four family and multi-family building permits declined significantly in the past two years, both nationally and in California.  On a national level, one-to-four family building permits declined 35% in 2008 and 36% in 2009.  This compares to one-to-four family building permits in California declining 43% in 2008 and 44% in 2009.  Multi-family building permits declined 23% in 2008 and 49% in 2009 on a national level.  This compares to multi-family building permits in California declining 34% in 2008 and 56% in 2009. According to the Construction Industry Research Board, for the first half of 2010 permits were up 17% when compared to the first half of 2009.  One-to-four family permits were up 8% and multi-family permits rose 35%.  While the recent improvement in construction is encouraging, the California housing market and economy have been adversely impacted by the record low levels of building permits over the past several years.

Competition

We face strong competition in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending.

We attract all of our deposits through our branch and ATM network. Competition for those deposits is principally from other savings institutions, commercial banks and credit unions, as well as mutual funds and other alternative investments. We compete for these deposits by offering superior service and a variety of deposit accounts at competitive rates. We have less than a 1% market share of deposits in each of the markets in which we compete.

Lending Activities

General. Historically, we originated and purchased first lien one-to-four family real estate loans throughout our market area. However, we have not purchased any one-to-four family real estate loans since June 2007 as we have focused our efforts on originating multi-family residential loans. We also originate consumer loans, primarily automobile loans.  Prior to January 2009, we also originated commercial real estate loans, but have ceased making such loans until economic conditions improve and the real estate market stabilizes.

Our loans carry either a fixed or an adjustable rate of interest.  We do not offer adjustable rate loans where the initial rate is below the otherwise applicable index rate (i.e., teaser rates). Mortgage loans generally have a longer term amortization, with maturities up to 30 years, depending upon the type of property with principal and interest due each month. Consumer loans are generally short term and amortize monthly or have interest payable monthly.  We also have loans in our portfolio that only require interest payments on a monthly basis. At June 30, 2010, our net loan portfolio totaled $758.0 million, which constituted 87.4% of our total assets. With respect to purchased loans, we underwrote each purchased loan in accordance with our underwriting standards. The majority of the loans that we purchased were acquired with servicing retained by the seller to allow for greater investments in real-estate lending without having to significantly increase our servicing and operations costs. We generally purchased these loans without recourse against the seller.

At June 30, 2010, the maximum amount which we could have loaned to any one borrower and the borrower’s related entities under applicable regulations was $13.4 million, or 15% of our unimpaired capital. At June 30, 2010, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount. Our five largest lending relationships at June 30, 2010 were as follows:

●	three loans to an individual totaling $7.6 million, secured by a multi-tenant medical office building and two multi-family dwellings;

●	seven loans to an individual for $7.5 million secured by seven multi-family dwellings ranging from eight to 50 units;

●	three loans to an individual for $6.8 million secured by a single tenant retail building, a single tenant supermarket building and a 15 tenant mixed use office building;

●	two loans to an individual for $6.5 million secured by a 16 tenant medical office building and a 54 unit multi-family dwelling; and

●	two loans to an individual for $5.7 million secured by a single tenant industrial building and a single tenant office building.

All of the loans noted in the above relationships were performing in accordance with their terms as of June 30, 2010.

The following table presents information concerning the composition of the loan portfolio in dollar amounts and in percentages as of the dates indicated.  There were no loans held for sale on any of the dates indicated below.

	At June 30,
	2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate
One-to-four family	$335,631	43.55%	$377,230	50.22%	$428,727	57.51%	$469,459	66.88%	$437,024	68.63%
Multi-family residential	278,397	36.12	196,575	26.17	132,290	17.75	88,112	12.55	89,220	14.01
Commercial	113,458	14.72	121,143	16.13	115,831	15.54	77,821	11.09	58,845	9.24
Total real estate loans	727,486	94.39	694,948	92.52	676,848	90.80	635,392	90.52	585,089	91.88

Other loans
Consumer:
Automobile	29,492	3.83	41,798	5.56	52,299	7.01	53,100	7.56	41,572	6.53
Home equity	1,096	0.14	1,299	0.17	1,405	0.19	1,446	0.21	1,787	0.28
Other	12,672	1.64	13,119	1.75	14,883	2.00	12,024	1.71	8,374	1.31
Total other loans	43,260	5.61	56,216	7.48	68,587	9.20	66,570	9.48	51,733	8.12

Total loans	770,746	100.00%	751,164	100.00%	745,435	100.00%	701,962	100.00%	636,822	100.00%

Less:
Net deferred loan originations costs (fees)	607		376		33		(134)		(202)
Net (discounts) premiums on purchased loans	(59)		(79)		(48)		120		195
Allowance for loan losses	(13,309)		(4,586)		(3,229)		(2,805)		(2,722)
Total loans receivable, net	$757,985		$746,875		$742,191		$699,143		$634,093

Loan Maturity. The following schedule illustrates certain information at June 30, 2010 regarding the dollar amount of loans maturing in the portfolio based on their contractual terms-to-maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

	Real Estate			Consumer
	One-to-four family	Multi-family residential	Commercial	Automobile	Home Equity	Other	Total
	(In thousands)
At June 30, 2010

Within one year (1)	$136	$—	$—	$1,027	$1,096	$2,690	$4,949

After 1 year:
After one year through three years	132	249	3,469	15,518	—	1,255	20,623
After three years through five years	731	21	9,594	12,909	—	1,308	24,563
After five years through ten years	37,006	23,137	99,304	38	—	7,419	166,904
After ten years through 15 years	8,960	231,106	1,091	—	—	—	241,157
After 15 years	288,666	23,884	—	—	—	—	312,550
Total due after one year	335,495	278,397	113,458	28,465	—	9,982	765,797

Total	$335,631	$278,397	$113,458	$29,492	$1,096	$12,672	$770,746

(1)	Includes demand loans and loans that have no stated maturity.

The following table sets forth the dollar amount of all loans at June 30, 2010 that are due after June 30, 2011, which have fixed interest rates and adjustable interest rates.

	Due after June 30, 2011
	Fixed Rate	Adjustable Rate	Total
	(In thousands)
Real estate loans
One-to-four family	$276,859	$58,636	$335,495
Multi-family residential	—	278,397	278,397
Commercial	—	113,458	113,458
Total real estate loans	276,859	450,491	727,350

Other loans
Consumer:
Automobile	28,465	—	28,465
Home equity	—	—	—
Other	9,982	—	9,982
Total other loans	38,447	—	38,447
Total loans	$315,306	$450,491	$765,797

One-to-Four Family Residential Lending. At June 30, 2010, our first lien one-to-four family residential mortgage loans totaled $335.6 million, or 43.5%, of our gross loan portfolio. We generally underwrite our one-to-four family loans based on the applicant’s employment, credit history and the appraised value of the subject property. With respect to loans we have purchased, we underwrote each loan based upon our underwriting standards prior to making the purchase. Presently, we lend up to 80% of the lesser of the appraised value or purchase price of the subject property for one-to-four family residential loans. Properties securing our one-to-four family loans are appraised by independent state licensed fee appraisers approved by our Board of Directors. We require our borrowers to obtain title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements.

We currently originate one-to-four family mortgage loans on a fixed rate and adjustable rate basis. Our pricing strategy for mortgage loans includes setting interest rates that are competitive with other local financial institutions and consistent with our internal needs. Adjustable rate loans are tied to indices based on the one year London Inter Bank Offering Rate and U.S. Treasury securities adjusted to a constant maturity of one year. A majority of our adjustable rate loans carry an initial fixed rate of interest for either three or five years which then converts to an interest rate that is adjusted annually based upon the applicable index. Our one-to-four family mortgage loans are structured with a thirty year maturity and with amortizations up to a 30-year period. All of our one-to-four family loans are secured by properties located in California. All our real estate loans contain a “due on sale” clause allowing us to declare the unpaid principal balance due and payable upon the sale of the security property.

Adjustable rate mortgage loans generally pose different credit risks than fixed rate loan mortgages, primarily because as interest rates rise, the borrower’s payment rises, increasing the potential for default.  At June 30, 2010, our one-to-four family adjustable rate mortgage loan portfolio totaled $58.6 million, or 7.6% of our gross loan portfolio. At that date, the fixed rate one-to-four family mortgage loan portfolio totaled $277.0 million, or 35.9% of our gross loan portfolio.  Included in non-accrual loans at June 30, 2010 were $2.9 million in adjustable rate one-to-four family mortgage loans and $21.9 million in fixed rate one-to-four family mortgage loans.

In addition, we previously purchased interest-only one-to-four family mortgage loans. One-to-four family interest-only mortgage loans have decreased by $14.4 million, or 24.1% to $45.3 million at June 30, 2010 from $59.7 million at June 30, 2009. We have also purchased loans underwritten based upon stated income. A stated income loan is a loan where the borrower’s income source is not subject to verification through the application process, but the reasonableness of the stated income is verified through review of other sources, such as compensation surveys. One-to-four family stated income mortgage loans have decreased by $19.1 million, or 20.3% to $75.2 million at June 30, 2010 from $94.3 million at June 30, 2009. As of June 30, 2010, $53.4 million of stated income mortgage loans were fixed rate loans and $21.8 million were adjustable rate loans.  Included in non-accrual loans at June 30, 2010 were $12.5 million in one-to-four family loans that were interest-only or stated income loans that carried a specific valuation allowance of $1.7 million.  There were $3.2 million in interest-only or stated income loans that were modified as of June 30, 2010.  The $3.2 million in loans were classified as troubled debt restructurings and are included in non-accrual loans.  There are no special or unusual payment arrangements on these loans.

In 2005, we began to purchase interest-only loans assuming a fully amortizing monthly payment and loan qualification was based upon the rate that would apply upon the first interest rate adjustment.  We have no plans to increase the number of interest-only or stated income loans held in our loan portfolio or originate such loans at this time and have not purchased any such loans since 2007.  An interest-only loan typically provides for the payment of interest (rather than both principal and interest) for a fixed period of three, five or seven years, thereafter the loan payments adjust to include both principal and interest for the remaining term.  By imposing these additional underwriting standards we believe these loans should not present greater risk than other loans in our one-to-four family loan portfolio.

The following table describes certain risk characteristics of our one-to-four family nonconforming mortgage loans held for investment as of June 30, 2010 and June 30, 2009:

Category	Outstanding Balance	Weighted-Average Credit Score(1)	Weighted Average LTV(2)	Weighted- Average Seasoning(3)
	(Dollars in thousands)

June 30, 2010
Interest-only(4)	$45,295	735	71.86%	4.16	years
Stated income(4)(5)	75,184	737	66.95	5.18
Credit score less than or equal to 660	25,268	640	70.68	4.90

June 30, 2009
Interest-only(4)	$59,741	736	76.25%	3.46	years
Stated income(4)(5)	94,263	738	71.84	4.34
Credit score less than or equal to 660	27,766	641	71.23	4.05

(1)	The credit score is one factor in determining the credit worthiness of a borrower based on the borrower’s credit history. The credit score is as of origination.
(2)	LTV (loan-to-value) is the ratio calculated by dividing the original loan balance by the original appraised value of the real estate collateral.
(3)	Seasoning describes the number of years since the funding date of the loan.
(4)	At June 30, 2010 and June 30, 2009 there were $9.9 million and $16.8 million in loans that are both stated income and interest-only, respectively.
(5)
Stated income is defined as a borrower provided level of income which is not subject to verification during the loan origination process through the borrower’s application, but the reasonableness of the borrower’s income is verified through other sources.

Multi-Family Residential Real Estate Lending. We also offer multi-family residential real estate loans through our loan division at the Covina headquarters office. These loans are secured by real estate located in our primary market areas, within the state of California.  We generally originate multi-family residential loans through our loan officers.  Since multi-family residential lending has become the predominate source of our loan origination activity, we have hired additional seasoned loan officers, underwriters, and support staff in this area. We seek to originate multi-family residential loans with initial principal balances of $1.5 million or less.   At June 30, 2010, multi-family residential loans totaled $278.4 million, or 36.1%, of our gross loan portfolio, and consisted of 415 loans outstanding with an average loan balance of $671,000 although we originate loans with balances greater than this average.

Our multi-family residential loans are originated with adjustable interest rates. We use a number of indices to set the interest rate, including a rate based on the constant maturity of one year U.S. Treasury securities. Our adjustable rate loans carry an initial fixed rate of interest for one, three, five or seven years which then convert to an interest rate that is adjusted annually based upon the applicable index. Presently, our underwriting guidelines allow us to lend up to 70% of the lesser of the appraised value or purchase price of multi-family residential real estate. These loans require monthly payments, amortize over a period of up to 30 years and have maximum maturities of 30 years and carry prepayment penalties.

Loans secured by multi-family residential real estate are underwritten based on non-discriminatory underwriting standards and loan origination procedures established by Kaiser Federal Bank’s Credit Committee.  Loan policies are reviewed annually, or more frequently if warranted, and approved by both the Credit Committee and Kaiser Federal Bank’s Board of Directors.  The loan underwriting process is intended to assess the income producing potential of the property and the financial strength of the borrower.  We review the borrower’s sources of income, cash flow, assets, and credit history.  We evaluate the historical and projected income and expenses of the borrower and property.  We also evaluate a guarantor when a guarantee is provided as part of the loan.  The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt. Appraisals and secondary review appraisals on properties securing multi-family residential loans are performed by independent state licensed fee appraisers approved by our Board of Directors.

Loans secured by multi-family residential properties are generally larger and involve a greater degree of credit risk than one-to-four family residential mortgage loans. Because payments on loans secured by multi-family residential properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. In order to monitor the adequacy of cash flows on income-producing properties, the borrowers are required to provide periodic financial information.  To ensure adequate resources to request, follow-up, and analyze borrower financial updates, additional staff has been allocated to these functions, and staffing will be added in the future to support the size and complexity of the portfolios.  Included in non-accrual loans at June 30, 2010 were five multi-family residential real estate loans totaling $4.0 million, three of which were classified as troubled debt restructurings and are current under the modified terms.  See “—Asset Quality-Non-Performing Assets.”

Commercial Real Estate Lending. In January 2009, we suspended offering new commercial real estate loans due to the unstable economic outlook for this type of loan.  We will reevaluate whether to originate commercial real estate loans in the future as market conditions change.  The existing portfolio is secured primarily by small retail establishments, small industrial warehouse buildings and small office buildings located in our primary market area, within the state of California, and are both owner and non-owner occupied.  These loans were originated through our staff at our Covina headquarters office.  Generally, we have not purchased commercial real estate loans.  At June 30, 2010, commercial real estate loans totaled $113.5 million, or 14.7% of our gross loan portfolio, of which $24.1 million or 21.2% of this portfolio was to borrowers who occupy the property.  The table below shows the number and balance by collateral type of our commercial real estate loans at June 30, 2010.

Type of Loan	Number of Loans	Balance
		(In thousands)

Office	36	$40,728
Owner occupied	35	24,054
Manufacturing facilities	13	16,912
Retail	10	16,188
Medical office	4	5,346
Other	13	10,230
Total	111	$113,458

We originated only adjustable rate commercial real estate loans. The interest rate on these loans is tied to a rate based on the constant maturity of one year U.S. Treasury securities. A majority of our adjustable rate loans carry an initial fixed rate of interest for either three or five years which then converts to an interest rate that is adjusted annually based upon the index. Presently, our underwriting guidelines allow us to lend up to 60% of the lesser of the appraised value or purchase price for the commercial real estate. These loans require monthly payments, amortize up to thirty years, have maturities of up to fifteen years and carry prepayment penalties.

Loans secured by commercial real estate were underwritten based on the income producing potential of the property, the financial strength of the borrower and any guarantors. The net operating income, which is the income derived from the operation of the property less all operating expenses, must be sufficient to cover the payments related to the outstanding debt. We may require an assignment of rents or leases in order to be assured that the cash flow from the project will be used to repay the debt. All loans required an appraisal and secondary review from two different independent state licensed fee appraisers on our approved appraiser list, which is approved by the Board of Directors.

Loans secured by commercial real estate properties are generally larger and involve a greater degree of credit risk than one-to-four family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. If the cash flow from the project is reduced, or if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  In order to monitor the adequacy of cash flows on income-producing properties, the borrowers are required to provide periodic financial information.  Included in non-accrual loans as of June 30, 2010 was one contractually current commercial real estate loan with a balance of $2.7 million.  See “—Asset Quality.”

Consumer Loans. We offer a variety of secured consumer loans, including home equity lines of credit, new and used automobile loans, and loans secured by savings deposits. We also offer a limited amount of unsecured loans. Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates, and carry higher rates of interest than do one-to-four family residential mortgage loans. At June 30, 2010, our consumer loan portfolio, exclusive of automobile loans, totaled $13.8 million, or 1.8%, of our gross loan portfolio.

The most significant component of our consumer lending is automobile loans. We originate automobile loans only on a direct basis with the borrower. Many of our automobile loans are made to employees of the Kaiser Permanente Health Care System. Loans secured by automobiles totaled $29.5 million, or 3.83%, of our gross loan portfolio at June 30, 2010. Automobile loans may be written for up to seven years for new automobiles and a maximum of five years for used automobiles and have fixed rates of interest. Loan-to-value ratios for automobile loans are up to 100% of the manufacturer’s suggested retail price for new automobiles and up to 100% of value on used cars, based on valuation from official used car guides.

Each automobile loan requires the borrower to keep the financed vehicle fully insured against loss or damage by fire, theft and collision.  Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the borrower during the entire term which the related loan is outstanding.  In addition, we have the right to force place insurance coverage in the event the required physical damage insurance on an automobile is not maintained by the borrower.

Our primary focus when originating automobile loans is on the ability of the borrower to repay the loan rather than the value of the underlying collateral.  The amount financed by us is generally up to the manufacturer’s suggested retail price of the financed vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts obtained through us in connection with the vehicle.

Consumer loans may entail greater risk than do one-to-four family residential mortgage loans, particularly in the case of consumer loans which are secured by rapidly depreciable assets, such as automobiles. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Loan Approval Procedures and Authority. All multi-family residential and commercial real estate loans require an appraisal and secondary review appraisal as part of the underwriting process. One-to-four family residential loans require an appraisal and may be subject to a secondary review appraisal. Secured consumer loans require evaluation of collateral.  Additionally, any loan request that results in a total credit exposure to one borrower of over $500,000 and up to $1.5 million requires the additional approval of a second underwriter and/or the Chief Credit Officer.  Any loan request that results in a total credit exposure to one borrower over $1.5 million and up to $5 million requires the approval of the Credit Committee, which is currently comprised of the Chairman of the Board, President/CEO, Chief Operating Officer, Chief Credit Officer, and other senior lending staff.  Loan requests that result in a credit exposure to one borrower over $5.0 million require the board of director’s approval.  All loan approvals granted by the Credit Committee are documented in the meeting minutes and reported to the Board of Directors.  Although our regulatory loans-to-one borrower limit is substantially higher than the $5 million internal limit, and will increase with the successful completion of this offering, our intention is to keep our lending limits at their current levels.

Loan Originations, Purchases, Sales and Repayments. We originate loans through employees located at our headquarters office. Walk-in customers and referrals from our current customer base, advertisements, real estate brokers and mortgage loan brokers are also important sources of loan originations.

While we originate adjustable rate and fixed rate loans, our ability to originate loans is dependent upon customer demand for loans in our market area. Demand is affected by local competition and the interest rate environment. In prior years, we have also purchased real estate whole loans as well as participation interests in real estate loans. However, we have not purchased any loans since June 2007. At June 30, 2010, our real estate loan portfolio totaled $727.5 million or 94.4% of the gross loan portfolio. Purchased real estate loans serviced by others at June 30, 2010 totaled $215.3 million, or 27.9% of the gross loan portfolio.  At June 30, 2009, our real estate loan portfolio totaled $694.9 million or 92.5% of the gross loan portfolio. Purchased real estate loans serviced by others at June 30, 2009 totaled $291.1 million, or 38.8% of the gross loan portfolio.

The following table shows the loan originations, purchases, sales and repayment activities for the years indicated.

	For the Year Ended June 30,
	2010	2009	2008
	(In thousands)
Originations by type:
Adjustable rate:
Real estate one-to-four family	$—	$—	$4,491
-multi-family residential	91,104	76,495	59,548
-commercial	—	13,664	53,108
Non-real estate – other consumer	—	—	185
Total adjustable rate	$91,104	$90,159	$117,332

Fixed rate:
Real estate one-to-four family	$29,045	$7,777	$14,749
Non-real estate - consumer automobile	8,285	12,395	24,960
- other consumer	9,397	11,264	13,569
Total fixed rate	46,727	31,436	53,278
Total loans originated	$137,831	$121,595	$170,610

Purchases:
Adjustable rate:
Real estate one-to-four family	$—	$—	$—
-multi-family residential	—	—	—
-commercial	—	—	—
Total adjustable rate	$—	$—	$—

Fixed rate:
Real estate one-to-four family	$—	$—	$—
Total fixed rate	—	—	—
Total loans purchased	$—	$—	$—

Sales and repayments:
Sales and loan participations sold	$2,485	$—	$—
Principal repayments	115,764	115,866	127,137
Total reductions	118,249	115,866	127,137
Decrease in other items, net	(8,472)	(1,045)	(425)
Net increase	$11,110	$4,684	$43,048

Asset Quality

General. As a result of the prolonged distressed economic environment, elevated unemployment levels and a depressed real estate market, our loan portfolio continues to show increased delinquency.  While delinquency ratios have increased we continue our disciplined lending practices including our strict adherence to a long standing regimented credit culture that emphasizes the consistent application of underwriting standards to all loans.  In this regard, we fully underwrite all loans based on an applicant’s employment history, credit history and an appraised value of the subject property.  With respect to loans we purchased in the past, we underwrote each loan based upon our own underwriting standards prior to making the purchase.  The following underwriting guidelines, among other things, have been used by us as underwriting tools to further limit our potential loss exposure:

●	All variable rate one-to-four family residential loans are underwritten using the fully indexed rate;

●	We only lend up to 80% of the lesser of the appraised value or purchase price for one-to-four family residential loans; and

●	We only lend up to 70% of the appraised value or purchase price for multi-family residential loans.

Additionally, our portfolio has remained strongly anchored in traditional mortgage products. We do not originate or purchase construction and development loans, teaser option-ARM loans, negatively amortizing loans or high loan-to-value loans.

At June 30, 2010, one-to-four family residential mortgage loans totaled $335.6 million, or 43.5%, of our gross loan portfolio of which $277.0 million were fixed rate and $58.6 million were adjustable rate loans.  Adjustable rate mortgages generally pose different credit risks than fixed rate mortgages, primarily because as interest rates rise, the borrower’s payment rises, increasing the potential for default.  Included in non-accrual loans at June 30, 2010 were $2.9 million in adjustable rate one-to-four family loans and $21.9 million in fixed rate one-to-four family loans.  Overall this represents 7.4% of the one-to-four family residential mortgage loan portfolio.

All of our real estate loans are secured by properties located in California.  The following tables set forth our real estate loans and non-accrual real estate loans by county:

Real Estate Loans by County as of June 30, 2010
County	One-to-four family	Multi-family residential	Commercial	Total	Percent
	(Dollars in thousands)

Los Angeles	$127,625	$208,616	$65,614	$401,855	55.24%
Orange	55,968	24,027	28,464	108,459	14.91
San Diego	31,318	15,878	2,665	49,861	6.85
Riverside	14,912	6,850	9,376	31,138	4.28
San Bernardino	13,584	14,033	4,181	31,798	4.37
Santa Clara	25,634	577	—	26,211	3.60
Alameda	12,699	65	465	13,229	1.82
Other	53,891	8,351	2,693	64,935	8.93
Total	$335,631	$278,397	$113,458	$727,486	100.00%

Non-accrual Real Estate Loans by County as of June 30, 2010
County	One-to-four family	Multi-family residential	Commercial	Total	Percent of Non- accrual to Loans in Each Category
	(Dollars in thousands)

Los Angeles	$8,081	$—	$—	$8,081	2.01%
Orange	2,870	—	—	2,870	2.65
San Diego	2,942	—	2,665	5,607	11.25
Riverside	3,239	231	—	3,470	11.14
San Bernardino	2,634	2,705	—	5,339	16.79
Santa Clara	1,005	—	—	1,005	3.83
Alameda	985	—	—	985	7.45
Other	2,998	1,029	—	4,027	6.20
Total	$24,754	$3,965	$2,665	$31,384	4.31%

Problem Assets. For one-to-four family residential, multi-family residential and commercial real estate loans serviced by us, a notice is sent to the borrower when the loan is eight days past due. When the loan is twenty days past due, we mail a subsequent delinquency notice to the borrower. Typically, before the loan becomes thirty days past due, contact with the borrower is made requesting payment of the delinquent amount in full, or the establishment of an acceptable repayment plan to bring the loan current. If an acceptable repayment plan has not been agreed upon, loan personnel will generally prepare a notice of intent to foreclose. The notice of intent to foreclose allows the borrower up to ten days to bring the account current. Once the loan becomes sixty days delinquent, and an acceptable repayment plan has not been agreed upon, the servicing officer will turn over the account to the deed of trust trustee with instructions to initiate foreclosure.  Real estate loans serviced by a third party are subject to the servicing institution’s collection policies. However, we track each purchased loan individually to attempt to receive full payments as scheduled. Each month, third party servicers are required to provide delinquent loan status reports to our servicing officer, which are included in the month-end delinquent real estate report to management.

When a borrower fails to make a timely payment on a consumer loan, a delinquency notice is sent when the loan is ten days past due. When the loan is twenty days past due, we mail a subsequent delinquency notice to the borrower. Once a loan is thirty days past due, our staff contacts the borrower by telephone to determine the reason for delinquency and to request payment of the delinquent amount in full or to establish an acceptable repayment plan to bring the loan current. If the borrower is unable to make or keep payment arrangements, additional collection action is taken in the form of repossession of collateral for secured loans and legal action for unsecured loans.

At June 30, 2010, $208.8 million, or 62.2% of our one-to-four family residential mortgage portfolio was serviced by others.  As a result of a higher level of delinquent loans nationwide, third party servicers have been unable to service and in certain circumstances foreclose on properties in a timely manner.  Currently, we track the servicing of these loans on our core mortgage servicing system.  We have hired additional experienced mortgage loan workout staff and reallocated existing staff to monitor the collection activity of the servicers and perform direct customer outreach when a loan falls 30 days past due.  In many instances, our role has been to provide direction to the third party servicers regarding loan modification requests and to develop collection plans for individual loans, while maintaining contact with the borrower.  Due to a number of factors, including the high rate of loan delinquencies, we believe our loan servicers have not vigorously pursued collection efforts on our behalf.  We have been unsuccessful in negotiating the transfer of these servicing rights to us and are currently pursuing legal action.  We have filed a lawsuit against Bank of America and expect to file suit against another loan servicer in the next few months seeking to obtain the transfer of servicing rights on $205.2 million of loans serviced by others.  In anticipation of this effort, we have hired additional staff in the real estate loan servicing area.

The following table presents information concerning the composition of the one-to-four family residential loan portfolio by servicer at June 30, 2010:

	Amount	Percent	Non-performing	Percent of Non- accrual to Loans in Each Category
	(Dollars in thousands)

Purchased and serviced by others	$208,800	62.21%	$16,048	7.69%
Purchased and servicing transferred to us	30,747	9.16	4,578	14.89
Originated and serviced by us	96,084	28.63	4,128	4.30
Total	$335,631	100.00%	$24,754	7.38%

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated:

	Loans Delinquent:
	60-89 Days		90 Days or More		Total
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount
	(Dollars in thousands)
At June 30, 2010
Real estate loans:
One-to-four family	3	$1,297	33	$13,373	36	$14,670
Multi-family residential	—	—	2	2,786	2	2,786
Commercial	—	—	—	—	—	—
Other loans:
Automobile	4	35	—	—	4	35
Home equity	—	—	1	63	1	63
Other	—	—	2	4	2	4
Total loans	7	$1,332	38	$16,226	45	$17,558

At June 30, 2009
Real estate loans:
One-to-four family	6	$2,212	14	$6,220	20	$8,432
Multi-family residential	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Other loans:
Automobile	3	16	—	—	3	16
Home equity	—	—	—	—	—	—
Other	11	16	6	11	17	27
Total loans	20	$2,244	20	$6,231	40	$8,475

At June 30, 2008
Real estate loans:
One-to-four family	—	$—	4	$1,583	4	$1,583
Multi-family residential	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Other loans:
Automobile	10	159	8	132	18	291
Home equity	—	—	—	—	—	—
Other	22	34	9	15	31	49
Total loans	32	$193	21	$1,730	53	$1,923

At June 30, 2007
Real estate loans:
One-to-four family	—	$—	2	$1,115	2	$1,115
Multi-family residential	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Other loans:
Automobile	7	111	2	19	9	130
Home equity	—	—	—	—	—	—
Other	5	8	4	7	9	15
Total loans	12	$119	8	$1,141	20	$1,260

At June 30, 2006
Real estate loans:
One-to-four family	2	$383	—	$—	2	$383
Multi-family residential	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Other loans:
Automobile	8	108	7	57	15	165
Home equity	—	—	—	—	—	—
Other	3	3	6	10	9	13
Total loans	13	$494	13	$67	26	$561

Delinquent loans 60 days or more past due increased to $17.6 million or 2.28% of total loans at June 30, 2010 from $8.5 million or 1.13% of total loans at June 30, 2009.  Delinquent one-to-four family loans increased from $8.4 million at June 30, 2009 to $14.7 million at June 30, 2010.  In addition, there were two multi-family residential loans totaling $2.8 million that were over 90 days delinquent at June 30, 2010 and are in the process of foreclosure.

Non-Performing Assets. Non-performing assets consist of non-accrual loans and foreclosed assets. Loans to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days and over past due. All loans past due 90 days and over are classified as non-accrual. On non-accrual loans, interest income is not recognized until actually collected. At the time the loan is placed on non-accrual status, interest previously accrued but not collected is reversed and charged against current income.  Non-accrual loans also include certain troubled debt restructurings.

At June 30, 2010, we had $16.0 million in troubled debt restructurings.  Of the $16.0 million in troubled debt restructurings, $13.0 million are included in non-accrual loans in the following table.  There were no further commitments to customers whose loans were troubled debt restructurings at June 30, 2010.

Any changes or modifications made to loans are carefully reviewed to determine whether they are troubled debt restructurings.  Any loan modifications made due to financial difficulties of the borrower where a concession is made are reported as troubled debt restructurings.  Any other changes or modifications made for borrowers who are not experiencing financial difficulties are done on an infrequent basis. There were nine loans that were modified in fiscal 2010 and not accounted for as troubled debt restructurings in the amount of $6.2 million. The modifications were made to refinance the loans to maintain the borrowing relationships and generally consisted of term or rate modifications.  The borrowers were not experiencing financial difficulty and the modifications were made at market terms.

Real Estate Owned.  Real estate owned and repossessed assets consist of real estate and other assets which have been acquired through foreclosure on loans.   At the time of foreclosure, assets are recorded at fair value less estimated selling costs, with any write-down charged against the allowance for loan losses.  The fair value of real estate owned is determined by a third party appraisal of the property.

The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One-to-four family	$15,561	$6,766	$1,583	$1,115	$—
Multi-family residential	2,786	—	—	—	—
Commercial	—	—	—	—	—
Other loans:
Automobile	—	—	132	19	57
Home equity	63	—	—	—	—
Other	4	11	15	7	10
Troubled debt restructurings:
One-to-four family	9,193	1,859	—	—	—
Multi-family residential	1,179	235	—	—	—
Commercial	2,665	—	—	—	—
Total non-accrual loans	$31,451	$8,871	$1,730	$1,141	$67

Real estate owned and repossessed assets:
Real estate loans:
One-to-four family	$1,373	$496	$1,045	$238	$—
Multi-family residential	—	—	—	—	—
Commercial	—	—	—	—	—
Other loans:
Automobile	—	3	161	74	69
Home equity	—	—	—	—	—
Other	—	—	—	—	—
Total real estate owned and repossessed assets	$1,373	$499	$1,206	$312	$69

Total non-performing assets	$32,824	$9,370	$2,936	$1,453	$136

Ratios:
Non-performing loans to total loans (1)	4.08%	1.18%	0.23%	0.16%	0.01%
Non-performing assets to total assets	3.79%	1.05%	0.35%	0.18%	0.02%
Non-accrued interest (2)	$408	$170	$49	$17	$1

(1)	Total loans are net of deferred fees and costs.
(2)	If interest on the loans classified as non-accrual had been accrued, interest income in these amounts would have been recorded.

The increase in non-accrual loans was a result of the increased delinquency in real estate loans as a result of the continued deterioration in the housing market as well as deteriorating general economic conditions and increased and prolonged unemployment in our market area.  We continue to work with responsible borrowers to keep their properties and as a result we have restructured $16.0 million in mortgage loans of which $12.8 million were performing in accordance with their revised contractual terms at June 30, 2010.  This compares to $2.1 million in restructured loans at June 30, 2009.  Of the $16.0 million in restructured loans, $13.0 million were reported as non-accrual at June 30, 2010.  Troubled debt restructured loans are reported as non-accrual until we are reasonably assured of repayment and sustained performance according to the modified terms.  At June 30, 2010, there were $6.6 million of multi-family residential and commercial real estate loans on non-accrual for which specific valuation allowances of $1.3 million have been applied.  Included in the $6.6 million of income property loans on non-accrual at June 30, 2010 were five multi-family residential loans totaling $3.9 million and one commercial real estate loan totaling $2.7 million.

At June 30, 2010, there were five multi-family residential loans on non-accrual. The first multi-family residential loan was made to one borrower with a principal balance of $1.8 million located in Adelanto, California at June 30, 2010.  The loan was over 90 days delinquent and had a court appointed receiver in place to manage the property and collect the rents during the judicial foreclosure process.  The second multi-family residential loan located in Tehachapi, California was made in the amount of $1.0 million and was over 90 days delinquent and in the process of foreclosure at June 30, 2010.  The remaining three multi-family residential loans on non-accrual were in the amount of $1.2 million in the aggregate and were troubled debt restructurings at June 30, 2010.  At June 30, 2010, we had one non-accruing commercial real estate loan with a balance of $2.7 million secured by a strip mall in San Diego, California, which was current at June 30, 2010, but had previously experienced cash flow problems.

Classified Assets. Regulations provide for the classification of loans and other assets, such as debt and equity securities considered by regulators to be of lesser quality, as “substandard,” “doubtful” or “loss.”  An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.”  Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Loans are classified as special mention when it is determined a loan relationship should be monitored more closely. Loans are classified as special mention for a variety of reasons including changes in recent borrower financial condition, changes in borrower operations, changes in value of available collateral, concerns regarding changes in economic conditions in a borrower’s industry, and other matters. A loan classified as special mention in many instances may be performing in accordance with the loan terms.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management and approved by the Board of Directors. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, which may order the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the Office of Thrift Supervision and in accordance with our classification of assets policy, we regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. The total amount of classified assets represented 53.4% of our equity capital and 5.8% of our total assets at June 30, 2010, as compared to 23.2% of our equity capital and 2.4% of our total assets at June 30, 2009.  At June 30, 2010 and 2009, there were $31.5 million and $8.9 million in non-accrual loans included in classified assets, respectively.

The aggregate amount of our classified and special mention assets at the dates indicated were as follows:

	At June 30,
	2010	2009	2008
	(In thousands)
Classified and Special Mention Assets:
Loss	$9	$20	$84
Doubtful	43	126	460
Substandard	40,513	13,964	3,519
Special Mention	10,043	7,316	5,335
Total	$50,608	$21,426	$9,398

Allowance for Loan Losses. We maintain an allowance for loan losses to absorb probable incurred losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable losses inherent in the loan portfolio. In accordance with GAAP, the allowance is comprised of both specific and general valuation allowances.

The specific component relates to loans that are classified as impaired.  We consider a loan impaired when it is probable that we will be unable to collect all amounts due according to the terms of the loan agreement and determine impairment by computing a fair value either based on discounted cash flows using the loan’s initial interest rate or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent.  The general component covers non-impaired loans and is based both on our historical loss experience as well as significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date.

The general valuation allowance is calculated by applying loss factors to outstanding loans based on the internal risk evaluation of the loans or pools of loans. Changes in risk evaluations of both performing and non-performing loans affect the amount of the allowance. The appropriateness of the allowance is reviewed and established by management based upon its evaluation of then-existing economic and business conditions affecting key lending areas and other conditions, such as credit quality trends (including trends in non-performing loans expected to result from existing conditions), collateral values, loan volumes and concentrations, specific industry conditions and peer data within portfolio segments, and recent loss experience in particular segments of the portfolio that existed as of the balance sheet date and the impact that such conditions were believed to have had on the collectability of the loan. Significant factors reviewed in determining the allowance for loan losses included loss ratio trends by loan product and concentrations in geographic regions as well as concentrations by third party servicers. Specific valuation allowances on real estate loans are charged-off at foreclosure; however, we include specific valuation allowances in our historical loss experience ratios.  Holding period restrictions imposed by the State of California on lenders foreclosing on owner occupied real estate securing one-to-four family residential loans and difficulty pursuing collection efforts through third party servicers on our behalf has delayed our ability to foreclose.

Our multi-family and commercial real estate loans (“income property”) are less seasoned, and therefore, to-date we have not incurred material charge-offs and our delinquent history on income property loans has been less than our single-family real estate loans.  In addition, the multi-family portfolio has been a significant growth area in our loan portfolio during 2010.  For income property loans we review the debt service coverage ratios, seasoning and peer group data.  In 2010, we expanded our migration analysis to include the credit loss migration from published sources, including both the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, in order to determine the allowance for loan losses on income property loans, given the characteristics of the peer group as compared to our portfolio.  Due to the loss experience of our peer group over the past year, our analysis of debt service coverage ratios, and the growth of our income property loans year over year, the general valuation portion of our income property loan portfolio increased by $3.1 million at June 30, 2010, compared to June 30, 2009.

Senior management reviews these conditions quarterly in discussions with our senior credit officers. To the extent that any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management’s estimate of the effect of such condition may be reflected as a specific allowance applicable to such credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management’s evaluation of the loss related to this condition is reflected in the general allowance. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments.

Given that management evaluates the adequacy of the allowance for loan losses based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral and economic conditions in our market area, this evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Large groups of smaller balance homogeneous loans that are collectively evaluated for impairment and are excluded from specific impairment evaluation; their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

Because the allowance for loan losses is based on estimates of losses inherent in the loan portfolio, actual losses can vary significantly from the estimated amounts. Our methodology as described above permits adjustments to any loss factor used in the computation of the formula allowance in the event that, in management’s judgment, significant factors which affect the collectability of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the estimated losses inherent in the loan portfolio on a quarterly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that has become available. In addition, management’s determination as to the amount of our allowance for loan losses is subject to review by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, which may require the establishment of additional general or specific allowances based upon their judgment of the information available to them at the time of their examination of Kaiser Federal Bank.

Our provision for loan losses increased to $9.9 million for the year ended June 30, 2010 compared to $2.6 million for the year ended June 30, 2009. The provision for loan losses for the year ended June 30, 2010 was comprised of $4.8 million in general valuation allowances and $5.1 million in specific valuation allowances.  The increase in provision for loan losses was primarily attributable to an increase in real estate loan delinquencies and troubled debt restructurings during the period.  Also impacting the provision for loan losses for the year ended June 30, 2010 were multi-family residential and commercial real estate loans totaling $6.4 million that were added to non-accrual.  The allowance for loan losses as a percentage of total loans was 1.73% at June 30, 2010 as compared to 0.61% at June 30, 2009. The allowance for loan losses as a percentage of non-accrual loans was 42.32% at June 30, 2010 as compared to 51.69% at June 30, 2009.  The decreased ratio at June 30, 2010 and 2009, as compared to prior years, was due to the increase in delinquencies and non-performing loans during those years.  Total allowance for loan losses have increased as well over the same time period as a result of the declining portfolio trends.  The general valuation allowance has increased from $3.4 million at June 30, 2009 to $8.0 million at June 30, 2010.  The general valuation allowance as a percentage of total loans was 1.04% at June 30, 2010 as compared to 0.45% at June 30, 2009.  The specific valuation allowance increased from $1.2 million at June 30, 2009 to $5.3 million at June 30, 2010.  The following sets forth an analysis of our allowance for loan losses.

	At or For the Year Ended June 30,
	2010	2009	2008	2007	2006
	(Dollars in thousands)

Balance at beginning of year	$4,586	$3,229	$2,805	$2,722	$2,408

Charge-offs:
One-to-four family real estate	966	860	70	—	—
Multi-family residential real estate	—	—	—	—	—
Commercial real estate	—	—	110	—	—
Consumer – automobile	184	487	646	676	547
Consumer – other	82	141	80	92	33
Total charge-offs	1,232	1,488	906	768	580
Recoveries:
One-to-four family real estate	—	—	—	—	—
Multi-family residential real estate	—	—	27	—	—
Commercial real estate	—	—	—	—	—
Consumer – automobile	65	227	304	312	234
Consumer – other	23	32	37	10	8
Total recoveries	88	259	368	322	242

Net charge-offs	1,144	1,229	538	446	338
Provision for losses	9,867	2,586	962	529	652
Balance at end of year	$13,309	$4,586	$3,229	$2,805	$2,722

Ratios:
Net charge-offs to average loans during the year (1)	0.15%	0.16%	0.07%	0.07%	0.06%
Net charge-offs to average non-performing loans during the year	5.24%	23.91%	35.35%	47.90%	73.04%
Allowance for loan losses as a percent of non-performing loans	42.32%	51.69%	186.66%	245.84%	4,062.69%
Allowance for loan losses as a percent of total loans (1)	1.73%	0.61%	0.43%	0.40%	0.43%

(1)	Loans are net of deferred fees and costs

Allocation of Allowance for Loan Losses. The distribution of the allowance for losses on loans at the dates indicated is summarized as follows.

	At June 30,
	2010		2009		2008		2007		2006
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One-to-four family	$7,821	43.55%	$3,326	50.22%	$1,744	57.51%	$1,626	66.88%	$1,322	68.63%
Multi-family residential	3,643	36.12	515	26.17	407	17.75	114	12.55	123	14.01
Commercial	1,599	14.72	286	16.13	245	15.54	73	11.09	54	9.24
Other loans:
Automobile	185	3.83	342	5.56	716	7.01	922	7.56	1,184	6.53
Home equity	7	0.14	6	0.17	1	0.19	1	0.21	2	0.28
Other	54	1.64	111	1.75	116	2.00	69	1.71	37	1.31
Total allowance for loan losses	$13,309	100.00%	$4,586	100.00%	$3,229	100.00%	$2,805	100.00%	$2,722	100.00%

Investment Activities

General. We are required by federal regulations to maintain an amount of liquid assets in order to meet our liquidity needs. These assets consist of certain specified securities. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided.

We are authorized to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers’ acceptances, repurchase agreements and federal funds. Subject to various restrictions, federal savings banks may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings bank is otherwise authorized to make directly.

Under the direction and guidance of the Asset and Liability Management Committee and board policy, our president has the basic responsibility for the management of our investment portfolio. Various factors are considered when making decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated short and long term interest rates, the level of interest rates, the trend of new deposit inflows, and the anticipated demand for funds via deposit withdrawals and loan originations and purchases.

The current structure of our investment portfolio provides liquidity when loan demand is high, assists in maintaining earnings when loan demand is low and maximizes earnings while satisfactorily managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk.  At June 30, 2010, our investment portfolio totaled $6.0 million and consisted principally of investment grade collateralized mortgage obligations and mortgage-backed securities. From time to time, investment levels may increase or decrease depending upon yields available on investment alternatives and management’s projected demand for funds for loan originations, deposits, and other activities.  At June 30, 2010 we held no trust preferred securities and have never invested in trust preferred securities.

The following table sets forth the composition of our investment portfolio at the dates indicated.

	At June 30,
	2010		2009		2008
	Carrying Value	Percent of Total	Carrying Value	Percent of Total	Carrying Value	Percent of Total
	(Dollars in thousands)
Securities available-for-sale:
U.S. government and government sponsored enterprise bonds	$—	—%	$—	—%	$—	—%
Mortgage-backed securities:
Freddie Mac	341	5.65	524	5.37	3,557	22.17
Collateralized mortgage obligations:
Freddie Mac	1,949	32.25	3,712	38.01	4,982	31.06
Total securities available-for-sale	$2,290	37.90%	$4,236	43.38%	$8,539	53.23%

Securities held-to-maturity:
U.S. government and government sponsored
enterprise bonds	$—	—%	$—	—%	$—	—%
Mortgage-backed securities:
Fannie Mae	162	2.68	191	1.96	235	1.47
Freddie Mac	131	2.17	156	1.60	178	1.11
Ginnie Mae	60	1.00	111	1.14	123	0.77
Collateralized mortgage obligations:
Fannie Mae	1,352	22.38	1,819	18.63	2,274	14.17
Freddie Mac	2,046	33.87	3,251	33.29	4,350	27.11
Ginnie Mae	—	—	—	—	344	2.14
Total securities held-to-maturity	$3,751	62.10%	$5,528	56.62%	$7,504	46.77%

Total securities	$6,041	100.00%	$9,764	100.00%	$16,043	100.00%

Other interest-earning assets:
Interest-earning deposits in other financial institutions	$19,267	30.48%	$25,508	32.22%	$6,925	13.28%
Federal funds sold	31,775	50.26	41,020	51.81	32,660	62.66
Federal Home Loan Bank stock	12,179	19.26	12,649	15.97	12,540	24.06
Total other interest-earning assets	$63,221	100.00%	$79,177	100.00%	$52,125	100.00%

Total securities and other earning assets	$69,262		$88,941		$68,168

Portfolio Maturities and Yields.  The composition and maturities of the investment securities portfolio at June 30, 2010 are summarized in the following table.  Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	One year or less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Mortgage-backed securities:
Freddie Mac	$—	—%	$332	3.87%	$—	—%	$—	—%	$332	$341	3.87%
Collateralized mortgage obligations
Freddie Mac	—	—	—	—	—	—	1,904	5.36	1,904	1,949	5.36
Total securities available-for-sale	$—	—	$332	3.87	$—	—	$1,904	5.36	$2,236	$2,290	5.14

Securities held-to-maturity:
Mortgage-backed securities:
Fannie Mae	$—	—	$—	—	$—	—	$162	2.38	$162	$164	2.38
Freddie Mac	—	—	—	—	—	—	131	4.36	131	136	4.36
Ginnie Mae	—	—	—	—	27	3.13	33	4.03	60	62	3.62
Collateralized mortgage obligations
Fannie Mae	—	—	—	—	—	—	1,352	3.64	1,352	1,386	3.64
Freddie Mac	—	—	—	—	1,481	5.00	565	5.00	2,046	2,118	5.00
Total securities held-to-maturity	—	—	—	—	1,508	4.97	2,243	3.94	3,751	3,866	4.35

Total securities	$—	—%	$332	3.87%	$1,508	4.97%	$4,147	4.59%	$5,987	$6,156	4.65%

Mortgage-Backed Securities.  We invest in mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. We invest in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense, and to lower our credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae or Ginnie Mae.

Mortgage-backed securities are created by pooling mortgages and issuing a security with an interest rate that is less than the interest rate on the underlying mortgages.  Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family residential mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Kaiser Federal Bank.  Some securities pools are guaranteed as to payment of principal and interest to investors.  Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements.  However, mortgage-backed securities are more liquid than individual mortgage loans since there is an active trading market for such securities.  In addition, mortgage-backed securities may be used to collateralize our specific liabilities and obligations.  Finally, mortgage-backed securities are assigned lower risk weightings for purposes of calculating our risk-based capital level.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities.  We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Collateralized mortgage obligations are debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics.  The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders.

Interest Earning Deposits in Other Financial Institutions. Interest earning time deposits in other financial institutions consists of certificates of deposit placed with federally insured financial institutions in amounts that do not exceed the insurable limit of $250,000. These deposits are used to invest our excess liquidity as part of our overall asset/liability management. These deposits had a weighted-average yield of 1.49% and a weighted average maturity of 2.7 months at June 30, 2010.

Federal Home Loan Bank Stock. As a member of the Federal Home Loan Bank of San Francisco, we are required to own capital stock in the Federal Home Loan Bank. The amount of stock we hold is based on percentages specified by the Federal Home Loan Bank of San Francisco on our outstanding advances and the requirements of their Mortgage Purchase Program. The redemption of any excess stock we hold is at the discretion of the Federal Home Loan Bank of San Francisco. The carrying value of Federal Home Loan Bank of San Francisco stock totaled $12.2 million and had a weighted-average-yield of 0.34% for the year ended June 30, 2010. The yield on the Federal Home Loan Bank of San Francisco stock is produced by stock dividends that are subject to the discretion of the Board of Directors of the Federal Home Loan Bank of San Francisco. On January 8, 2009 and April 10, 2009, the Federal Home Loan Bank of San Francisco announced that it would not pay a quarterly dividend and would not repurchase excess capital stock on the next regularly scheduled repurchase dates.

Equity Investment. At June 30, 2010, we also had an investment in an affordable housing fund totaling $1.2 million for the purposes of obtaining tax credits and for Community Reinvestment Act purposes. The investment is being accounted for using the equity method of accounting. The investment is evaluated regularly for impairment based on the remaining allocable tax credits and tax benefits.

Bank-Owned Life Insurance. In April 2005, we purchased $10.0 million in bank-owned life insurance, which covers certain key employees, to provide tax-exempt income to assist in offsetting costs associated with employee benefit plans offered by Kaiser Federal Bank. The bank-owned life insurance is recorded at its cash surrender value, or the amount that can be realized.  At June 30, 2010, the cash surrender value was $12.4 million.

Sources of Funds

General. Our sources of funds are deposits, payment of principal and interest on loans, interest earned on or maturity of investment securities, borrowings, and funds provided from operations.

Deposits. We offer a variety of deposit accounts to consumers with a wide range of interest rates and terms. Our deposits consist of time deposit accounts, savings, money market and demand deposit accounts. We have historically paid competitive rates on our deposit accounts. We primarily rely on competitive pricing policies, marketing and customer service to attract and retain these deposits. At June 30, 2010, approximately 27% of the dollar amount of our deposits were from customers who are employed by the Kaiser Permanente Medical Care Program, one of the largest employers in Southern California.  Our ATMs are located in our branches and near Kaiser Permanente Medical Centers and office buildings.  We currently do not accept brokered deposits and had none at June 30, 2010.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and bi-weekly direct deposits from Kaiser Permanente Medical Care Program payrolls. The variety of deposit accounts we offer has allowed us to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. We have become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. We try to manage the pricing of our deposits in keeping with our asset/liability management, liquidity and profitability objectives, subject to competitive factors. Based on our experience, we believe that our deposits are a relatively stable source of funds. Despite this stability, our ability to attract and maintain these deposits and the rates paid on them has been and will continue to be significantly affected by market conditions.

The following table sets forth our deposit flows during the periods indicated.

	Year Ended June 30,
	2010	2009	2008
	(Dollars in thousands)

Opening balance	$566,193	$495,058	$494,128
Deposits, net of withdrawals	53,572	58,013	(14,269)
Interest credited	10,929	13,122	15,199
Ending balance	$630,694	$566,193	$495,058

Net increase	$64,501	$71,135	$930

Percent increase	11.39%	14.37%	0.02%

The following table shows the distribution of, and certain other information relating to, deposits by type of deposit, as of the dates indicated.

	At June 30,
	2010		2009		2008
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)

Non-interest-bearing demand	$53,022	8.41%	$50,161	8.86%	$43,267	8.74%

Savings	131,693	20.88	129,390	22.85	122,622	24.77

Money market	120,719	19.14	108,858	19.23	78,598	15.88

Certificates of deposit:
0.30% - 1.99%	89,657	14.21	16,603	2.93	—	—
2.00% - 2.99%	117,489	18.63	99,222	17.52	67	0.01
3.00% - 3.99%	78,642	12.47	102,933	18.18	97,608	19.72
4.00% - 4.99%	32,682	5.18	52,035	9.19	126,783	25.61
5.00% - 5.99%	6,790	1.08	6,991	1.24	26,113	5.27
Total certificates of deposit	325,260	51.57	277,784	49.06	250,571	50.61
Total	$630,694	100.00%	$566,193	100.00%	$495,058	100.00%

The following table indicates the amount of certificates of deposit by time remaining until maturity as of June 30, 2010.

	Less than or equal to one year	More than one to two years	More than two to three years	More than three to four years	More than four years	Total
	(In thousands)

0.30% – 1.99%	$78,532	$11,102	$8	$—	$15	$89,657
2.00% – 2.99%	47,305	12,472	16,628	481	40,603	117,489
3.00% – 3.99%	57,919	297	998	16,636	2,792	78,642
4.00% – 4.99%	11,593	3,106	3,387	14,596	—	32,682
5.00% – 5.99%	300	6,468	22	—	—	6,790
Total	$195,649	$33,445	$21,043	$31,713	$43,410	$325,260

As of June 30, 2010, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $155.7 million as compared to $116.2 million at June 30, 2009.  The following table sets forth the maturity of those certificates as of June 30, 2010.

Maturity Period	Certificates of Deposit
(In thousands)

Three months or less	$16,015
Over three through six months	10,298
Over six through twelve months	49,476
Over twelve months	79,866
Total	$155,655

Borrowings. Although deposits are our primary source of funds, we may utilize borrowings when they are a less costly source of funds, and can be invested at a positive interest rate spread, when we desire additional capacity to fund loan demand or when they meet our asset/liability management goals. Our borrowings historically have consisted of advances from the Federal Home Loan Bank of San Francisco. See Note 9 of the Notes to our Consolidated Financial Statements.

We may obtain advances from the Federal Home Loan Bank of San Francisco upon the security of our mortgage loans and mortgage-backed securities. These advances may be made pursuant to several different credit programs, each of which has its own interest rate, range of maturities and call features. At June 30, 2010, we had $137.0 million in Federal Home Loan Bank advances outstanding. At June 30, 2010, we had available additional advances from the FHLB of San Francisco in the amount of $219.1 million. We interchange the use of deposits and borrowings to fund assets, such as the origination of loans, depending on various factors including liquidity and asset/liability management strategies. In fiscal 2009 we established a line of credit with the Federal Reserve Bank of San Francisco. As of June 30, 2010, we pledged $109.2 million commercial real estate, $29.5 million automobile loans and $100,000 in investment securities to secure any future borrowings. At June 30, 2010, the available line of credit was $77.7 million. We have never drawn on this line of credit.

The following table sets forth information as to our Federal Home Loan Bank advances for the periods indicated.

	At or For the Year Ended June 30,
	2010	2009	2008
	(Dollars in thousands)

Balance at end of period	$137,000	$207,004	$235,019
Average balance outstanding	$157,770	$214,088	$226,173
Maximum month-end balance	$207,002	$235,018	$245,021
Weighted average interest rate during the period	4.60%	4.50%	4.50%
Weighted average interest rate at end of period	4.59%	4.51%	4.46%

Employees

At June 30, 2010, we had a total of 96 full-time employees and 11 part-time employees. Our employees are not represented by any collective bargaining group.  Management believes that we have good relations with our employees.

Legal Proceedings

As of June 30, 2010, we were not involved in any other pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.

Subsidiary Activities

At June 30, 2010, K-Fed Bancorp had no subsidiaries other than Kaiser Federal Bank.

Properties

At June 30, 2010, we had three full service offices and six financial service centers. Our financial service centers provide all the same services as a full service office except they do not dispense cash; however, cash is available from an ATM located on site. The net book value of our investment in premises, equipment and fixtures, excluding computer equipment, was $1.7 million at June 30, 2010.

The following table provides a list of our offices.

Offices	Owned or Leased	Lease Expiration Date	Deposits at June 30, 2010 (In thousands)

HOME AND EXECUTIVE OFFICE
1359 North Grand Avenue (1) Covina, CA 91724	Leased	April 2020	$87,355

LOCATIONS:
252 South Lake Avenue (1) Pasadena, CA 91101	Leased	May 2015	64,216

3375 Scott Boulevard, Suite 312 (2) Santa Clara, CA 95054	Leased	May 2014	70,639

9714 Sierra Avenue, Suite 101 (2) Fontana, CA 92335	Leased	December 2014	47,606

8501 Van Nuys Boulevard (1) Panorama City, CA 91402	Leased	March 2011	136,141

10105 Rosecrans Avenue (2) Bellflower, CA 90706	Leased	March 2011	61,414

26640 Western Avenue, Suite N (2) Harbor City, CA 90170	Leased	February 2011	36,321

1110 N. Virgil Avenue (2) Los Angeles, CA 90029	Leased	March 2011	85,895

11810 Pierce Street, Suite 150 (2) Riverside, CA 92505	Owned	n/a	41,107

(1)	Full service office.
(2)	Financial service center.

We believe that our current facilities are adequate to meet the present and immediately foreseeable needs of Kaiser Federal Bank and K-Fed Bancorp.  We currently expect to renew our leases that expire in 2011.

We use an in-house system with support provided by a third-party vendor to maintain our data base of depositor and borrower customer information. The net book value of our data processing and computer equipment at June 30, 2010 was $306,000.

SUPERVISION AND REGULATION

General

Kaiser Federal Bank is examined and supervised by the Office of Thrift Supervision and is subject to examination by the Federal Deposit Insurance Corporation.  This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors.  Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating).  Under federal law, an institution may not disclose its CAMELS rating to the public.  Kaiser Federal Bank also is a member of and owns stock in the Federal Home Loan Bank of San Francisco, which is one of the twelve regional banks in the Federal Home Loan Bank System.  Kaiser Federal Bank is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters.  The Office of Thrift Supervision examines Kaiser Federal Bank and prepares reports for the consideration of its Board of Directors on any operating deficiencies.  Kaiser Federal Bank’s relationship with its depositors and borrowers is also regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts and the form and content of Kaiser Federal Bank’s mortgage documents.

Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank and their operations.

Under the recently enacted Dodd-Frank Act, the Office of Thrift Supervision’s functions relating to federal savings associations, including rulemaking authority, are to be transferred to the Comptroller of the Currency within one year of the date of enactment of the new legislation, unless extended by up to six months by the Secretary of the Treasury. The thrift charter has been preserved and a new Deputy Comptroller of the Currency will supervise and examine federal savings associations and savings banks.

As a savings and loan holding company following the conversion, Kaiser Federal Financial Group, Inc. will be required to comply with the rules and regulations of the Office of Thrift Supervision, and will be required to file certain reports with and will be subject to examination by the Office of Thrift Supervision.  Kaiser Federal Financial Group, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws. Moreover, under the Dodd-Frank Act, the functions of the Office of Thrift Supervision relating to savings and loan holding companies and their subsidiaries, as well as rulemaking and supervision authority over thrift holding companies, will be transferred to the Federal Reserve Board.

Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.  The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.

New Federal Legislation

Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act which will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies.  The Dodd-Frank Act will eliminate our current primary federal regulator, the Office of Thrift Supervision, and will require Kaiser Federal Bank to be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks).  The Dodd-Frank Act also authorizes the Board of Governors of the Federal Reserve System to supervise and regulate all savings and loan holding companies like Kaiser Federal Financial Group, Inc., in addition to bank holding companies which it currently regulates.  As a result, the Federal Reserve Board’s current regulations applicable to bank holding companies, including holding company capital requirements, will apply to savings and loan holding companies like Kaiser Federal Financial Group, Inc.  These capital requirements are substantially similar to the capital requirements currently applicable to Kaiser Federal Bank, as described in “—Federal Banking Regulation—Capital Requirements.”  The Dodd-Frank Act also requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions.  Bank holding companies with assets of less than $500 million are exempt from these capital requirements.  Under the Dodd-Frank Act, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets.  The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also creates a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Kaiser Federal Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets will be examined by their applicable bank regulators, in Kaiser Federal Bank’s case, the Office of the Comptroller of the Currency.  The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.

The legislation also broadens the base for Federal Deposit Insurance Corporation insurance assessments.  Assessments will now be based on the average consolidated total assets less tangible equity capital of a financial institution.  The Dodd-Frank Act also permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009, and non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2013.  Additionally, effective July 6, 2010, regulatory changes in overdraft and interchange fee restrictions may reduce our noninterest income.  Lastly, the Dodd-Frank Act will increase stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and authorizing the Securities and Exchange Commission to promulgate rules that would allow stockholders to nominate their own candidates using a company’s proxy materials.  The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.

Federal Banking Regulation

Business Activities.  A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the Office of Thrift Supervision.  Under these laws and regulations, Kaiser Federal Bank may invest in mortgage loans secured by residential and nonresidential real estate, commercial business loans and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits.  Kaiser Federal Bank also may establish subsidiaries that may engage in activities not otherwise permissible for Kaiser Federal Bank, including real estate investment and securities and insurance brokerage.

Capital Requirements.  Office of Thrift Supervision regulations require federal savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for federal savings banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for federal savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset.  Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the general valuation allowance for loan losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.  Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the purchaser’s recourse to the savings bank.  Kaiser Federal Bank does not typically engage in asset sales.

At June 30, 2010, Kaiser Federal Bank’s capital exceeded all applicable requirements.

Loans-to-One Borrower.  Generally, a federal savings bank may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus.  An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate.  As of June 30, 2010, Kaiser Federal Bank was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, Kaiser Federal Bank must satisfy the qualified thrift lender, or “QTL,” test.  Under the QTL test, Kaiser Federal Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12 months.  “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank’s business.

“Qualified thrift investments” include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets.  “Qualified thrift investments” also include 100% of an institution’s credit card loans, education loans and small business loans.  Kaiser Federal Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions.  At June 30, 2010, Kaiser Federal Bank held 84.53% of its “portfolio assets” in “qualified thrift investments,” and satisfied this test.

Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account.  A savings bank must file an application for approval of a capital distribution if:

●
the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

●	the savings bank would not be at least adequately capitalized following the distribution;

●	the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

●	the savings bank is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

The Office of Thrift Supervision may disapprove a notice or application if:

●	the savings bank would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity.  A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws.  All federal savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the bank’s record of compliance with the Community Reinvestment Act.  In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes.  A bank’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities.  The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice.  Kaiser Federal Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties.  A federal savings bank’s authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W.  An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Kaiser Federal Bank.  Kaiser Federal Financial Group, Inc. will be an affiliate of Kaiser Federal Bank.  In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements.  In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates.  Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the bank.  In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  The Office of Thrift Supervision requires federal savings banks to maintain detailed records of all transactions with affiliates.

Kaiser Federal Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board.  Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Kaiser Federal Bank’s capital.  In addition, extensions of credit in excess of certain limits must be approved by Kaiser Federal Bank’s Board of Directors.

Enforcement.  The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution.  Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator.  Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day.  The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution.  If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

Standards for Safety and Soundness.  Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions.  These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate.  The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law.  The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired.  The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits.  If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.  If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Prompt Corrective Action Regulations.  Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized federal savings banks.  For this purpose, a savings bank is placed in one of the following five categories based on the savings bank’s capital:

●	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

●	adequately capitalized (at least 4% leverage capital (3% for federal savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital and 8% total risk-based capital);

●	undercapitalized (less than 4% leverage capital (3% for federal savings banks with a composite examination rating of 1), 4% Tier 1 risk-based capital or 3% leverage capital);

●	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); or

●	critically undercapitalized (less than 2% tangible capital).

Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames.  The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings bank receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank.  Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of a savings bank’s assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings bank to adequately capitalized status.  This guarantee remains in place until the Office of Thrift Supervision notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee.  Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations.  The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized federal savings banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At June 30, 2010, Kaiser Federal Bank met the criteria for being considered “well-capitalized.”

Insurance of Deposit Accounts.  The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2009.  Non-interest bearing transaction accounts have unlimited deposit insurance through December 31, 2013.

Pursuant to the Federal Deposit Insurance Reform Act of 2005 (the “Reform Act”), the Federal Deposit Insurance Corporation is authorized to set the reserve ratio for the Deposit Insurance Fund annually at between 1.15% and 1.5% of estimated insured deposits. The Dodd-Frank Act mandates that the statutory minimum reserve ratio of the Deposit Insurance Fund increase from 1.15% to 1.35% of insured deposits by September 30, 2020.  Banks with assets of less than $10 billion, such as Kaiser Federal Bank, are exempt from any additional assessments necessary to increase the reserve fund above 1.15%.

As part of a plan to restore the reserve ratio to 1.15%, the Federal Deposit Insurance Corporation imposed a special assessment equal to five basis points of assets less Tier 1 capital as of June 30, 2009, which was payable on September 30, 2009.  In addition, the Federal Deposit Insurance Corporation has increased its quarterly deposit insurance assessment rates and amended the method by which rates are calculated.  Beginning in the second quarter of 2009, institutions are assigned an initial base assessment rate ranging from 12 to 45 basis points of deposits depending on risk category. The initial base assessment is then adjusted based upon the level of unsecured debt, secured liabilities, and brokered deposits to establish a total base assessment rate ranging from seven to 77.5 basis points.

On November 12, 2009, the Federal Deposit Insurance Corporation approved a final rule requiring insured depository institutions to prepay on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011, and 2012.   Estimated assessments for the fourth quarter of 2009 and for all of 2010 are based upon the assessment rate in effect on September 30, 2009, with three basis points added for the 2011 and 2012 assessment rates.  In addition, a 5% annual growth in the assessment base is assumed.  Prepaid assessments are to be applied against the actual quarterly assessments until exhausted, and may not be applied to any special assessments that may occur in the future.  Any unused prepayments will be returned to the institution on June 30, 2013.  On December 30, 2009, we prepaid $3.6 million in estimated assessment fees for the fourth quarter of 2009 through 2012.  Because the prepaid assessments represent the prepayment of future expense, they do not affect our tax obligations or regulatory capital (the prepaid asset will have a risk-weighting of 0%).

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended June 30, 2010, the annualized FICO assessment was equal to 1.04 basis points for each $100 in domestic deposits maintained at an institution.

Temporary Liquidity Guarantee Program.  The Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009.  The Federal Deposit Insurance Corporation extended this component of the program to cover debt issued through October 31, 2009.  The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on Federal Deposit Insurance Corporation-guaranteed debt instruments upon the uncured failure of the participating entity to make timely payments of principal or interest in accordance with the terms of the instrument.  The guarantee will remain in effect until December 31, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions are required to pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt.  We opted not to participate in this part of the Temporary Liquidity Guarantee Program.

The other component of the Temporary Liquidity Guarantee Program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until June 30, 2010.  Through December 31, 2009, an annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed $250,000 was assessed to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program.  Beginning January 1, 2010, the fees will be based on the institution’s risk category rating assigned with respect to regular Federal Deposit Insurance Corporation assessments.  Institutions in Risk Category I (generally well-capitalized institutions with composite CAMELS 1 or 2 ratings) will pay an annualized assessment rate of 15 basis points.  Institutions in Risk Category II (generally adequately capitalized institutions with composite CAMELS 3 or better) will pay an annualized assessment rate of 20 basis points.  Institutions in Risk Category III or IV (generally under capitalized or composite CAMELS 4 or 5) will pay an annualized assessment rate of 25 basis points.  We opted to participate in this component of the Temporary Liquidity Guarantee Program. On June 22, 2010, the Federal Deposit Insurance Corporation adopted a final rule extending the program until December 31, 2010 and retaining the discretion to further extend the program until December 31, 2011. The assessment rate remains the same from the prior extension. We opted into the extension.

U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008 provides the Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs resulting from the legislation is the Troubled Asset Relief Program—Capital Purchase Program, which provides direct equity investment by the U.S. Treasury Department in perpetual preferred stock or similar securities of qualified financial institutions. This program is voluntary (subject to regulatory approval) and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends.  We opted not to participate in this program.

Prohibitions Against Tying Arrangements.  Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System.  Kaiser Federal Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of San Francisco, Kaiser Federal Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of June 30, 2010, Kaiser Federal Bank was in compliance with this requirement.

Federal Reserve System

Federal Reserve Board regulations require federal savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts.  At June 30, 2010, Kaiser Federal Bank was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Kaiser Federal Bank are subject to state usury laws and federal laws concerning interest rates.  Kaiser Federal Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act; and

●	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Kaiser Federal Bank also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires federal savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

Upon completion of the conversion, Kaiser Federal Financial Group, Inc. will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision.  The Office of Thrift Supervision will have enforcement authority over Kaiser Federal Financial Group, Inc. and its non-savings institution subsidiaries.  Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Kaiser Federal Bank. However, under the Dodd-Frank Act, the functions of the Office of Thrift Supervision relating to savings and loan holding companies and their subsidiaries, as well as rulemaking and supervision authority over thrift holding companies, will be transferred to the Federal Reserve Board no later than one year from the effective date of the legislation, subject to extension of up to six months if requested by the Secretary of the Treasury.

Kaiser Federal Financial Group, Inc.’s activities are limited to those activities permissible for financial holding companies or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity.  A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision.  It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

Kaiser Federal Financial Group, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering.  Kaiser Federal Financial Group, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Kaiser Federal Financial Group, Inc.’s public offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not affiliates of Kaiser Federal Financial Group, Inc. may be resold without registration.  Shares purchased by an affiliate of Kaiser Federal Financial Group, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If Kaiser Federal Financial Group, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Kaiser Federal Financial Group, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Kaiser Federal Financial Group, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Kaiser Federal Financial Group, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact.  The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the Audit Committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We have existing policies, procedures and systems designed to comply with these regulations, and we are further enhancing and documenting such policies, procedures and systems to ensure continued compliance with these regulations.

TAXATION
Federal Taxation

General.  K-Fed Mutual Holding Company, K-Fed Bancorp and Kaiser Federal Bank are, and Kaiser Federal Financial Group, Inc. will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to K-Fed Bancorp, Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.

K-Fed Mutual Holding Company, K-Fed Bancorp and Kaiser Federal Bank are not currently under audit with respect to their federal income tax returns and their federal income tax returns have not been audited for the past five years.

Method of Accounting.  For federal income tax purposes, K-Fed Bancorp currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30 for filing its federal and state income tax returns.

Alternative Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”).  The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax.  Net operating losses can offset no more than 90% of AMTI.  Certain payments of AMT may be used as credits against regular tax liabilities in future years.  K-Fed Bancorp and Kaiser Federal Bank have been subject to the AMT but currently have no such amounts available as credits for carryover.

Net Operating Loss Carryovers.  Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years.  At June 30, 2010, Kaiser Federal Bank had no net operating loss carryovers for federal income tax purposes.

Corporate Dividends-Received Deduction.  K-Fed Bancorp (and Kaiser Federal Financial Group, Inc.) may exclude from its federal taxable income 100% of dividends received from Kaiser Federal Bank as a wholly owned subsidiary.

Capital Loss Carryovers.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years.  At June 30, 2010, K-Fed Bancorp and its subsidiaries have no capital loss carryovers.

State Taxation

K-Fed Bancorp and Kaiser Federal Bank are subject to the California Corporate (Franchise) tax which is assessed at the rate of 10.84%.  For this purpose, taxable income generally means federal taxable income subject to certain modifications provided for in California law.

K-Fed Mutual Holding Company, K-Fed Bancorp and Kaiser Federal Bank are not currently under audit with respect to their state income tax returns and their state income tax returns have not been audited for the past five years.

As a Maryland business corporation, Kaiser Federal Financial Group, Inc. is required to file annual returns and pay annual fees to the State of Maryland.

MANAGEMENT

Management of Kaiser Federal Financial Group, Inc.

The Board of Directors of Kaiser Federal Financial Group, Inc. will consist of the eight individuals who currently serve as directors of K-Fed Bancorp and Kaiser Federal Bank.  The Board of Directors of Kaiser Federal Financial Group, Inc. will be divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year.  The directors will be elected by the stockholders of Kaiser Federal Financial Group, Inc. for three-year terms, and until their successors are elected and have qualified.  The terms of the directors of each of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank are identical.  The executive officers of Kaiser Federal Financial Group, Inc. are also executive officers of K-Fed Bancorp. We expect that Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank will continue to have common directors until there is a business reason to establish separate management structures.

The following individuals will serve as the executive officers of Kaiser Federal Financial Group, Inc. and hold the offices set forth below opposite their name.

Executive	Position Held
Kay M. Hoveland	President and Chief Executive Officer
Dustin Luton	Senior Vice President and Chief Financial Officer

Executive officers of Kaiser Federal Financial Group, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the Board of Directors.

Directors of Kaiser Federal Financial Group, Inc. initially will not be compensated by Kaiser Federal Financial Group, Inc. but will serve for and be compensated by Kaiser Federal Bank.  It is not anticipated that separate compensation will be paid to directors of Kaiser Federal Financial Group, Inc. until such time as these persons devote significant time to the separate management of Kaiser Federal Financial Group, Inc. affairs, which is not expected to occur until Kaiser Federal Financial Group, Inc. becomes actively engaged in additional businesses other than holding the stock of Kaiser Federal Bank.  Kaiser Federal Financial Group, Inc. may determine that such compensation is appropriate in the future.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that directors Breeden, Sacher, Steinbach, Weisshar, Zwern, Dacumos and Peterson-More are each “independent” within the meaning of the Nasdaq corporate governance listing standards. There were no transactions between the members of the Board of Directors and K-Fed Bancorp that we considered in determining the independence of a director, except those stated in “Transactions with Certain Related Persons.”  The Board of Directors has adopted a policy that the independent directors of the board shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.

The Business Background of Our Directors and Executive Officers

The board believes that the many years of service that our directors have at K-Fed Bancorp and Kaiser Federal Bank is one of their most important qualifications for service on our board.  This service has given them extensive knowledge of the banking business and of K-Fed Bancorp.  Furthermore, their service on our board committees, especially in the areas of audit, compensation and human resources, is critical to their ability to oversee the management of Kaiser Federal Bank by our executive officers.  Service on the board by at least one of our senior executive officers is critical in aiding the outside directors’ understanding of the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the board as a result of his or her other business activities and associations.  The business experience of each of our directors for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his or her service as a director are set forth below.  Unless otherwise indicated, each director has held his or her current position for at least the past five years.

Directors

Michael J. Sacher.  Mr. Sacher was appointed to the Board of Directors in October 2008.  He has spent the past 30 years in public accounting, specializing in the financial institutions sector.  From August 2001 through July 2008, he served as a partner in the Credit Union Division with McGladrey & Pullen, LLP which served as the former registered public accounting firm of K-Fed Bancorp until 2004.  Mr. Sacher resigned his partnership with McGladrey & Pullen to start a consulting firm providing services to the financial institutions sector. He is licensed as a certified public accountant in the State of California.  He brings specific business, financial, risk management, audit and accounting skills related to financial institutions, which are important to his service on our board and the Audit Committee.

Robert C. Steinbach. Mr. Steinbach has served as a manager for the Department of Building and Safety of the City of Los Angeles since 2002 and has been with the department since 1985.  He brings general business, financial and risk management skills, including knowledge of compensation matters, to his service on our board and the Human Resources Committee.

James L. Breeden. Mr. Breeden has served as Chairman of the Board of Directors since November 2000. He is a retired hospital administrator for the Kaiser Foundation Hospitals where he worked for 27 years.  His management and business experience in hospital administration bring unique knowledge and skills directly related to our Kaiser Permanente affiliated customers that are beneficial to his service on the board and the Audit Committee.

Laura G. Weisshar. Ms. Weisshar has been employed by the Kaiser Foundation Health Plan since 1992, serving in a number of management positions until her appointment in 2002 as the Vice President and Controller of the Kaiser Permanente Southern California Region.  Effective this summer Ms. Weisshar was promoted to the national position of Vice President of Finance for Community Benefit, Research and Health Policy. Ms. Weisshar is licensed as a certified public accountant in the State of California.  Her experience brings unique knowledge and skills related to the Kaiser Permanente affiliated customers and as well as general business, financial, audit and accounting skills, which are important to her service on our board and the Audit Committee.

Kay M. Hoveland. Ms. Hoveland has served as President and Chief Executive Officer of Kaiser Federal Bank, including service with Kaiser Permanente Federal Credit Union, since 1987. Ms. Hoveland has served as President and Chief Executive Officer of K-Fed Bancorp since its formation in July 2003.  Ms. Hoveland’s many years of service in all areas of our operations and her duties as President and Chief Executive Officer bring a special knowledge of the financial, economic and regulatory challenges we face, to the board’s consideration of these matters.

Rita H. Zwern. Ms. Zwern has been employed by Kaiser Foundation Health Plan since 1984 and currently is the manager of State Programs, located in Burbank, California. Ms. Zwern has served as secretary of K-Fed Bancorp since its formation in July 2003.  Her management and business experience in the administration of Kaiser Foundation Health Plan’s state programs bring unique knowledge and skills to her service on the board and the Human Resources Committee.

Giovani O. Dacumos. Mr. Dacumos was appointed to the Board of Directors in April 2010. Mr. Dacumos has served as Director of Systems for the Department of Building and Safety of the City of Los Angeles since 2009 and has been with the department since 1999.  He brings general business and financial skills, including a deep understanding of information technology, which are valuable to his service on our board.

Diana L. Peterson-More. Ms. Peterson-More joined the Board of Directors in May 2010.  Ms. Peterson-More is the president of the Organizational Effectiveness Group, a human resources company she started in 1996. Previously she served in a number of executive positions both at Southern California Edison (where she was elected and served as Corporate Secretary at SCE Corp and its chief subsidiary Southern California Edison Company) and The Times Mirror Company.  Ms. Peterson-More is licensed to practice law in the State of California.  She brings general business, financial and risk management skills, including knowledge of compensation matters, which is important to her service on our Human Resources Committee.

Executive Officers Who are Not Directors

Dustin Luton. Mr. Luton served as the Chief Financial Officer for Kaiser Federal Bank from November 2006 until his appointment as the Chief Operating Officer in July 2009.  He has served as the Chief Financial Officer of K-Fed Bancorp since November 2006.  Previously, he was the Partner-in-Charge of the Southern California office of the National Credit Union Division of the accounting firm, McGladrey & Pullen, LLP.  He was employed by McGladrey & Pullen, LLP since 2000 and was responsible for supervising the professional staff and professional services provided to clients in the Southern California region.

Jean M. Carandang. Ms. Carandang was appointed Chief Financial Officer of Kaiser Federal Bank in July 2009.  Ms. Carandang served as Vice President of Finance since December 2008 and was formerly Senior Vice President, Controller of PFF Bank & Trust from 2005 until 2008.  She also served as Corporate Controller and Risk Officer at Quaker City Bank from 1993 until 2005.

Nancy J. Huber. Ms. Huber has served as Chief Credit Officer of Kaiser Federal Bank since 1999 and Community Reinvestment Act Officer since 2002. From 1995 until 1999, she served as vice president of credit.

Jeanne R. Thompson. Ms. Thompson served as Chief Operating Officer of Kaiser Federal Bank from 2001 until her appointment as Chief Administrative Officer in July 2009.  She served as senior vice president for branch operations of Indy Mac Bank from 2000 to 2001 upon the acquisition of First Federal Savings and Loan Association of San Gabriel Valley, where she served from 1985 to 2000.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Chief Financial Officer. The codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The codes are available on K-Fed Bancorp’s website at www.k-fed.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on K-Fed Bancorp’s website.

Compensation Committee Interlocks and Insider Participation

The compensation committee is composed of independent directors within the meaning of the Nasdaq corporate governance listing standards. The compensation committee consists of directors Breeden, who serves as Chairman, Sacher, Weisshar, Peterson-More, Dacumos, Steinbach and Zwern. Under the board’s policies, Ms. Hoveland, and any other director who is also an executive officer of K-Fed Bancorp and Kaiser Federal Bank, will not participate in the board of director’s determination of compensation for their respective offices.

Compensation Discussion and Analysis

Compensation Objectives.  We believe the most effective executive compensation program is one that is aligned with achievement of our long-term strategic goals and we intend for our compensation program to align executives’ interests with those of the stockholders by rewarding performance for implementing our various strategies with the ultimate objective of improving stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions and to ensure that compensation provided to key employees keeps these employees focused on value creation.  Accordingly, the objectives of our compensation program is as follows:

●
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

●
Aligning with Stockholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

●	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

●	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section.  These five executives are referred to in this discussion as “named executive officers.”

Name	Title

Kay M. Hoveland	President and Chief Executive Officer of K-Fed Bancorp and Kaiser Federal Bank
Dustin Luton	Chief Financial Officer of K-Fed Bancorp and Chief Operating Officer of Kaiser Federal Bank
Jean M. Carandang	Chief Financial Officer of Kaiser Federal Bank
Nancy J. Huber	Chief Credit Officer of Kaiser Federal Bank
Jeanne R. Thompson	Chief Administrative Officer of Kaiser Federal Bank

Role of the Compensation Committee.  Our compensation committee has a significant role in helping us achieve our compensation objectives.  The compensation committee is responsible for all compensation and benefit matters relating to the named executive officers, including the evaluation and compensation of our President and Chief Executive Officer.  The compensation committee regularly evaluates and approves all compensation practices applicable to the named executive officers, including our President and Chief Executive Officer.  The President and Chief Executive Officer and the Chief Operating Officer evaluate the performance of the other named executive officers and recommend to the compensation committee the named executive officers’ compensation levels for approval.

Market Comparisons.  In determining the compensation program for our named executive officers, the compensation committee obtained and reviewed data from the 2009 ABA Compensation & Benefits Survey Report.  In addition, the compensation committee reviewed compensation data derived from public filings of similarly situated publicly traded financial institutions.  Based on such market comparison information, the recommendations of the President and Chief Executive Officer and the Chief Operating Officer, and the independent analysis of the data performed by the compensation committee, the compensation committee determined the various components and levels of compensation for our named executive officers.

Compensation Program.  We provide what we consider to be a competitive compensation package for the named executive officers, comprised of a base salary, an annual incentive plan, a stock option plan, a recognition and retention plan for restricted stock awards, an employee stock ownership plan, a 401(k) Plan, and a deferred compensation program, as well as health and welfare benefits.  See “Executive Compensation—Benefit Plans” and “Executive Compensation—Tax Qualified Benefit Plans” for further details.  These benefits are provided to our named executive officers in order to attract and retain these highly qualified individuals for the benefit of all of our stockholders and are considered by the compensation committee to be reasonable when compared to industry averages.  The compensation committee seeks to create what it believes is the best mix of base salary, annual cash incentives, and equity compensation in delivering the named executive officers’ total cash compensation.

The compensation committee reviewed compensation for the year ended June 30, 2010 for the named executive officers relative to the competitive market and relative to results delivered on established objectives and performance criteria.  The compensation committee concluded that the named executive officers’ compensation was consistent with market practice and was based on reasonable performance.

Base Salary. It is our philosophy to maintain base salaries at levels comparable to the salaries paid by similar organizations. In establishing base salaries, we take into account each named executive officer’s ability and experience as well as past and potential performance.  On an annual basis, each named executive officer is evaluated and his or her base salary may be adjusted, based on market data and the above factors.  The compensation committee set the base salaries for Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber, and Ms. Thompson at $364,000, $275,000, $170,000, $160,680, and $149,006, respectively, for the 2010 fiscal year.  For the 2011 fiscal year, the compensation committee increased the base salaries of Ms. Carandang, Ms. Huber, and Ms. Thompson to $180,000, $175,000, and $155,000, respectively, based on the estimated value of their service in the market place and to ensure that their base salary levels  remain competitive.

Annual Cash Incentives.   The Annual Incentive Plan was adopted in order to link potential payments with our stockholders’ interests, and is an integral part of the named executive officers’ total compensation package that recognizes their annual contribution to our success. The Annual Incentive Plan is designed to: (1) support a business change to community-based banking; (2) support a culture change to pay-for-performance; (3) focus the executive team on annual goals to meet long-term goals; (4) reward executives for their effort; and (5) align compensation with the goals of the organization and marketplace practices.  The award is achieved only if Kaiser Federal Bank achieves a minimum return on average assets (ROA) which is set at the beginning of each plan year.  ROA was established as the performance metric for the plan since ROA is a commonly used metric to determine the performance of a financial institution. If our ROA goal is achieved, each individual executive must also achieve certain personal performance objectives set by the President and Chief Executive Officer or the Board of Directors. Personal performance objectives vary and are tailored to the job responsibilities of each individual executive.  However, one of these objectives must address expense management.  The President and Chief Executive Officer is eligible to receive an amount up to 30% of her annual base salary and the remaining named executive officers are eligible to receive amounts up to 20% of their annual base salaries under this plan. In addition, the dollar amount of an award may be further increased over such maximums up to an additional 20% of the award to recognize achievement significantly in excess of performance objectives.  For the 2010 plan year, the minimum ROA goal was 0.55%, which was not achieved by Kaiser Federal Bank.  As a result, no amounts were paid under the Annual Incentive Plan for the 2010 fiscal year.  Additionally, the compensation committee has the authority to award discretionary bonuses to the executive officers.  In this regard, Ms. Carandang, Ms. Huber and Ms. Thompson received discretionary bonus payments in the amount of $30,000, $30,000 and $15,000, respectively.  Although Ms. Carandang, Ms. Huber, and Ms. Thompson were not eligible to receive a bonus under the Annual Incentive Plan for the 2010 fiscal year, the compensation committee felt it was appropriate to award discretionary bonuses to these executives in recognition of their performance and efforts.

Equity Compensation. The compensation committee uses the award of stock options and restricted stock under the K-Fed Bancorp 2004 Stock Option Plan and the K-Fed Bancorp 2004 Recognition and Retention Plan to align the interests of the named executive officers with those of our stockholders. At the annual meeting of stockholders in 2004, stockholders approved  the 2004 Stock Option Plan and  2004 Recognition and Retention Plan.  Ms. Hoveland, Ms. Huber, and Ms. Thompson received both stock options and restricted stock awards from the compensation committee under each of those equity compensation plans during 2004.  Mr. Luton received stock options and restricted stock awards when he became Chief Financial Officer of K-Fed Bancorp in November 2006.  Ms. Carandang received restricted stock awards when she became Chief Financial Officer of Kaiser Federal Bank in July 2009.  In January 2009, all of the named executive officers were granted stock options.  Both the stock option and the restricted stock awards vest at a rate of 20% per year, over five years, commencing on the first anniversary of the grant date. The compensation committee believes that the five-year vesting of stock options and restricted stock awards will focus senior management on long-term performance and stock appreciation. For the 2010 fiscal year, no equity awards were granted to the named executive officers.

Information regarding the outstanding stock option grants and unvested recognition and retention plan awards is included in the section titled “Executive Compensation — Outstanding Equity Awards at Year End.”

Other Benefit Plans. The compensation committee annually reviews the expense and appropriateness of all benefit plans for the named executive officers and all other employees. The benefit plans include a tax-qualified 401(k) plan and employee stock ownership plan, a non-qualified deferred compensation plan and other benefit plans such as medical, dental, life and disability insurance.

The named executive officers are eligible to participate in a 401(k) plan, which includes the right to receive a matching contribution from Kaiser Federal Bank up to 50% of the participant’s eligible contributions, not to exceed 10% of the participant’s salary.  The matching contribution and the investment options available to the named executive officers are identical to those available to all other participants.

Under the terms of our employee stock ownership plan, all employees, including our named executive officers, who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are eligible to participate in the employee stock ownership plan.  Allocations under the employee stock ownership plan are based upon each participant’s eligible compensation, up to $245,000, in relation to all other participants.

Our named executive officers are eligible to participate in the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan, which is a non-qualified deferred compensation plan that allows them to defer a portion of their compensation earned during the plan year. At our discretion, we have the ability to match the elective deferrals of the participants.  However, we have not made any matching contributions to this plan since the plan’s inception.

Prospective Benefit Plans.  The compensation committee has approved the employment agreements for Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber, and Ms. Thompson that will be entered into upon the completion of the conversion. See “Benefits to Be Considered Following Completion of the Conversion – Employment Agreements” for a description of these agreements.  The employment agreements are designed to give us the ability to retain the services of the named executive officers while reducing, to the extent possible, unnecessary disruptions to Kaiser Federal Bank’s business operations.  The compensation committee believes that the employment agreements are consistent with industry practices and desirable for retaining executive talent.

Tax and Accounting Implications.  In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation program in a tax efficient manner.

Risk Management.  The compensation committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on K-Fed Bancorp and Kaiser Federal Bank. In addition, the compensation committee believes that the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks.  In its review, the compensation committee concluded that significant weighting towards long-term incentive compensation discourages short-term risk taking.  In addition,  the significant number of shares of common stock of K-Fed Bancorp owned by the named executive officers, some of which was received as stock awards under our 2004 Stock Option Plan and 2004 Recognition and Retention Plan, discourages excessive risk taking.

Executive Compensation

Summary Compensation Table. The following table sets forth, for the years ended June 30, 2010, 2009 and 2008, certain information as to the total compensation paid to Ms. Hoveland, who serves as President and Chief Executive Officer of K-Fed Bancorp and Kaiser Federal Bank, Mr. Luton, who serves as Chief Financial Officer of K-Fed Bancorp and Chief Operating Officer of Kaiser Federal Bank, and to the three other most highly compensated executive officers of K-Fed Bancorp and its subsidiaries.  Each of the individuals listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	Stock Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)

Kay M. Hoveland, President and Chief Executive Officer	2010 2009 2008	364,000 363,408 347,308	— — —	— 33,250 —	— — —	— 109,200 115,500	55,547 59,091 73,607	419,547 564,949 536,415

Dustin Luton, Chief Financial Officer of K-Fed Bancorp and Chief Operating Officer of Kaiser Federal Bank	2010 2009 2008	273,487 235,316 226,346	— — —	— 26,600 —	— — —	— 56,559 45,320	36,554 37,638 29,694	310,041 356,113 301,360

Jean M. Carandang, (4) Chief Financial Officer of Kaiser Federal Bank	2010 2009 2008	173,007 77,114 —	30,000 — —	— 9,975 —	— 94,400 —	— 8,417 —	16,213 — —	219,220 189,906 —

Nancy J. Huber, Chief Credit Officer of Kaiser Federal Bank	2010 2009 2008	177,366 169,770 161,408	30,000 — —	— 19,950 —	— — —	— 38,563 37,440	21,295 25,073 34,325	228,661 253,356 233,173

Jeanne R. Thompson, Chief Administrative Officer of Kaiser Federal Bank	2010 2009 2008	154,737 148,839 144,502	15,000 — —	— 19,950 —	— — —	— 14,960 11,573	23,559 24,224 31,323	193,296 207,973 187,398

(1)
Represents the grant date fair value of stock options and restricted stock received by the named executive officers under the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718, formerly SFAS 123R).  A discussion of the assumptions used in calculating the award values may be found at Note 12 of our notes to our consolidated financial statements.

(2)
All cash incentive plan awards are reported for the fiscal year for which they were earned pursuant to the Annual Incentive Plan.  These awards are traditionally paid during the first quarter of the following fiscal year.

(3)
The amounts in this column reflect the various benefits and payments received by the applicable named executive officer.  A break-down of the various elements of compensation in this column is set forth in the table provided below for the year ended June 30, 2010.

(4)	Ms. Carandang joined Kaiser Federal Bank effective December 8, 2008.

All Other Compensation
Name	Year	Perquisites ($)(1)	Employer Contributions to 401(k) Plan ($)	RRP Dividends ($)(2)	ESOP Allocation ($)	Directors Fees ($)(3)	Total ($)
Kay M. Hoveland	2010	—	8,250	880	23,917	22,500	55,547
Dustin Luton	2010	—	8,705	3,960	23,889	—	36,554
Jean M. Carandang	2010	—	4,004	4,400	7,809	—	16,213
Nancy J. Huber	2010	—	—	220	21,075	—	21,295
Jeanne R. Thompson	2010	—	6,786	220	16,553	—	23,559

(1)	For the year ended June 30, 2010, no named executive officer received perquisites or personal benefits which exceeded $10,000.
(2)	Represents dividends on unearned restricted stock awards granted pursuant to the 2004 Recognition and Retention Plan.
(3)	Ms. Hoveland, our President and Chief Executive Officer, is also a director.

Grants of Plan-Based Awards.  The following table provides information for the year ended June 30, 2010 as to grants of plan-based awards for our named executive officers.

Grants of Plan-Based Awards For the Year Ended June 30, 2010
					All other	All other
					stock	option		Grant Date
					awards:	awards:		Fair Value of
					number of	number of	Exercise or	Stock
		Estimated future payouts under Non-			shares of	securities	base price of	and
		equity incentive plan awards			stock or	underlying	option	Option
		Threshold	Target	Maximum	units	options	awards	Awards
Name	Grant date	($)(1)	($)(1)	($)(1)	(#)	(#)	($/Sh)	($)
Kay M. Hoveland	7/1/2009	—	109,200	131,040	—	—	—	—

Dustin Luton	7/1/2009	—	55,000	66,000	—	—	—	—

Jean M. Carandang	7/1/2009	—	34,000	40,800	—	—	—	—

Nancy J. Huber	7/1/2009	—	32,136	38,563	—	—	—	—

Jeanne R. Thompson	7/1/2009	—	29,801	35,761	—	—	—	—

(1)	Represents threshold, target, and maximum payments achievable under the Annual Incentive Plan, based upon the financial targets to be achieved during the year ended on June 30, 2010.

Benefit Plans

Annual Incentive Plan. Kaiser Federal Bank sponsors the Annual Incentive Plan (“AIP”) in order to provide financial incentives to a select group of executive officers.  The Board of Directors and the President and Chief Executive Officer have the authority to select the employees who will participate in the AIP, determine the terms and conditions of the awards, and interpret the AIP.

Under the AIP, the participants are only eligible to receive an award if Kaiser Federal Bank achieves a minimum return on average assets (ROA), which is set at the beginning of each plan year.  For the 2010 fiscal year, the ROA target was 0.55%.  If the ROA target is achieved, a participant is eligible to receive an annual target bonus amount based on the satisfaction of his or her individual performance objectives set by the President and Chief Executive Officer and the Board of Directors.  Each participant has one to five performance objectives.  One or more of the performance objectives is required to address expense management.  A participant may also be assigned other personal performance objectives addressing non-routine job goals, such as a new initiative or a substantial enhancement to an existing performance standard.  Each performance objective is assigned a percentage weight to reflect its relative importance and/or difficulty, and the sum of the weights must equal 100% of the annual target bonus, such that if the participant fully achieves all of his or her performance objectives, the participant will receive 100% of the annual target bonus.  Ms. Hoveland, as President and Chief Executive Officer, is eligible to receive an annual target bonus up to 30% of her annual base salary.  The other named executive officers are eligible to receive an annual target bonus up to 20% of their annual base salary.  The participant’s annual target bonus may be further increased by an additional 20% if the outcome of the participant’s performance objective significantly exceeded all expectations and made a contribution to Kaiser Federal Bank well beyond what was originally envisioned by the President and Chief Executive Officer and the Board of Directors.

Stock Benefit Plans.  Outside directors and key employees of Kaiser Federal Bank, K-Fed Bancorp or their affiliates are eligible to participate in and receive awards under the K-Fed Bancorp 2004 Stock Option Plan (“2004 Stock Option Plan”) and the K-Fed Bancorp 2004 Recognition and Retention Plan (“2004 Recognition and Retention Plan”).

Under the 2004 Stock Option Plan, K-Fed Bancorp reserved 568,675 shares of common stock to be issued pursuant to grants of stock option awards.  A stock option gives the recipient the right to purchase shares of common stock of K-Fed Bancorp at a specified price during a specified period of time.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient.

Under the 2004 Recognition and Retention Plan, K-Fed Bancorp reserved 227,470 shares of common stock to be issued pursuant to grants of restricted stock awards.

All stock options vest at a rate determined by the Board of Directors at the time the awards are granted to the recipient.  All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant.  However, stock options will fully vest and become immediately exercisable and restricted stock awards will fully vest upon the recipient’s termination of service due to death or  disability, or following a change in control of K-Fed Bancorp.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to the outstanding equity awards as of June 30, 2010 for the named executive officers.

Outstanding Equity Awards at Year Ended June 30, 2010
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

Kay M. Hoveland	11/16/2004	100,000	—		14.50	11/16/2014	—		—
	01/30/2009	5,000	20,000	(2)	7.80	01/30/2019	—		—

Dustin Luton	11/15/2006	24,000	16,000	(3)	17.40	11/15/2016	—		—
	11/16/2006	—	—		—	—	8,000	(4)	72,640
	01/30/2009	4,000	16,000	(2)	7.80	01/30/2019	—		—

Jean M. Carandang	01/30/2009	1,500	6,000	(2)	7.80	01/30/2019	8,000	(5)	72,640

Nancy J. Huber	11/16/2004	22,000	—		14.50	11/16/2014	—		—
	01/30/2009	3,000	12,000	(2)	7.80	01/30/2019	—		—

Jeanne R. Thompson	11/16/2004	22,000	—		14.50	11/16/2014	—		—
	01/30/2009	3,000	12,000	(2)	7.80	01/30/2019	—		—

(1)	This amount is based on the fair market value of K-Fed Bancorp common stock of $9.08 on June 30, 2010.
(2)	Stock option awards vest ratably per year, commencing January 30, 2011, such that the stock options will become fully vested on January 30, 2014.
(3)	Stock option awards will vest as follows: 8,000 options will vest on each of November 15, 2010 and November 15, 2011.
(4)	Restricted stock awards will vest as follows: 4,000 shares will vest on each of November 16, 2010 and November 16, 2011.
(5)	Restricted stock awards will vest as follows: 2,000 shares will vest on each of June 23, 2011, June 23, 2012, June 23, 2013, and June 23, 2014.

Options Exercised and Stock Vested. The following table sets forth information for the named executive officers with respect to option exercises and restricted stock awards that have vested during the year ended June 30, 2010.

	Option Exercises and Stock Vested for the Year
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Kay M. Hoveland	—	—	8,000	69,440

Dustin Luton	—	—	4,000	34,720

Jean M. Carandang	—	—	2,000	18,540

Nancy J. Huber	—	—	2,000	17,360

Jeanne R. Thompson	—	—	2,000	17,360

(1)	The value realized on vesting represents the fair market value of K-Fed Bancorp common stock on the day the restricted stock award vested.

Nonqualified Deferred Compensation. The following table sets forth information with respect to the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan for the year ended June 30, 2010 for the named executive officers.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Kay M. Hoveland	—	—	38,491	—	1,143,843

(1)
The amount reported in this column was not reported as compensation for the 2010 fiscal year in the Summary Compensation Table.  Only the above-market earnings on nonqualified deferred compensation is required to be included, if applicable.

(2)
The amount reported in this column is not previously reported as compensation to the named executive officer in the Summary Compensation Table for previous years because (i) there was no executive or registrant contribution made to the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan during the 2010, 2009 and 2008 fiscal years, and (ii) there was no above-market earnings on nonqualified deferred compensation during such period.

Amended and Restated Kaiser Federal Bank 2005 Executive Non-Qualified Retirement Plan. Effective January 1, 2005, Kaiser Federal Bank adopted the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan for a select group of management and highly compensated employees.  Ms. Hoveland is currently the only participant in the plan.  The plan allows for a participant to elect to defer a portion of his or her base compensation into the plan.  In addition, Kaiser Federal Bank, in its sole discretion, may choose to make a matching contribution on behalf of the participant for the plan year.  All employer discretionary contributions vest at a rate of 20% per year, beginning with the participant’s completion of his or her second year of service, and will be fully vested upon completion of six years of service.  However, the participant’s employer discretionary contributions will fully vest in the event of the participant’s separation from service following the participant’s attainment of age 60, or due to disability or death.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant.  The participant’s account balance will be credited with earnings based on the participant’s crediting rate.  The crediting rate will be determined based on the participant’s choice among the investment alternatives made available by Kaiser Federal Bank.  Upon the earlier of the participant’s separation from service, death or disability, the participant will be entitled to receive his or her vested account balance payable in a lump sum or annual installments over a period not to exceed 15 years.  In the event of a change in control of Kaiser Federal Bank, the participant’s vested account balance will be payable in a lump sum on the effective date of the change in control.

Tax-Qualified Benefit Plans

401(k) Plan. Kaiser Federal Bank maintains the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements.  All employees begin participation in the 401(k) plan in the first calendar quarter on or after the employee attains age 21.  However, a participant will not be eligible to receive any contributions from Kaiser Federal Bank until he or she has completed one year of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2010 calendar year, the maximum salary deferral contribution that can be made by a participant is $16,500, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan.  In addition to salary deferral contributions, Kaiser Federal Bank will make a matching contribution equal to 50% of the first 10% of the compensation that is deferred by the participant during the plan year.  A participant is always 100% vested in his or her salary deferral contributions.  All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 65 while employed with Kaiser Federal Bank.  Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), early retirement (age 55 and ten years of vesting service), age 59½ (while employed with Kaiser Federal Bank), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of K-Fed Bancorp common stock through the K-Fed Bancorp Stock Fund.  Upon consummation of the conversion, all shares of K-Fed Bancorp common stock currently held by the K-Fed Bancorp Stock Fund will automatically be converted into shares of Kaiser Federal Financial Group, Inc. common stock pursuant to the exchange ratio.

Employee Stock Ownership Plan.  Kaiser Federal Bank maintains the Kaiser Federal Bank Employee Stock Ownership Plan.  Employees of K-Fed Bancorp and Kaiser Federal Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan.  The plan borrowed funds from K-Fed Bancorp and used those funds to purchase common stock for the plan in connection with K-Fed Bancorp’s initial public offering.  As part of the initial public offering, the employee stock ownership plan borrowed funds from K-Fed Bancorp and used those funds to purchase 454,940 shares of common stock, which served as collateral for the loan.  The loan is being repaid by Kaiser Federal Bank through discretionary contributions to the employee stock ownership plan over a period of ten years.  The loan currently has a remaining term of approximately four years.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants.  Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.  Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

In connection with the conversion, the employee stock ownership plan is expected to purchase 6% of the total number of shares of Kaiser Federal Financial Group, Inc. common stock issued in the offering.  When combined with the common stock that was purchased by the employee stock ownership plan in connection with the initial public offering, the total shares purchased by the plan will be less than 8% of the shares of Kaiser Federal Financial Group, Inc. that will be outstanding following the conversion, as required by the Office of Thrift Supervision regulations.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Kaiser Federal Financial Group, Inc. equal to the aggregate purchase price of the common stock.  This loan will be repaid principally through Kaiser Federal Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 12-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter, the interest rate will adjust annually.  It is expected that the original loan from K-Fed Bancorp to the employee stock ownership plan in connection with the initial public offering will be refinanced and rolled into the loan to be received by the employee stock ownership plan from Kaiser Federal Financial Group, Inc. in connection with the conversion.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid, on a pro-rata basis.  The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation.  Following the consummation of the conversion, all shares of K-Fed Bancorp common stock currently held by the employee stock ownership plan will automatically be converted to shares of Kaiser Federal Financial Group, Inc. common stock pursuant to the exchange ratio.

We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all, or a portion of, the employee stock ownership plan.  We also reserve the right to have the employee stock ownership plan purchase more than 6% of the shares of the common stock sold in the offering, if necessary, to complete the offering at the minimum of the offering range.

Potential Payments Upon Termination or Change in Control.  The following table sets forth estimates of the amounts that would be payable to the named executive officers upon the executive’s voluntary resignation, early retirement, normal retirement, involuntary termination or resignation for “good reason,” termination of employment for “cause,” termination following a change in control, death or disability, if such termination were effective as of June 30, 2010.  The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in the prospectus.  The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Voluntary Resignation		Early Retirement		Normal Retirement		Involuntary Termination or Resignation for “Good Reason”		Involuntary Termination for Cause		Termination after Change in Control		Disability		Death
Kay M. Hoveland
2004 Stock Option Plan (1)	$	―	$	―	$	―	$	―	$	―		$25,600		$25,600		$25,600
2004 Recognition and Retention Plan	$	―	$	―	$	―	$	―	$	―	$	―	$	―	$	―
Executive Nonqualified Retirement Plan (2)	$	―	$	―	$	―	$	―	$	―	$	―	$	―	$	―

Dustin Luton
2004 Stock Option Plan (3)	$	―	$	―	$	―	$	―	$	―		$20,480		$20,480		$20,480
2004 Recognition and Retention Plan (4)	$	―	$	―	$	―	$	―	$	―		$72,640		$72,640		$72,640

Jean M. Carandang
2004 Stock Option Plan (5)	$	―	$	―	$	―	$	―	$	―		$7,680		$7,680		$7,680
2004 Recognition and Retention Plan (6)	$	―	$	―	$	―	$	―	$	―		$72,640		$72,640		$72,640

Nancy J. Huber
2004 Stock Option Plan (7)	$	―	$	―	$	―	$	―	$	―		$15,360		$15,360		$15,360
2004 Recognition and Retention Plan	$	―	$	―	$	―	$	―	$	―	$	―	$	―	$	―

Jeanne R. Thompson
2004 Stock Option Plan (8)	$	―	$	―	$	―	$	―	$	―		$15,360		$15,360		$15,360
2004 Recognition and Retention Plan	$	―	$	―	$	―	$	―	$	―	$	―	$	―	$	―

(Footnotes begin on following page)

(1)
This amount represents the difference between the fair market value and the exercise price of 20,000 stock option awards that become vested and exercisable as a result of Ms. Hoveland’s termination of employment following a change in control, death, or disability.  The fair market value of a share of K-Fed Bancorp common stock was $9.08 on June 30, 2010 and the exercise price of each option was $7.80.

(2)
Amounts payable under the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan are reflected above in the “Executive Compensation—Nonqualified Deferred Compensation Table.”

(3)
This amount represents the difference between the fair market value and the exercise price of 16,000 stock option awards that become vested and exercisable as a result of Mr. Luton’s termination of employment following a change in control, death, or disability.  The fair market value of a share of K-Fed Bancorp common stock was $9.08 on June 30, 2010 and the exercise price of each option was $7.80.

(4)
This amount represents the fair market value of 8,000 shares of restricted stock that become vested as a result of Mr. Luton’s termination of employment following a change in control, death, or disability.  The fair market value of each share of K-Fed Bancorp common stock was $9.08 on June 30, 2010.

(5)
This amount represents the difference between the fair market value and the exercise price of 6,000 stock option awards that become vested and exercisable as a result of Ms. Carandang’s termination of employment following a change in control, death, or disability.  The fair market value of a share of K-Fed Bancorp common stock was $9.08 on June 30, 2010 and the exercise price of each option was $7.80.

(6)
This amount represents the fair market value of 8,000 shares of restricted stock that become vested as a result of Ms. Carandang’s termination of employment following a change in control, death, or disability.  The fair market value of each share of  K-Fed Bancorp common stock was $9.08 on June 30, 2010.

(7)
This amount represents the difference between the fair market value and the exercise price of 12,000 stock option awards that become vested and exercisable as a result of Ms. Huber’s termination of employment following a change in control, death, or disability.  The fair market value of a share of K-Fed Bancorp common stock was $9.08 on June 30, 2010 and the exercise price of each option was $7.80.

(8)
This amount represents the difference between the fair market value and the exercise price of 12,000 stock option awards that become vested and exercisable as a result of Ms. Thompson’s termination of employment following a change in control, death, or disability.  The fair market value of a share of K-Fed Bancorp common stock was $9.08 on June 30, 2010 and the exercise price of each option was $7.80.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended June 30, 2010.  Director compensation paid to directors who also are named executive officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Director Compensation (4)
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)(1)	Total
Michael J. Sacher	27,000	—	—	1,870	28,870
Robert C. Steinbach	24,000	—	—	158	24,158
James L. Breeden	81,999	—	—	249	82,248
Laura G. Weisshar	25,708	—	—	1,430	27,138
Rita H. Zwern	24,000	—	—	158	24,158
Giovani O. Dacumos (2)	5,625	—	—	—	5,625
Diana L. Peterson-More (3)	4,250	—	—	—	4,250

(1)
This amount represents dividends received on unvested stock awards granted in 2010 pursuant to the 2004 Recognition and Retention Plan.  For  the year ended June 30, 2010, no director received perquisites or personal benefits which exceeded $10,000.

(2)	Mr. Dacumos joined the Board of Directors effective April 2010.
(3)	Ms. Peterson-More joined the Board of Directors effective May 2010.
(4)
As of June 30, 2010, the directors have the following outstanding equity awards: Mr. Sacher had 4,000 restricted stock awards and 20,000 stock option awards.   Mr. Steinbach had 24,000 stock option awards.   Mr. Breeden had 20,000 stock option awards.   Ms. Weisshar had 3,000 restricted stock awards and 20,000 stock option awards.   Ms. Zwern had 24,000 stock option awards.

Members of the Board of Directors and the committees of K-Fed Bancorp do not receive separate compensation for their service on the Board of Directors or the committees of K-Fed Bancorp.

For the year ended June 30, 2010, members of the Board of Directors of Kaiser Federal Bank received an annual stipend of $22,500. The Chairman of the Board of Directors and the Audit Committee Chair received an annual stipend of $25,000.  Each member of Kaiser Federal Bank’s committees received $500 per committee meeting.  The Board Chairman, Mr. Breeden, also received $500 per meeting for attending weekly credit committee and asset/liability management committee meetings and monthly internal asset review committee meetings which totaled $54,000 for fiscal 2010.

In addition, members of the Board of Directors are eligible to participate in the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan.  Please see the descriptions of each plan set forth under “Executive Compensation – Benefit Plans” for further details.

Transactions With Certain Related Persons

In the ordinary course of business, Kaiser Federal Bank makes loans available to its directors, officers and employees.  These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to Kaiser Federal Bank. Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to K-Fed Bancorp.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to K-Fed Bancorp’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the NASDAQ Stock Market, any transaction over $1,000 that would be required to be reported under this section of this prospectus must be approved by our Audit Committee or another independent body of the Board of Directors.  In addition, any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable than those that would be available to us from an unrelated party through an arms-length transaction.

Indemnification of Directors and Officers

The officers, directors, agents and employees of Kaiser Federal Financial Group, Inc. are indemnified with respect to certain actions pursuant to Kaiser Federal Financial Group, Inc.’s articles of incorporation and Maryland law.  Maryland law allows Kaiser Federal Financial Group, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Kaiser Federal Financial Group, Inc.  No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Benefits to Be Considered Following Completion of the Conversion

Employment Agreements.  Kaiser Federal Bank plans to enter into employment agreements with Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber and Ms. Thompson (referred to below as the “executives” or “executive”) upon completion of the conversion, each with an initial term of two years.  At least 60 days prior to the anniversary date of each agreement, the disinterested members of the Board of Directors of Kaiser Federal Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of each agreement for an additional year or determine not to extend the term of the agreement.  If the Board of Directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date.  Each agreement will provide for a payment of base salary of $364,000, $275,000, $180,000, $175,000, and $155,000, for Ms. Hoveland, Mr. Luton, Ms. Carandang, Ms. Huber and Ms. Thompson, respectively.  Each executive’s base salary will be reviewed at least annually, and may be increased, but not decreased.  In addition to base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of his or her agreement for “good reason,” the executive would be entitled to a severance payment equal to one times the executive’s highest annual rate of base salary at any time during the term of the agreement, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 12-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  However, if changes in the laws, including as the result of recent health care reform legislation, subjects Kaiser Federal Bank to taxes or penalties for providing any of the promised benefits then, in lieu of such in-kind benefit, Kaiser Federal Bank would make a cash lump sum payment to the executive, reasonably estimated to be equal to the cost of such benefit.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 12-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.  For purposes of this agreements, “good reason” is defined as follows: (i) a material reduction in base compensation; (ii) a material reduction in the executive’s duties or responsibilities; (iii) a requirement that the executive reports to a corporate officer other than the President and Chief Executive Officer, (iv) a material reduction in the budget over which the executive has authority (v) a relocation of the executive’s principal place of employment by more than 50 miles from the location, as of the date of the agreement, or (vi) a material breach of the agreement by Federal Kaiser Bank.  For Ms. Hoveland, “good reason” is defined as the requirement that she reports to a corporate officer instead of the Board of Directors.

If the executive’s involuntary termination of employment or voluntary resignation for “good reason” occurs following a change in control of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank, the executive would be entitled to a severance payment equal to two times the sum of: (i) the executive’s highest annual rate of base salary at any time during the term of the agreement and (ii) the executive’s highest annual bonus received during the latest two calendar years prior to the termination, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 24-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  However, if changes in the laws, including as the result of recent health care reform legislation, subjects Kaiser Federal Bank to taxes or penalties for providing any of the promised benefits then, in lieu of such in-kind benefit, Kaiser Federal Bank would make a cash lump sum payment to the executive, reasonably estimated to be equal to the cost of such benefit.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 24-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.

In addition, should the executive become disabled, the executive will be entitled to receive his or her base salary for the remaining term of the agreement, or one year, whichever is the longer period of time.  In the event of the executive’s death while employed, the executive’s beneficiaries will be paid his or her base salary for one year following death, and Kaiser Federal Bank will continue to provide non-taxable medical and dental benefits to the executive’s family for one year thereafter.

Upon termination of employment due to retirement, the executive would only be entitled to his or her benefits under any retirement plan of Kaiser Federal Bank to which the executive is a party.  In the event the executive is terminated for cause, the executive would have no right to receive compensation or other benefits for any period after her termination.

Each agreement provides that for one year following the executive’s termination (other than termination of employment following a change in control), the executive agrees not to compete with Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank within 25 miles of the locations in which Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank has business operations or has filed an application for regulatory approval to establish an office.

Stock-Based Benefit Plans.  In addition, following the conversion and stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards.  The number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the stock offering if the stock-based benefit plan is adopted within one year after the stock offering, in accordance with regulations and policy of the Office of Thrift Supervision.

The stock-based benefit plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders by a majority of the votes eligible to be cast.  If the stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.  The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors, in the aggregate, may not receive more than 30% of the options and restricted stock awards authorized under the plan;

●	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●
any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Kaiser Federal Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans may hold up to 12% of the shares sold in the offering;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

●	accelerated vesting is not permitted, except for death, disability or upon a change in control of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc.; and

●
our executive officers or directors must exercise or forfeit their options in the event that Kaiser Federal Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

Our current intention is to present the stock-based benefit plan for stockholder approval more than 12 months after the completion of the conversion.  In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under the stock-based benefit plan will be based in part on the price of Kaiser Federal Financial Group, Inc.’s common stock at the time the shares are awarded. The stock-based benefit plan is subject to stockholder approval, and cannot be implemented until at least six months after the offering.  The following table presents the total value of all shares that would be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	255,000 Shares Awarded at Minimum of Offering Range	300,000 Shares Awarded at Midpoint of Offering Range	345,000 Shares Awarded at Maximum of Offering Range	396,750 Shares Awarded at Maximum of Offering Range, As Adjusted
(In thousands, except share price information)

$8.00	$2,040	$2,400	$2,760	$3,174
10.00	2,550	3,000	3,450	3,968
12.00	3,060	3,600	4,140	4,761
14.00	3,570	4,200	4,830	5,555

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Kaiser Federal Financial Group, Inc. at the time the options are granted.  The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted.  The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.  The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	637,500 Options at Minimum of Range	750,000 Options at Midpoint of Range	862,500 Options at Maximum of Range	991,875 Options at Maximum of Range, As Adjusted
(In thousands, except exercise price and fair value information)

$8.00	$1.56	$995	$1,170	$1,346	$1,547
10.00	1.95	1,243	1,463	1,682	1,934
12.00	2.34	1,492	1,755	2,018	2,321
14.00	2.73	1,740	2,048	2,355	2,708

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $10.00 per share.  Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 20.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the positions, ages and terms of office as applicable to our directors and executive officers along with the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of September 24, 2010.

Name (1)	Age(2)	Positions Held with K-Fed Bancorp	Director Since (3)	Current Term to Expire	Shares of Common Stock Beneficially Owned (4)(5)		Percent of Class
DIRECTORS

James L. Breeden	67	Chairman of the Board	1987	2010	48,437	(6)	*
Laura G. Weisshar	59	Director	2007	2010	25,300	(7)	*
Kay M. Hoveland	63	Director, President and Chief Executive Officer	2000	2011	244,925	(8)	1.8%
Rita H. Zwern	62	Director and Secretary	1987	2011	38,200	(9)	*
Michael J. Sacher	57	Director	2008	2012	11,800	(10)	*
Robert C. Steinbach	57	Director	2000	2012	56,600	(11)	*
Giovani O. Dacumos	40	Director	2010	2010	500		*
Diana L. Peterson-More	60	Director	2010	2010	100	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Dustin Luton	40	Chief Financial Officer***	N/A	N/A	66,835	(13)	*
Jean M. Carandang**	45	Chief Financial Officer***	N/A	N/A	12,545	(14)	*
Nancy J. Huber**	48	Chief Credit Officer	N/A	N/A	66,379	(15)	*
Jeanne R. Thompson**	63	Chief Administrative Officer	N/A	N/A	67,781	(16)	*

All directors and executive officers as a group (12 persons)					639,402		4.8%

K-Fed Mutual Holding Company 1359 North Grand Avenue Covina, California 91724					8,861,750		66.7%

Bay Pond Partners, L.P. Wellington Hedge Management, LLC c/o Wellington Management, LLP 75 State Street Boston, Massachusetts 02109(17)					666,965		5.02%

*	Less than 1%.
**	Ms. Carandang, Ms. Huber and Ms. Thompson are officers of Kaiser Federal Bank only.
***	Mr. Luton serves as Chief Financial Officer of K-Fed Bancorp and Ms. Carandang serves as Chief Financial Officer of Kaiser Federal Bank.
(1)	The mailing address for each person listed is 1359 North Grand Avenue, Covina, California 91724.
(2)	As of September 24, 2010.
(3)
For Directors Breeden and Zwern, reflects initial appointment to the Board of Directors of Kaiser Permanente Federal Credit Union, the predecessor to Kaiser Federal Bank. Each director of K-Fed Bancorp is also a director of Kaiser Federal Bank and K-Fed Mutual Holding Company, which owns the majority of the issued and outstanding shares of common stock of K-Fed Bancorp.

(4)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(5)
Includes the following amounts of unvested shares of restricted stock granted under the K-Fed Bancorp 2004 Recognition and Retention Plan: 4,000 for director Sacher, 3,000 for director Weisshar, and 8,000 for Mr. Luton and Ms. Carandang, respectively.

(6)
Includes 2,637 shares of common stock held by Mr. Breeden’s spouse and 15,500 shares of common stock held in an IRA for Mr. Breeden. Includes 4,000 stock options that have vested or will vest within 60 days after September 24, 2010.

(7)	Includes 13,300 shares of common stock held in a living trust. Includes 8,000 stock options that have vested or will vest within 60 days after September 24, 2010.
(8)
Includes 82,000 shares of common stock held in a trust for Ms. Hoveland, 11,000 shares of common stock held in a Keogh plan for Ms. Hoveland’s spouse, 19,808 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan and 27,817 shares of common stock held in the Kaiser Federal Bank 401(k) Plan. Includes 105,000 stock options that have vested or will vest within 60 days after September 24, 2010.

(Footnotes continue on following page)

(Continued from previous page)

(9)	Includes 16,000 stock options that have vested or will vest within 60 days after September 24, 2010. Ms. Zwern has pledged 20,760 shares of our common stock as security for a loan.
(10)	Includes 800 shares of common stock held in a living trust. Includes 6,000 stock options that have vested or will vest within 60 days after September 24, 2010.
(11)	Includes 15,000 shares of common stock held by Mr. Steinbach’s spouse. Includes 16,000 stock options that have vested or will vest within 60 days after September 24, 2010.
(12)	All shares are held in an IRA for Ms. Peterson-More.
(13)
Includes 6,878 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan, 1,957 shares of common stock held in the Kaiser Federal Bank 401(k) Plan and 2,000 shares held in an IRA for Mr. Luton. Includes 36,000 stock options that have vested or will vest within 60 days after September 24, 2010.

(14)
Includes 860 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan and 185 shares of common stock held in the Kaiser Federal Bank 401(k) Plan. Includes 1,500 stock options that have vested or will vest within 60 days after September 24, 2010.

(15)
Includes 16,379 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan. Includes 25,000 stock options that have vested or will vest within 60 days after September 24, 2010. Ms. Huber has pledged 23,000 shares of our common stock as security for a loan.

(16)
Includes 1,172 shares of common stock held by Ms. Thompson’s spouse, 1,400 shares of common stock held in a trust for Ms. Thompson, 14,170 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan and 11,645 shares of common stock held in the Kaiser Federal Bank 401(k) Plan. Includes 25,000 stock options that have vested or will vest within 60 days after September 24, 2010. Ms. Thompson has pledged 10,566 shares of our common stock as security for a loan.

(17)
Based on a Schedule 13G filed with the Securities and Exchange Commission on August 2, 2010, by Bay Pond Partners, L.P. and Wellington Hedge Management, LLC who claimed shared voting and dispositive ownership over all shares reported.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Kaiser Federal Financial Group, Inc.’s directors, executive officers, and for all of these individuals as a group, the following information:

●	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of K-Fed Bancorp common stock as of September 24, 2010;

●	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

●	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”  Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.  Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

		Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held at Minimum of Offering Range (2)
Name of Beneficial Owner	Number of Exchange Shares to Be Held (3)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Directors:
James L. Breeden	34,845	500	$5,000	35,345	*
Laura G. Weisshar	18,200	1,500	15,000	19,700	*
Kay M. Hoveland	176,199	1,000	10,000	177,199	1.9%
Rita H. Zwern	27,481	100	1,000	27,581	*
Michael J. Sacher	8,488	2,500	25,000	10,988	*
Robert C. Steinbach	40,718	1,000	10,000	41,718	*
Giovani O. Dacumos	359	1,500	15,000	1,859	*
Diana L. Peterson-More	71	1,000	10,000	1,071	*

Executive Officers who are not Directors:
Dustin Luton	48,081	1,000	10,000	49,081	*
Jean M. Carandang	9,024	1,000	10,000	10,024	*
Nancy J. Huber	47,753	—	—	47,753	*
Jeanne R. Thompson	48,761	1,000	10,000	49,761	*

	459,980	12,100	$121,000	472,080	4.9%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates.
(2)	At the maximum of the offering range, directors and executive officers would own 634,424 shares, or 4.9% of our outstanding shares of common stock.
(3)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.7194 at the minimum of the offering range.

THE CONVERSION AND OFFERING

The boards of directors of K-Fed Bancorp and K-Fed Mutual Holding Company have approved the plan of conversion and reorganization.  The plan of conversion and reorganization must also be approved by the members of K-Fed Mutual Holding Company (depositors of Kaiser Federal Bank) and the stockholders of K-Fed Bancorp.  A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

The respective boards of directors of K-Fed Mutual Holding Company and K-Fed Bancorp initially adopted the plan of conversion and reorganization on May 27, 2010.  Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form.  K-Fed Mutual Holding Company, the mutual holding company parent of K-Fed Bancorp, will be merged into K-Fed Bancorp, and K-Fed Mutual Holding Company will no longer exist.  K-Fed Bancorp, which owns 100% of Kaiser Federal Bank, will be merged into a new Maryland corporation named Kaiser Federal Financial Group, Inc.  As part of the conversion, the 66.7% ownership interest of K-Fed Mutual Holding Company in K-Fed Bancorp will be offered for sale in the stock offering.  When the conversion is completed, all of the outstanding common stock of Kaiser Federal Bank will be owned by Kaiser Federal Financial Group, Inc., and all of the outstanding common stock of Kaiser Federal Financial Group, Inc. will be owned by public stockholders.  K-Fed Mutual Holding Company and K-Fed Bancorp will cease to exist.  A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of K-Fed Bancorp common stock owned by persons other than K-Fed Mutual Holding Company will be converted automatically into the right to receive new shares of Kaiser Federal Financial Group, Inc. common stock determined pursuant to an exchange ratio.  The exchange ratio will ensure that immediately after the exchange of existing shares of K-Fed Bancorp for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of Kaiser Federal Financial Group, Inc. that they owned in K-Fed Bancorp immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

Kaiser Federal Financial Group, Inc. intends to retain between $26.1 million and $41.0 million of the net proceeds of the offering (excluding its loan to the Employee Stock Ownership Plan) and to invest between $29.9 million and $47.0 million of the net proceeds in Kaiser Federal Bank.  The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other members. In addition, we expect to offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

●	Natural persons (including trusts of natural persons) residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara; and

●	K-Fed Bancorp’s public stockholders as of September 24, 2010.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated community offering with Keefe, Bruyette & Woods, Inc. serving as sole book-running manager and Sterne, Agee & Leach, Inc. acting as co-manager.   See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Kaiser Federal Financial Group, Inc.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to Be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Kaiser Federal Bank and at the Western Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to K-Fed Mutual Holding Company’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov.  See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our Board of Directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to increase our capital position and support future growth. Completing the conversion and offering is necessary for us to continue to grow and execute our business strategy. We believe that our conversion to a fully public company and the increased capital resources that will result from the sale of our shares of common stock will provide us with the flexibility to:

●	eliminate the uncertainties associated with the mutual holding company structure under the recently enacted financial reform legislation;

●	support internal growth through increased lending and deposit gathering in the communities we serve;

●	improve the liquidity of our shares of common stock and implement more flexible capital management strategies;

●
lease new branch/financial service center facilities or acquire branches from other financial institutions, although we do not currently have any understandings or agreements regarding any specific branch; and

●
finance the acquisition of financial institutions, including FDIC-assisted transactions, or other financial service companies primarily in Southern California, although we do not currently have any understandings or agreements regarding any specific acquisition transaction.

As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition.  Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration for a merger or acquisition since K-Fed Mutual Holding Company is required to own a majority of our shares of common stock.  Potential sellers often want stock for at least part of the purchase price.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.  We do not currently have any agreement or understanding as to any specific acquisition.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of K-Fed Mutual Holding Company is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of K-Fed Mutual Holding Company will also be approving the merger of K-Fed Mutual Holding Company into K-Fed Bancorp.  The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of K-Fed Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of K-Fed Bancorp held by stockholders of K-Fed Bancorp other than K-Fed Mutual Holding Company are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable.  At the completion of the conversion, each publicly held share of K-Fed Bancorp common stock will be automatically converted into the right to receive a number of shares of Kaiser Federal Financial Group, Inc. common stock.  The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Kaiser Federal Financial Group, Inc. after the conversion as they held in K-Fed Bancorp immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio will not depend on the market value of Kaiser Federal Financial Group, Inc. common stock.  The exchange ratio will be based on the percentage of K-Fed Bancorp common stock held by the public, the independent valuation of Kaiser Federal Financial Group, Inc. prepared by RP Financial, LC. and the number of shares of common stock issued in the offering.  The exchange ratio is expected to range from approximately 0.7194 exchange shares for each publicly held share of K-Fed Bancorp at the minimum of the offering range to 1.1193 exchange shares for each publicly held share of K-Fed Bancorp at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering.  The table also shows how many shares of Kaiser Federal Financial Group, Inc. a hypothetical owner of K-Fed Bancorp common stock would receive in the exchange for 100 shares of K-Fed Bancorp common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of Kaiser Federal Financial Group, Inc. to be Issued for Shares of K- Fed Bancorp		Total Shares of Common Stock to be Issued in Conversion	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Book Value Per Exchanged	New Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	and Offering	Ratio	Price (1)	Share (2)	Shares

Minimum	6,375,000	66.7%	3,185,756	33.3%	9,560,756	0.7194	$7.19	$11.15	71
Midpoint	7,500,000	66.7	3,747,948	33.3	11,247,948	0.8463	8.46	11.87	84
Maximum	8,625,000	66.7	4,310,140	33.3	12,935,140	0.9733	9.73	12.59	97
15% above Maximum	9,918,750	66.7	4,956,661	33.3	14,875,411	1.1193	11.19	13.45	111

(1)
Represents the value of shares of Kaiser Federal Financial Group, Inc. common stock to be received in the conversion by a holder of one share of K-Fed Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma book value per share at each level of the offering range multiplied by the respective exchange ratio.

Options to purchase shares of K-Fed Bancorp common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of Kaiser Federal Financial Group, Inc. common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio.  The aggregate exercise price, term and vesting period of the options will remain unchanged.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of K-Fed Bancorp common stock into the right to receive shares of Kaiser Federal Financial Group, Inc. common stock will occur automatically at the completion of the conversion. Within five business days of the completion of the conversion, our exchange agent will send you a statement reflecting your ownership of shares of common stock issued in the exchange.  New certificates of Kaiser Federal Financial Group, Inc. common stock will not be issued. All shares of Kaiser Federal Financial Group, Inc. common stock being sold will be in book entry form and paper stock certificates will not be issued.  Your existing K-Fed Bancorp stock certificates will be void following completion of the conversion. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion, and you do not need to take any action to exchange your shares of common stock.

No fractional shares of Kaiser Federal Financial Group, Inc. common stock will be issued to any public stockholder of K-Fed Bancorp when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after completion of the conversion.  If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

All shares of Kaiser Federal Financial Group, Inc. common stock that we issue in exchange for existing shares of K-Fed Bancorp common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of Kaiser Federal Bank of accepting deposits and making loans will continue without interruption. Kaiser Federal Bank will continue to be a federally chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, Kaiser Federal Bank will continue to offer existing services to depositors, borrowers and other customers.  The directors serving K-Fed Bancorp at the time of the conversion will be the directors of Kaiser Federal Financial Group, Inc. after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Kaiser Federal Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Kaiser Federal Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of Kaiser Federal Bank are members of, and have voting rights in, K-Fed Mutual Holding Company as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of K-Fed Mutual Holding Company and will no longer have voting rights. Upon completion of the conversion, all voting rights in Kaiser Federal Bank will be vested in Kaiser Federal Financial Group, Inc. as the sole stockholder of Kaiser Federal Bank.   The stockholders of Kaiser Federal Financial Group, Inc. will possess exclusive voting rights with respect to Kaiser Federal Financial Group, Inc. common stock.

Tax Effects. We have received opinions of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to K-Fed Mutual Holding Company, K-Fed Bancorp, the public stockholders of K-Fed Bancorp (except for cash paid for fractional shares), members of K-Fed Mutual Holding Company, eligible account holders, supplemental eligible account holders, or Kaiser Federal Bank.  See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Kaiser Federal Bank has both a deposit account in Kaiser Federal Bank and a pro rata ownership interest in the net worth of K-Fed Mutual Holding Company based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of K-Fed Mutual Holding Company and Kaiser Federal Bank.  Any depositor who opens a deposit account obtains a pro rata ownership interest in K-Fed Mutual Holding Company without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of K-Fed Mutual Holding Company, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that K-Fed Mutual Holding Company and Kaiser Federal Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of K-Fed Mutual Holding Company after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, however, depositors will receive rights in liquidation accounts maintained by Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank representing the amount of (i) K-Fed Mutual Holding Company’s ownership interest in K-Fed Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of K-Fed Mutual Holding Company as of the date of the latest statement of financial condition of K-Fed Mutual Holding Company prior to the consummation of the conversion (excluding its ownership of K-Fed Bancorp). Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank shall continue to hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Kaiser Federal Bank.  The liquidation accounts are also designed to provide payments to depositors of their liquidation interests in the event of a liquidation of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank or of Kaiser Federal Bank.  The liquidation account in Kaiser Federal Bank would be used only in the event that Kaiser Federal Financial Group, Inc. does not have sufficient assets to fund its obligations under its liquidation account.  The total obligation of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank under their respective liquidation accounts will never exceed the dollar amount of Kaiser Federal Financial Group, Inc.’s liquidation account as adjusted from time to time pursuant to the plan of conversion and Office of Thrift Supervision Regulations.  See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $100,000, and we will reimburse RP Financial, LC. for reasonable out-of-pocket expenses, and an additional $10,000 for each valuation update, as necessary.  We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of K-Fed Bancorp. RP Financial, LC. also considered the following factors, among others:

●	the present results and financial condition of K-Fed Bancorp and the projected results and financial condition of Kaiser Federal Financial Group, Inc.;

●	the economic and demographic conditions in K-Fed Bancorp’s existing market area;

●	certain historical, financial and other information relating to K-Fed Bancorp;

●	a comparative evaluation of the operating and financial characteristics of K-Fed Bancorp with those of other similarly situated publicly traded savings institutions;

●	the impact of the conversion and offering on K-Fed Bancorp’s stockholders’ equity and earnings potential;

●	the proposed dividend policy of Kaiser Federal Financial Group, Inc.; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation appraisal considered the pro forma impact of the offering.  Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies:  (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.  RP Financial, LC. did not consider a pro forma price to assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings.  The price to assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of Kaiser Federal Financial Group, Inc. with the peer group.  RP Financial, LC. made slight upward adjustments for financial condition, profitability, growth and viability of earnings and dividends and a slight downward adjustment for marketing of the issue.  No adjustments were made for asset growth, primary market area, liquidity of the issue, management and effect of government regulations and regulatory reform.

RP Financial, LC. made a slight upward adjustment for financial condition based on the capital impact of the offering coupled with the enhanced liquidity position resulting from the cash received as a result of the offering.  A slight upward adjustment was applied for profitability, growth and earnings in view of the potential for earnings growth as a result of the offering and owing to the future earnings as maturing borrowed funds are replaced with funds at lower current market interest rates.  RP Financial, LC. made a slight upward adjustment for dividends due to our strong pro forma capital position in comparison to the peer group, which may enhance our ability to pay dividends.  RP Financial, LC. also made a slight downward adjustment for marketing of the issue, following its analysis of trends in the market for thrift stocks, the market for new issues (including thrift conversions) and the local acquisition market for thrift stocks.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Kaiser Federal Financial Group, Inc. after the conversion that were utilized in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return of 41.10% for the year ended June 30, 2010 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of August 6, 2010, the estimated pro forma market value of Kaiser Federal Financial Group, Inc. was $112.5 million.  Based on Office of Thrift Supervision regulations, this market value forms the midpoint of a range with a minimum of $95.6 million and a maximum of $129.4 million.  The Board of Directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.  The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of K-Fed Bancorp common stock owned by K-Fed Mutual Holding Company.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of K-Fed Bancorp common stock owned by K-Fed Mutual Holding Company and the $10.00 price per share, the minimum of the offering range will be 6,375,000 shares, the midpoint of the offering range will be 7,500,000 shares and the maximum of the offering range will be 8,625,000 shares.

The Board of Directors of Kaiser Federal Financial Group, Inc. reviewed the independent valuation and, in particular, considered the following:

●	K-Fed Bancorp’s financial condition and results of operations;

●	a comparison of financial performance ratios of K-Fed Bancorp to those of other financial institutions of similar size;

●	market conditions generally and in particular for financial institutions; and

●	the historical trading price of the publicly held shares of K-Fed Bancorp common stock.

All of these factors are set forth in the independent valuation. The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of K-Fed Bancorp or Kaiser Federal Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Kaiser Federal Financial Group, Inc. to less than $95.6 million or more than $148.8 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Kaiser Federal Financial Group, Inc.’s registration statement.

The following table presents a summary of selected pricing ratios for the peer group companies and Kaiser Federal Financial Group, Inc. (on a pro forma basis) based on annual earnings and other information as of and for the twelve months ended June 30, 2010, for Kaiser Federal Financial Group, Inc., and either March 31, 2010 or June 30, 2010 for the peer group, as reflected in the appraisal report, dated August 6, 2010.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 10.2% on a price-to-book value basis, a discount of 12.4% on a price-to-tangible book value basis and a premium of 44.2% on a price-to-earnings basis.  Our Board of Directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering  The appraisal did not consider one valuation approach to be more important than the other.  The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering as well as the trading price of K-Fed Bancorp’s common stock. The closing price of the common stock was $9.75 per share on May 26, 2010, the last trading day immediately preceding the announcement of the conversion, and $8.70 per share on August 6, 2010, the effective date of the appraisal.

	Price-to-earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
Kaiser Federal Financial Group, Inc. (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	42.25	x	83.19%	85.11%
Maximum	37.02	x	77.28%	79.18%
Midpoint	32.41	x	71.28%	73.15%
Minimum	27.73	x	64.52%	66.31%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	22.47	x (1)	79.35%	83.41%
Medians	23.13	x (1)	78.73%	83.50%

(1)	Only four out of a total of 10 peer group companies had meaningful earnings multiples.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Kaiser Federal Bank as a going concern and should not be considered as an indication of the liquidation value of Kaiser Federal Bank.  Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $148.8 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 9,918,750 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 9,918,750 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $148.8 million and a corresponding increase in the offering range to more than 9,918,750 shares, or a decrease in the minimum of the valuation range to less than $95.6 million and a corresponding decrease in the offering range to fewer than 6,375,000 shares, then we will promptly return with interest at 0.25% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization.  Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering.  In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period.  If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Kaiser Federal Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond November 12, 2012, which is two years after the special meeting of members to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a purchaser’s ownership interest and Kaiser Federal Financial Group, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and Kaiser Federal Financial Group, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Kaiser Federal Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each Kaiser Federal Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on March 31, 2009 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to five percent (5%) of the shares of common stock sold in the offering, subject to the overall purchase and ownership limitations.  See “—Additional Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on March 31, 2009.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.  In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of K-Fed Bancorp or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2009.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 6% of the shares of common stock sold in the offering.  If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion.  The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.  However, to comply with the limitations applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 6% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Kaiser Federal Bank depositor with a Qualifying Deposit at the close of business on June 30, 2010 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to five percent (5%) of the shares of common stock sold in the offering, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at June 30, 2010.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Kaiser Federal Bank as of the close of business on September 24, 2010, who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to five percent (5%) of the shares of common stock sold in the offering, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at September 24, 2010.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00 p.m., Pacific Time, on October 29, 2010, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor or borrower can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering.  If at least 6,375,000 shares have not been sold in the offering by December 13, 2010 and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.25% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled.  If an extension beyond December 13, 2010 is granted by the Office of Thrift Supervision, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we expect to offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares would be offered with the following preferences:

●	Natural persons (including trusts of natural persons) residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara;

●	K-Fed Bancorp’s public stockholders as of September 24, 2010; and

●	Other members of the general public.

Subscribers in the community offering may purchase up to five percent (5%) of the shares of common stock sold in the offering, subject to the overall purchase and ownership limitations. See “—Additional Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order.  If oversubscription occurs due to the orders of public stockholders of K-Fed Bancorp or members of the general public, the allocation procedures described above will apply to the stock orders of such persons.  In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. Kaiser Federal Financial Group, Inc. may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond December 13, 2010, in which event we will resolicit purchasers.

Syndicated Community Offering

As a final step in the conversion, the plan of conversion and reorganization provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering. Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. as agents of Kaiser Federal Financial Group, Inc. will seek to form a syndicate of registered broker-dealers to assist in the sale of the common stock on a best efforts basis in the syndicated community offering.   We may begin the syndicated community offering at any time following the commencement of the subscription offering.  We, in our sole discretion, have the right to reject orders, in whole or in part, received in the syndicated community offering.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering.

The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering.  No person may purchase more than five percent (5%) of the shares of common stock sold in the syndicated community offering, subject to the maximum purchase and ownership limitations.  See “—Additional Limitations on Common Stock Purchases.”  In connection with the allocation process, unless the Office of Thrift Supervision permits otherwise, orders received for shares of common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book-running manager with Sterne, Agee & Leach, Inc. acting as co-manager.  In such capacity, Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.  The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings.  Under these rules, Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date which will only occur if the minimum of the offering range is met.  Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering. Customers without brokerage accounts will not be able to participate in the syndicated community offering. Institutional investors will pay Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. or the other broker-dealers participating in the syndicated community offering, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis.

The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Kaiser Federal Financial Group, Inc., K-Fed Bancorp, K-Fed Mutual Holding Company and Kaiser Federal Bank on one hand and Keefe, Bruyette & Woods, Inc., as representative of the several agents on the other hand.  If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us.  If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest.  If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor.  Normal customer ticketing will be used for order placement.  In the syndicated community offering, order forms will not be used.

The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless extended by Kaiser Federal Bank with the approval of the Office of Thrift Supervision.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

●	No person may purchase fewer than 25 shares of common stock;

●
Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

●
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than five percent (5%) of the shares of common stock sold in the offering in all categories of the offering combined;

●
Current stockholders of K-Fed Bancorp are subject to an ownership limitation.  As previously described, current stockholders of K-Fed Bancorp will receive shares of Kaiser Federal Financial Group, Inc. common stock in exchange for their existing shares of K-Fed Bancorp common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing K-Fed Bancorp common stock, may not exceed 5% of the shares of common stock of Kaiser Federal Financial Group, Inc. to be issued and outstanding at the completion of the conversion; and

●
The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Kaiser Federal Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the total shares issued in the conversion.

Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of members of K-Fed Mutual Holding Company, may decrease or increase the purchase and ownership limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount, and who indicated on their stock order form a desire to be resolicited, will be given the opportunity to increase their orders up to the then applicable limit.  The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders.   The maximum purchase limitation of five percent (5%) of the shares sold in the offering may be further increased to 9.99%, provided that orders for Kaiser Federal Financial Group, Inc. common stock exceeding five percent (5%) of the shares sold in the offering shall not exceed in the aggregate ten (10%) of the total shares sold in the offering.

In the event of an increase in the offering range of up to 9,918,750 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

●	to fill the subscriptions of our tax-qualified employee benefit plans, including the employee stock ownership plan, for up to 10% of the total number of shares of common stock issued in the offering;

●
in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

●
to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in California counties of Los Angeles, Orange, San Bernardino, Riverside and Santa Clara, then to K-Fed Bancorp’s public stockholders as of September 24, 2010 and then to members of the general public.

The term “associate” of a person means:

●
any corporation or organization, other than K-Fed Bancorp, Kaiser Federal Bank or a majority-owned subsidiary of Kaiser Federal Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

●
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

●	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of K-Fed Bancorp or Kaiser Federal Bank.

The term “acting in concert” means:

●	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

●
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”  Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank and except as described below.  Any purchases made by any associate of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Kaiser Federal Financial Group, Inc.”

Plan of Distribution; Selling Agent Compensation

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, as a selling agent in connection with the offering of our common stock.  In its role as selling agent, Keefe, Bruyette & Woods, Inc., will:

●	provide advice on the financial and securities market implications of the plan of conversion and reorganization and related corporate documents, including our business plan;

●	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

●	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

●	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

●	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

●	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

●	meet with the Board of Directors and management to discuss any of these services; and

●	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $50,000, payable in four consecutive monthly installments commencing May 2010, which will be credited against the success fees in the subscription and community offerings. A success fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings will be paid to Keefe, Bruyette & Woods, Inc., each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts). In addition, Keefe, Bruyette & Woods, Inc. will not receive any fees for the exchange shares issued to current stockholders of K-Fed Bancorp as part of the conversion.

The plan of conversion and reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering.  Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. as agents of Kaiser Federal Financial Group, Inc. will seek to form a syndicate of registered broker-dealers to assist in the sale of the common stock on a best efforts basis in the syndicated community offering.  Neither Keefe, Bruyette & Woods, Inc., Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering.  If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. will receive a management fee not to exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering, 85% of which will be paid to Keefe, Bruyette & Woods, Inc. and 15% of which will be paid to Sterne, Agee & Leach, Inc.  Of this amount, Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  Keefe, Bruyette & Woods, Inc. will serve as sole book-running manager with Sterne, Agee & Leach, Inc. acting as co-manager in any syndicated community offering.

We also will reimburse Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. for their reasonable out-of-pocket expenses associated with their marketing effort up to a maximum of $50,000.  In addition, we will reimburse Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. for fees and expenses of their counsel not to exceed $100,000. These limitations assume no unusual circumstances or delays, or a resolicitation in connection with the offering, and may be increased with the mutual consent of Keefe, Bruyette & Woods, Inc., as representative and us, including in the event of a material delay in the offering that requires an update of financial information in this prospectus.  We estimate that the maximum amount of any such increase in the expense limitations would be to $75,000 for the reasonable out-of-pocket expenses of Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. and $150,000 for the fees and expenses of their counsel.  If the plan of conversion and reorganization is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of their engagements as our selling agents and performance of services as our selling agents.

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

●	consolidate accounts and develop a central file;

●	prepare proxy forms and proxy materials;

●	tabulate proxies and ballots;

●	act as inspector of election at the special meeting of members;

●	assist us in establishing and managing the Stock Information Center;

●	assist our financial printer with labeling of stock offering materials;

●	process stock order forms and certification forms and produce daily reports and analysis;

●	assist our transfer agent with the generation and mailing of stock certificates;

●	advise us on interest and refund calculations; and

●	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $75,000, and we have made an advance payment of $25,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee.  We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent not to exceed $5,000.  If the plan of conversion and reorganization is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Kaiser Federal Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  No sales activity will be conducted in a Kaiser Federal Bank banking office.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Pacific Time, on October 29, 2010, unless we extend one or both for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond December 13, 2010 would require the Office of Thrift Supervision’s approval.  If the offering is so extended, or if the offering range is decreased or is increased above the adjusted maximum of the offering range, we may conduct a resolicitation and subscribers would have the opportunity to maintain, change or cancel their stock orders within a specified period.  If a subscriber does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Kaiser Federal Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.25% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment.  We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 2:00 p.m., Pacific Time, on October 29, 2010. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the stock order form.  You may hand-deliver stock order forms to Kaiser Federal Bank’s home office, located at 1359 North Grand Avenue, Covina, California 91724.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our branch offices.  Please do not mail stock order forms to Kaiser Federal Bank.

Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.  If an order is submitted which exceeds the purchase limitations based on the actual amount of shares sold in the offering, the portion of the order exceeding such purchase limitations will be returned to the purchaser with interest following completion of the offering.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Kaiser Federal Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

●	personal check, bank check or money order, made payable to Kaiser Federal Financial Group, Inc.; or

●	authorization of withdrawal from the types of Kaiser Federal Bank deposit accounts described on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Kaiser Federal Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.  In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Kaiser Federal Bank by noon of the next business day and will earn interest at 0.25% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, wire transfers, Kaiser Federal Bank line of credit checks or any type of third-party checks (including those payable to you and endorsed over to Kaiser Federal Financial Group, Inc.).  You may not designate on your stock order form direct withdrawal from a Kaiser Federal Bank retirement account.  See “—Using Individual Retirement Account Funds.”  Additionally, you may not designate a direct withdrawal from Kaiser Federal Bank accounts with check-writing privileges.  Please provide a check instead.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  If permitted by the Office of Thrift Supervision, in the event we resolicit large purchasers, as described above in “Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by December 13, 2010.  In such event, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order.  If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest.

Regulations prohibit Kaiser Federal Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion.  This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Kaiser Federal Financial Group, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds.  If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account.  By regulation, Kaiser Federal Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in a Kaiser Federal Bank retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts.  The purchase must be made through that account.  If you do not have such an account, you will need to establish one before placing a stock order.  An annual administrative fee may be payable to the independent trustee or custodian.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Kaiser Federal Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the October 29, 2010 offering deadline.  Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. A statement reflecting ownership of shares of common stock issued in the subscription and community offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the conversion.  All shares of Kaiser Federal Financial Group, Inc. common stock being sold will be in book entry form and paper stock certificates will not be issued.  Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.  If you are currently a stockholder of K-Fed Bancorp, see “—Exchange of Existing Stockholders’ Stock Certificates.”

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)
the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do.  Doing so may jeopardize your subscription rights.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free phone number is (877) 860-2086.  The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Pacific Time.  The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation prior to the conversion.  In the unlikely event that K-Fed Mutual Holding Company is liquidated prior to the conversion, all claims of creditors of K-Fed Mutual Holding Company would be paid first. Thereafter, if there were any assets of K-Fed Mutual Holding Company remaining, these assets would first be distributed to certain depositors of Kaiser Federal Bank under such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of K-Fed Mutual Holding Company after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion.  The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by Kaiser Federal Financial Group, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) K-Fed Mutual Holding Company’s ownership interest in K-Fed Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of K-Fed Mutual Holding Company as of the date of the latest statement of financial condition of K-Fed Mutual Holding Company prior to the consummation of the conversion (excluding its ownership of K-Fed Bancorp). The plan of conversion and reorganization also provides for the establishment of a parallel liquidation account in Kaiser Federal Bank to support the Kaiser Federal Financial Group, Inc. liquidation account in the event Kaiser Federal Financial Group, Inc. does not have sufficient assets to fund its obligations under the Kaiser Federal Financial Group, Inc. liquidation account.

In the unlikely event that Kaiser Federal Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first.  However, except with respect to the liquidation account to be established in K-Fed Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc. above that amount.

The liquidation account established by Kaiser Federal Financial Group, Inc. is designed to provide depositors a liquidation interest (exchanged for the liquidation interests such persons had in K-Fed Mutual Holding Company) after the conversion in the event of a liquidation of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank or a liquidation solely of Kaiser Federal Bank.  Specifically, in the unlikely event that either (i) Kaiser Federal Bank or (ii) Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of March 31, 2009 and June 30, 2010 of their interests in the liquidation account maintained by Kaiser Federal Financial Group, Inc.  Also, in a complete liquidation of both entities, or of just Kaiser Federal Bank, when Kaiser Federal Financial Group, Inc. has insufficient assets (other than the stock of Kaiser Federal Bank) to fund the liquidation account distribution due to Eligible Account Holders and Supplemental Eligible Account Holders and Kaiser Federal Bank has positive net worth, Kaiser Federal Bank shall immediately make a distribution to fund Kaiser Federal Financial Group, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Kaiser Federal Financial Group, Inc. as adjusted from time to time pursuant to the plan of conversion and reorganization and Office of Thrift Supervision regulations.  If Kaiser Federal Financial Group, Inc. is completely liquidated or sold apart from a sale or liquidation of Kaiser Federal Bank, then the Kaiser Federal Financial Group, Inc. liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Kaiser Federal Bank liquidation account, subject to the same rights and terms as the Kaiser Federal Financial Group, Inc. liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, Kaiser Federal Financial Group, Inc. will transfer or eliminate the liquidation account and the depositors’ interests in such account to Kaiser Federal Bank and the liquidation account shall thereupon become the liquidation account of Kaiser Federal Bank.

Under the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank is not the surviving institution, would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Kaiser Federal Bank on March 31, 2009 or June 30, 2010 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on March 31, 2009 and June 30, 2010, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Kaiser Federal Bank on such date.

If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2009 or June 30, 2010, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of conversion to K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank,  Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of K-Fed Mutual Holding Company.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank would prevail in a judicial proceeding.

K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank and Kaiser Federal Financial Group, Inc. have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of K-Fed Mutual Holding Company with and into K-Fed Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in K-Fed Mutual Holding Company for liquidation interests in K-Fed Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of K-Fed Mutual Holding Company, K-Fed Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of K-Fed Mutual Holding Company to K-Fed Bancorp in constructive exchange for liquidation interests established in K-Fed Bancorp for the benefit of such persons who remain depositors of Kaiser Federal Bank.

4.
The basis of the assets of K-Fed Mutual Holding Company and the holding period of such assets to be received by K-Fed Bancorp will be the same as the basis and holding period of such assets in K-Fed Mutual Holding Company immediately before the exchange.

5.
The merger of K-Fed Bancorp with and into Kaiser Federal Financial Group, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither K-Fed Bancorp nor Kaiser Federal Financial Group, Inc. will recognize gain or loss as a result of such merger.

6.
The basis of the assets of K-Fed Bancorp and the holding period of such assets to be received by Kaiser Federal Financial Group, Inc. will be the same as the basis and holding period of such assets in K-Fed Bancorp immediately before the exchange.

7.	Current stockholders of K-Fed Bancorp will not recognize any gain or loss upon their exchange of K-Fed Bancorp common stock for Kaiser Federal Financial Group, Inc. common stock.

8.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the exchange of their constructive liquidation interests in K-Fed Bancorp for interests in the liquidation account in Kaiser Federal Financial Group, Inc.

9.
The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders constructive liquidation interests in K-Fed Bancorp for interests in the liquidation account established in Kaiser Federal Financial Group, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.
Each stockholder’s aggregate basis in shares of Kaiser Federal Financial Group, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of K-Fed Bancorp common stock surrendered in the exchange.

11.
Each stockholder’s holding period in his or her Kaiser Federal Financial Group, Inc. common stock received in the exchange will include the period during which the K-Fed Bancorp common stock surrendered was held, provided that the K-Fed Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.
Cash received by any current stockholder of K-Fed Bancorp in lieu of a fractional share interest in shares of Kaiser Federal Financial Group, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Kaiser Federal Financial Group, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Kaiser Federal Financial Group, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Kaiser Federal Financial Group, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of Kaiser Federal Bank supporting the payment of the Kaiser Federal Financial Group, Inc. liquidation account in the event Kaiser Federal Financial Group, Inc. lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Kaiser Federal Bank liquidation account as of the effective date of the merger of K-Fed Bancorp with and into Kaiser Federal Financial Group, Inc.

15.
It is more likely than not that the basis of the shares of Kaiser Federal Financial Group, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Kaiser Federal Financial Group, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Kaiser Federal Financial Group, Inc. on the receipt of money in exchange for Kaiser Federal Financial Group, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to K-Fed Mutual Holding Company, K-Fed Bancorp, Kaiser Federal Bank, Kaiser Federal Financial Group, Inc. and persons receiving subscription rights and stockholders of K-Fed Bancorp.  With respect to items 13 and 15 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value.  The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that:  (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Kaiser Federal Bank are reduced; and (iv) the Kaiser Federal Bank liquidation account payment obligation arises only if Kaiser Federal Financial Group, Inc. lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Kaiser Federal Bank liquidation account supporting the payment of the liquidation account in the event Kaiser Federal Financial Group, Inc. lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Kaiser Federal Bank liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed.  We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Moffett & Grigorian LLP that the California state income tax consequences are consistent with the federal income tax consequences.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Kaiser Federal Financial Group, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Kaiser Federal Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer.  Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction.  Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Kaiser Federal Financial Group, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Office of Thrift Supervision regulations prohibit Kaiser Federal Financial Group, Inc. from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF K-FED BANCORP

General. As a result of the conversion, existing stockholders of K-Fed Bancorp will become stockholders of Kaiser Federal Financial Group, Inc.  There are differences in the rights of stockholders of K-Fed Bancorp and stockholders of Kaiser Federal Financial Group, Inc. caused by differences between federal and Maryland law and regulations and differences in K-Fed Bancorp’s federal stock charter and bylaws and Kaiser Federal Financial Group, Inc.’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Kaiser Federal Financial Group, Inc.’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of K-Fed Bancorp consists of 18,000,000 shares of common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock.

The authorized capital stock of Kaiser Federal Financial Group, Inc. consists of 100,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and Kaiser Federal Financial Group, Inc.’s articles of incorporation, the Board of Directors may increase or decrease the number of authorized shares without stockholder approval.  Stockholder approval is required to increase or decrease the number of authorized shares of K-Fed Bancorp.

K-Fed Bancorp’s charter and Kaiser Federal Financial Group, Inc.’s articles of incorporation both authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control.  We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, K-Fed Mutual Holding Company is required to own not less than a majority of the outstanding shares of K-Fed Bancorp common stock. K-Fed Mutual Holding Company will no longer exist following completion of the conversion.

Kaiser Federal Financial Group, Inc.’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas K-Fed Bancorp’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Kaiser Federal Financial Group, Inc. stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither K-Fed Bancorp’s stock charter or bylaws nor Kaiser Federal Financial Group, Inc.’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends.  K-Fed Bancorp’s ability to pay dividends depends, to a large extent, upon Kaiser Federal Bank’s ability to pay dividends to K-Fed Bancorp, which is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to federal savings associations.

The same restrictions will apply to Kaiser Federal Bank’s payment of dividends to Kaiser Federal Financial Group, Inc.  In addition, Maryland law generally provides that Kaiser Federal Financial Group, Inc. is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. K-Fed Bancorp’s bylaws and Kaiser Federal Financial Group, Inc.’s articles of incorporation require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under K-Fed Bancorp’s bylaws, any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors.  Persons elected by the Board of Directors of K-Fed Bancorp to fill vacancies may only serve until the next election of directors by stockholders. Under Kaiser Federal Financial Group, Inc.’s bylaws, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of K-Fed Bancorp do not limit the personal liability of directors.

Kaiser Federal Financial Group, Inc.’s articles of incorporation provide that directors will not be personally liable for monetary damages to Kaiser Federal Financial Group, Inc. for certain actions as directors, except for (i) receipt of an improper personal benefit from their positions as directors, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Kaiser Federal Financial Group, Inc.

Indemnification of Directors, Officers, Employees and Agents.  As generally allowed under current Office of Thrift Supervision regulations, K-Fed Bancorp will indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of K-Fed Bancorp or its stockholders.  K-Fed Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification.  Before making any indemnification payment, K-Fed Bancorp is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

The articles of incorporation of Kaiser Federal Financial Group, Inc. provide that it shall indemnify (1) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses and (2) other employees or agents to such extent as shall be authorized by the Board of Directors and Maryland Law.  Maryland law allows Kaiser Federal Financial Group, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Kaiser Federal Financial Group, Inc.  No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. K-Fed Bancorp’s bylaws provide that special meetings of stockholders may be called by the Chairman, the president, a majority of the members of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock entitled to vote at the meeting.  Kaiser Federal Financial Group, Inc.’s bylaws provide that special meetings of stockholders may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. K-Fed Bancorp’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with K-Fed Bancorp at least five days before the date of any such meeting.

Kaiser Federal Financial Group, Inc.’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Kaiser Federal Financial Group, Inc. at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of Kaiser Federal Financial Group, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors.  This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally.  Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.  In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. The bylaws of K-Fed Bancorp provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote.  The bylaws of Kaiser Federal Financial Group, Inc. do not provide for action to be taken by stockholders without a meeting.  Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to K-Fed Bancorp, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose.  Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Kaiser Federal Financial Group, Inc.’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.  K-Fed Bancorp’s charter does not provide such a limit on voting common stock.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Kaiser Federal Financial Group, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision.  Where any person acquires beneficial ownership of more than 10% of a class of Kaiser Federal Financial Group, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets. A federal regulation applicable to K-Fed Bancorp generally requires the approval of two-thirds of the Board of Directors and the holders of two-thirds of the outstanding stock of K-Fed Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of K-Fed Bancorp’s assets. Such regulation permits K-Fed Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

(i)	it does not involve an interim savings institution;

(ii)	K-Fed Bancorp’s federal stock charter is not changed;

(iii)
each share of K-Fed Bancorp’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of K-Fed Bancorp after such effective date; and

(iv)	either:

(a)	no shares of voting stock of K-Fed Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)
the authorized but unissued shares or the treasury shares of voting stock of K-Fed Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of K-Fed Bancorp outstanding immediately prior to the effective date of the transaction.

Under Maryland law, “business combinations” between Kaiser Federal Financial Group, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities.  Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Kaiser Federal Financial Group, Inc.’s voting stock after the date on which Kaiser Federal Financial Group, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Kaiser Federal Financial Group, Inc. at any time after the date on which Kaiser Federal Financial Group, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Kaiser Federal Financial Group, Inc.  A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Kaiser Federal Financial Group, Inc. and an interested stockholder generally must be recommended by the Board of Directors of Kaiser Federal Financial Group, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Kaiser Federal Financial Group, Inc., and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Kaiser Federal Financial Group, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Kaiser Federal Financial Group, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Evaluation of Offers.  The articles of incorporation of Kaiser Federal Financial Group, Inc. provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of Kaiser Federal Financial Group, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Kaiser Federal Financial Group, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

●	the economic effect, both immediate and long-term, upon Kaiser Federal Financial Group, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

●
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Kaiser Federal Financial Group, Inc. and its subsidiaries and on the communities in which Kaiser Federal Financial Group, Inc. and its subsidiaries operate or are located;

●	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Kaiser Federal Financial Group, Inc.;

●	whether a more favorable price could be obtained for Kaiser Federal Financial Group, Inc.’s stock or other securities in the future;

●
the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Kaiser Federal Financial Group, Inc. and its subsidiaries;

●	the future value of the stock or any other securities of Kaiser Federal Financial Group, Inc. or the other entity to be involved in the proposed transaction;

●	any antitrust or other legal and regulatory issues that are raised by the proposal;

●
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

●
the ability of Kaiser Federal Financial Group, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

K-Fed Bancorp’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements.   The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange, or any combination of such shares of stock and cash.

Under Maryland law, stockholders of Kaiser Federal Financial Group, Inc. will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Kaiser Federal Financial Group, Inc. is a party as long as the common stock of Kaiser Federal Financial Group, Inc. trades on a national securities exchange.

Amendment of Governing Instruments. No amendment of K-Fed Bancorp’s stock charter may be made unless it is first proposed by the Board of Directors then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.

Kaiser Federal Financial Group, Inc.’s articles of incorporation may be amended, upon the submission of an amendment by the Board of Directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the Board of Directors into three staggered classes;

(iii)	The ability of the Board of Directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the Board of Directors to amend and repeal the bylaws;

(vi)	The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Kaiser Federal Financial Group, Inc.;

(vii)	The authority of the Board of Directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Kaiser Federal Financial Group, Inc.;

(xi)	The limitation of liability of officers and directors to Kaiser Federal Financial Group, Inc. for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)      The advance notice requirements for stockholder proposals and nominations; and

(xiv)
The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF KAISER FEDERAL FINANCIAL GROUP, INC.

Although the Board of Directors of Kaiser Federal Financial Group, Inc. is not aware of any effort that might be made to obtain control of Kaiser Federal Financial Group, Inc. after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of Kaiser Federal Financial Group, Inc.’s articles of incorporation to protect the interests of Kaiser Federal Financial Group, Inc. and its stockholders from takeovers which the Board of Directors might conclude are not in the best interests of Kaiser Federal Bank, Kaiser Federal Financial Group, Inc. or Kaiser Federal Financial Group, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of Kaiser Federal Financial Group, Inc.’s articles of incorporation and bylaws, Kaiser Federal Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.  Kaiser Federal Financial Group, Inc.’s articles of incorporation and bylaws are included as part of K-Fed Mutual Holding Company’s application for conversion filed with the Office of Thrift Supervision and Kaiser Federal Financial Group, Inc.’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Articles of Incorporation and Bylaws of Kaiser Federal Financial Group, Inc.

Kaiser Federal Financial Group, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of Kaiser Federal Financial Group, Inc. more difficult.

Directors. The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of the Board of Directors.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on Call of Special Meetings.  The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole Board of Directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares.  After the conversion, Kaiser Federal Financial Group, Inc. will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of Kaiser Federal Financial Group, Inc. Following the Conversion.”  The articles of incorporation authorize 25,000,000 shares of serial preferred stock.  Kaiser Federal Financial Group, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of Kaiser Federal Financial Group, Inc. that the Board of Directors does not approve, it may be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Kaiser Federal Financial Group, Inc.  The Board of Directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Amendments to the articles of incorporation must be approved by the Board of Directors and also by at least a majority of the outstanding shares of the voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.  A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of K-Fed Bancorp—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Kaiser Federal Financial Group, Inc.’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.

The provisions requiring the affirmative vote of 80% of outstanding shares for certain stockholder actions have been included in the articles of incorporation of Kaiser Federal Financial Group, Inc. in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law.  Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Kaiser Federal Financial Group, Inc. and an “interested stockholder.”  See “Comparison of Stockholder Rights for Existing Stockholders of K-Fed Bancorp—Mergers, Consolidations and Sales of Assets,” above.

Evaluation of Offers.  The articles of incorporation of Kaiser Federal Financial Group, Inc. provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of Kaiser Federal Financial Group, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Kaiser Federal Financial Group, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.  For a list of enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of K-Fed Bancorp—Evaluation of Offers,” above.

Purpose and Anti-Takeover Effects of Kaiser Federal Financial Group, Inc.’s Articles of Incorporation and Bylaws.  Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors.  These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion.  Our Board of Directors believes these provisions are in the best interests of Kaiser Federal Financial Group, Inc. and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of Kaiser Federal Financial Group, Inc. and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our Board of Directors believes that it is in the best interests of Kaiser Federal Financial Group, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Kaiser Federal Financial Group, Inc. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Kaiser Federal Financial Group, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Kaiser Federal Financial Group, Inc.’s assets.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company.  As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Kaiser Federal Financial Group, Inc.’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so.  Such provisions will also make it more difficult to remove our Board of Directors and management.  Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of Kaiser Federal Bank

Kaiser Federal Bank’s charter provides that for a period of five years from the closing of the conversion and offering, no person other than Kaiser Federal Financial Group, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Kaiser Federal Bank.  This provision does not apply to any tax-qualified employee benefit plan of Kaiser Federal Bank or Kaiser Federal Financial Group, Inc. or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Kaiser Federal Financial Group, Inc. or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Kaiser Federal Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion.  Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company.  The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted.  The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision.  Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations.  Such control factors include the acquiror being one of the two largest stockholders.  The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

●	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF CAPITAL STOCK OF KAISER FEDERAL FINANCIAL GROUP, INC.
FOLLOWING THE CONVERSION

General

Kaiser Federal Financial Group, Inc. is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.  Kaiser Federal Financial Group, Inc. currently expects to issue in the offering and exchange up to 12,935,140 shares of common stock, subject to adjustment up to 14,875,411 shares.  Kaiser Federal Financial Group, Inc. will not issue shares of preferred stock in the conversion.  Each share of Kaiser Federal Financial Group, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock.  Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Kaiser Federal Financial Group, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Kaiser Federal Financial Group, Inc. may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our Board of Directors.  The payment of dividends by Kaiser Federal Financial Group, Inc. is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce Kaiser Federal Financial Group, Inc.’s assets below the then-adjusted balance of its liquidation account.  The holders of common stock of Kaiser Federal Financial Group, Inc. will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor.  If Kaiser Federal Financial Group, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the conversion, the holders of common stock of Kaiser Federal Financial Group, Inc. will have exclusive voting rights in Kaiser Federal Financial Group, Inc.  They will elect Kaiser Federal Financial Group, Inc.’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of Kaiser Federal Financial Group, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If Kaiser Federal Financial Group, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.  As a federal stock savings bank, corporate powers and control of Kaiser Federal Bank are vested in its Board of Directors, who elect the officers of Kaiser Federal Bank and who fill any vacancies on the Board of Directors.  Voting rights of Kaiser Federal Bank are vested exclusively in the owners of the shares of capital stock of Kaiser Federal Bank, which will be Kaiser Federal Financial Group, Inc., and voted at the direction of Kaiser Federal Financial Group, Inc.’s Board of Directors.  Consequently, the holders of the common stock of Kaiser Federal Financial Group, Inc. will not have direct control of Kaiser Federal Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Kaiser Federal Bank, Kaiser Federal Financial Group, Inc., as the holder of 100% of Kaiser Federal Bank’s capital stock, would be entitled to receive all assets of Kaiser Federal Bank available for distribution, after payment or provision for payment of all debts and liabilities of Kaiser Federal Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Kaiser Federal Financial Group, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Kaiser Federal Financial Group, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Kaiser Federal Financial Group, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of Kaiser Federal Financial Group, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Kaiser Federal Financial Group, Inc.’s common stock is StockTrans, Ardmore, Pennsylvania.

EXPERTS

The consolidated financial statements of K-Fed Bancorp and subsidiary as of June 30, 2010 and 2009, and for each of the years in the three-year period ended June 30, 2010, have been included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Kaiser Federal Financial Group, Inc., K-Fed Mutual Holding Company, K-Fed Bancorp and Kaiser Federal Bank, will issue to Kaiser Federal Financial Group, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  Moffett & Grigorian LLP has provided an opinion to us regarding the California income tax consequences of the conversion.  Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. by Breyer & Associates PC, McLean, Virginia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Kaiser Federal Financial Group, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Kaiser Federal Financial Group, Inc.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

K-Fed Mutual Holding Company has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Western Regional Office of the Office of Thrift Supervision, located at 225 East John Carpenter Freeway, Suite 500, Irving, Texas 75062. Our plan of conversion and reorganization is available, upon request, at each of our branch offices.

In connection with the offering, Kaiser Federal Financial Group, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Kaiser Federal Financial Group, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, Kaiser Federal Financial Group, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
K-FED BANCORP AND SUBSIDIARY

***

Separate financial statements for Kaiser Federal Financial Group, Inc. have not been included in this prospectus because Kaiser Federal Financial Group, Inc. has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

MANAGEMENT’S REPORT ON INTERNAL CONTROL

The management of K-Fed Bancorp, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. All internal control systems, no matter how well designed, have inherent limitations, including the possibility of human error and the circumvention of overriding controls. Accordingly, even an effective system of internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

Management has assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2010, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on that assessment, management concluded that, as of June 30, 2010, the Company’s internal control over financial reporting was effective.

The effectiveness of the Company’s internal control over financial reporting as of June 30, 2010, has been audited by Crowe Horwath LLP, an independent registered public accounting firm. As stated in their report, they express an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2010. See “Report of Independent Registered Public Accounting Firm.”

/s/ K. M. Hoveland	/s/ Dustin Luton
K. M. Hoveland	Dustin Luton
President and Chief Executive Officer	Chief Financial Officer

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
K-Fed Bancorp
Covina, California

We have audited the accompanying consolidated statements of financial condition of K-Fed Bancorp (“Company”) as of June 30, 2010 and 2009, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2010.  We also have audited K-Fed Bancorp’s internal control over financial reporting as of June 30, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).”  K-Fed Bancorp’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of internal control over financial reporting in the accompanying Management’s Report on Internal Control.  Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of K-Fed Bancorp as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, K-Fed Bancorp maintained, in all material respects, effective internal control over financial reporting as of June 30, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Oak Brook, Illinois
August 25, 2010

K-FED BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30, 2010	June 30, 2009
ASSETS
Cash and due from banks	$7,785	$32,685
Federal funds sold	31,775	41,020
Total cash and cash equivalents	39,560	73,705
Interest earning time deposits in other financial institutions	19,267	25,508
Securities available-for-sale, at fair value	2,290	4,236
Securities held-to-maturity, fair value of $3,866 and $5,625 at June 30, 2010 and June 30, 2009, respectively	3,751	5,528
Federal Home Loan Bank stock, at cost	12,179	12,649
Loans receivable, net of allowance for loan losses of $13,309 and $4,586 at June 30, 2010 and June 30, 2009, respectively	757,985	746,875
Accrued interest receivable	3,234	3,402
Premises and equipment, net	2,035	2,562
Core deposit intangible	85	147
Goodwill	3,950	3,950
Bank-owned life insurance	12,372	11,884
Real estate owned (REO)	1,373	496
Other assets	8,721	4,155
Total assets	$866,802	$895,097
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$53,022	$50,161
Interest bearing	577,672	516,032
Total deposits	630,694	566,193
Federal Home Loan Bank advances, short-term	77,000	70,000
Federal Home Loan Bank advances, long-term	60,000	137,004
State of California time deposit	—	25,000
Accrued expenses and other liabilities	4,403	4,342
Total liabilities	772,097	802,539
Commitments and contingent liabilities
Stockholders’ equity
Nonredeemable serial preferred stock, $.01 par value; 2,000,000 shares authorized; issued and outstanding — none	—	—
Common stock, $0.01 par value; 18,000,000 authorized; June 30, 2010 — 14,728,440 shares issued June 30, 2009 — 14,728,440 shares issued	147	147
Additional paid-in capital	59,513	59,134
Retained earnings	54,996	53,512
Accumulated other comprehensive income, net of tax of $22 and $53 at June 30, 2010 and June 30, 2009, respectively	32	77
Unearned employee stock ownership plan (ESOP) shares	(1,706)	(2,161)
Treasury stock, at cost (June 30, 2010 — 1,438,240 shares; June 30, 2009 — 1,423,852 shares)	(18,277)	(18,151)
Total stockholders’ equity	94,705	92,558
Total liabilities and stockholders’ equity	$866,802	$895,097

The accompanying notes are an integral part of these consolidated financial statements

K-FED BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Years Ended June 30,
	2010	2009	2008
Interest income
Interest and fees on loans	$44,136	$43,706	$42,582
Interest on securities, taxable	351	606	1,085
Federal Home Loan Bank dividends	43	314	572
Other interest	484	547	999
Total interest income	45,014	45,173	45,238
Interest expense
Interest on deposits	10,795	12,975	14,945
Interest on borrowings	7,293	9,908	10,824
Total interest expense	18,088	22,883	25,769
Net interest income	26,926	22,290	19,469
Provision for loan losses	9,867	2,586	962
Net interest income after provision for loan losses	17,059	19,704	18,507
Noninterest income
Service charges and fees	2,194	2,227	2,259
ATM fees and charges	1,907	1,746	1,595
Referral commissions	307	309	309
Loss on equity investment	(247)	(249)	(377)
Bank-owned life insurance	488	476	454
Other noninterest income	40	40	80
Total noninterest income	4,689	4,549	4,320
Noninterest expense
Salaries and benefits	7,969	8,166	8,099
Occupancy and equipment	2,349	2,378	2,314
ATM expense	1,753	1,591	1,346
Advertising and promotional	385	425	390
Professional services	1,030	769	876
Federal deposit insurance premiums	1,034	1,031	412
Postage	273	280	288
Telephone	681	581	497
Stock offering costs	—	—	1,279
Other operating expense	1,548	1,528	1,325
Total noninterest expense	17,022	16,749	16,826
Income before income tax expense	4,726	7,504	6,001
Income tax expense	1,386	2,755	2,133
Net income	$3,340	$4,749	$3,868

Earnings per common share:
Basic	$0.26	$0.36	$0.29
Diluted	$0.26	$0.36	$0.29

The accompanying notes are an integral part of these consolidated financial statements

K-FED BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Dollars in thousands, except per share data)

		Common Stock						Treasury Stock
	Comprehensive Income	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income, net	Unearned ESOP Shares	Shares	Amount	Total
Balance, July 1, 2007		14,724,760	$147	$57,626	$48,724	$(126)	$(3,071)	(775,815)	$(11,343)	$91,957
Comprehensive income
Net income for the year ended June 30, 2008	$3,868	—	—	—	3,868	—	—	—	—	3,868
Other comprehensive income – unrealized gain on securities, net of tax	146	—	—	—	—	146	—	—	—	146
Total comprehensive income	$4,014
Dividends declared ($0.42 per share) *		—	—	—	(1,957)	—	—	—	—	(1,957)
Purchase of treasury stock		—	—	—	—	—	—	(467,319)	(4,963)	(4,963)
Stock options earned		—	—	347	—	—	—	—	—	347
Allocation of stock awards		—	—	417	—	—	—	—	—	417
Issuance of stock awards		5,000	—	—	—	—	—	—	—	—
Forfeiture of stock awards		(16,320)	—	—	—	—	—	—	—	—
Tax adjustment of stock awards and options		—	—	(30)	—	—	—	—	—	(30)
Allocation of ESOP common stock		—	—	88	—	—	455	—	—	543
Balance, June 30, 2008		14,713,440	$147	$58,448	$50,635	$20	$(2,616)	(1,243,134)	$(16,306)	$90,328
Comprehensive income
Net income for the year ended June 30, 2009	$4,749	—	—	—	4,749	—	—	—	—	4,749
Other comprehensive income – unrealized gain on securities, net of tax	57	—	—	—	—	57	—	—	—	57
Total comprehensive income	$4,806
Dividends declared ($0.44 per share) *		—	—	—	(1,872)	—	—	—	—	(1,872)
Purchase of treasury stock		—	—	—	—	—	—	(180,718)	(1,845)	(1,845)
Stock options earned		—	—	350	—	—	—	—	—	350
Allocation of stock awards		—	—	408	—	—	—	—	—	408
Issuance of stock awards		15,000	—	—	—	—	—	—	—	—
Allocation of ESOP common stock		—	—	(72)	—	—	455	—	—	383
Balance, June 30, 2009		14,728,440	$147	$59,134	$53,512	$77	$(2,161)	(1,423,852)	$(18,151)	$92,558
Comprehensive income
Net income for the year ended June 30, 2010	$3,340	—	—	—	3,340	—	—	—	—	3,340
Other comprehensive income (loss) – unrealized loss on securities, net of tax	(45)	—	—	—	—	(45)	—	—	—	(45)
Total comprehensive income	$3,295
Dividends declared ($0.44 per share) *		—	—	—	(1,856)	—	—	—	—	(1,856)
Purchase of treasury stock		—	—	—	—	—	—	(14,388)	(126)	(126)
Stock options earned		—	—	193	—	—	—	—	—	193
Allocation of stock awards		—	—	230	—	—	—	—	—	230
Allocation of ESOP common stock		—	—	(44)	—	—	455	—	—	411
Balance, June 30, 2010		14,728,440	$147	$59,513	$54,996	$32	$(1,706)	(1,438,240)	$(18,277)	$94,705

* K-Fed Mutual Holding Company waived its receipt of dividends on the 8,861,750 shares it owns.

The accompanying notes are an integral part of these consolidated financial statements

 K-FED BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Years Ended June 30,
	2010	2009	2008
OPERATING ACTIVITIES
Net income	$3,340	$4,749	$3,868
Adjustments to reconcile net income to net cash provided by operating activities:
(Accretion) amortization of net premium on securities	(2)	8	22
(Accretion) amortization of net premiums on loan purchases	(20)	31	168
Amortization (accretion) of net loan origination fees	67	(31)	(90)
Gain on sale of REO	(156)	(3)	(13)
REO direct write-down	50	—	—
Provision for loan losses	9,867	2,586	962
Federal Home Loan Bank (FHLB) stock dividend	—	(314)	(572)
Depreciation and amortization	770	853	880
Amortization of core deposit intangible	62	79	97
Loss on equity investment	247	249	377
Increase in cash surrender value of bank-owned life insurance	(488)	(476)	(454)
Accretion of net premiums on purchased certificates of deposit	—	—	(37)
(Accretion) amortization of debt exchange costs	(4)	(15)	4
Allocation of ESOP common stock	411	383	543
Allocation of stock awards	230	408	417
Stock options earned	193	350	347
Provision for deferred income taxes	(1,535)	(489)	(118)
Net change in accrued interest receivable	168	(124)	(19)
Net change in other assets	(3,256)	342	(277)
Net change in accrued expenses and other liabilities	61	456	117
Net cash provided by operating activities	10,005	9,042	6,222
INVESTING ACTIVITIES
Proceeds from maturities and principal repayments of available-for-sale securities	1,874	4,397	5,271
Proceeds from maturities and principal repayments of held-to-maturity securities	1,775	1,976	13,592
Net change in interest earning time deposits with other financial institutions	6,241	(25,508)	7,363
Net change in loans	(23,521)	(9,219)	(45,133)
Proceeds from sale of real estate owned	1,735	2,574	251
Redemption (purchase) of FHLB stock	470	205	(2,098)
Purchase of equity investment	—	(64)	(128)
Purchases of premises and equipment	(243)	(356)	(456)
Net cash used in investing activities	(11,669)	(25,995)	(21,338)
FINANCING ACTIVITIES
Proceeds from FHLB advances	—	—	93,500
Repayment of FHLB advances	(70,000)	(28,000)	(68,500)
Dividends paid on common stock	(1,856)	(1,872)	(1,957)
Purchase of treasury stock	(126)	(1,845)	(4,963)
Net change in deposits	64,501	71,135	967
Increase in (repayment of) State of California time deposit	(25,000)	—	25,000
Tax benefit from stock award vesting	—	—	(30)
Net cash (used in) provided by financing activities	(32,481)	39,418	44,017
Net change in cash and cash equivalents	(34,145)	22,465	28,901
Cash and cash equivalents at beginning of year	73,705	51,240	22,339
Cash and cash equivalents at end of year	$39,560	$73,705	$51,240
SUPPLEMENTAL CASH FLOW INFORMATION:

Continued

K-FED BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Years Ended June 30,
	2010	2009	2008
Interest paid on deposits and borrowings	$18,107	$22,914	$25,741
Income taxes paid	2,557	3,060	2,079
SUPPLEMENTAL NONCASH DISCLOSURES
Transfers from loans to real estate owned	$2,497	$1,949	$1,045

The accompanying notes are an integral part of these consolidated financial statements

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: K-Fed Bancorp (the “Company”) is a majority-owned subsidiary of K-Fed Mutual Holding Company (the “Parent” or “MHC”). The Company and its Parent are holding companies. The Company’s sole subsidiary, Kaiser Federal Bank (the “Bank”), is a federally chartered stock savings association, which provides retail and commercial banking services to individuals and business customers from its nine branch and financial service center locations throughout California. While the Bank originates many types of residential and commercial real estate loans, the majority of its one-to-four family residential real estate loans have been purchased from other financial institutions.

The Company’s business activities generally are limited to passive investment activities and oversight of its investment in the Bank. Unless the context otherwise requires, all references to the Company include the Bank and the Company on a consolidated basis.

Principles of Consolidation and Basis of Presentation:  The financial statements of K-Fed Bancorp have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and predominant practices followed by the financial services industry. The consolidated financial statements presented in this annual report include the accounts of K-Fed Bancorp and its wholly-owned subsidiary, Kaiser Federal Bank.  All material intercompany balances and transactions have been eliminated in consolidation. K-Fed Mutual Holding Company is owned by the depositors of the Bank. These financial statements do not include the transactions and balances of K-Fed Mutual Holding Company.

Use of Estimates in the Preparation of Consolidated Financial Statements: The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the consolidated financial statements and thus actual results could differ from the amounts reported and disclosed herein. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate owned and financial instruments.

Cash and Cash Equivalents: Cash and cash equivalents consist of vault and ATM cash, daily federal funds sold, demand deposits due from other banks, and other certificates of deposit that have an original maturity of less than ninety days. For purposes of the Consolidated Statements of Cash Flows, the Company reports net cash flows for customer loan and deposit transactions, as well as transactions involving interest earning time deposits in other financial institutions.

Interest Earning Time Deposits in Other Financial Institutions: Interest earning time deposits in other financial institutions consist of certificates of deposit with original maturities greater than ninety days and are carried at cost. The weighted average remaining maturity at June 30, 2010 was 2.7 months. Accrued interest on these deposits at June 30, 2010 and 2009 was $14,000 and $28,000, respectively.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Securities:  Securities available-for-sale represent securities that may be sold prior to maturity. These securities are stated at fair value, and any unrealized net gains and losses are reported as a separate component of equity until realized, net of any tax effect. Premiums or discounts are recognized in interest income using the effective interest method over the estimated life of the investment. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Securities available-for-sale may be sold in response to changes in market interest rates, repayment rates, the need for liquidity, and changes in the availability and the yield on alternative investments. Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses. In estimating other-than-temporary impairment (“OTTI”), management considers:  (1) the length of time and extent that fair value has been less than cost, (2) the financial condition and near term prospectus of the issuer, and (3) the Company’s intent to sell or if it is more likely than not that the Company will be required to sell the security in an unrealized loss position before recovery of its amortized cost basis.

Securities for which the Company has the ability and positive intent to hold to maturity are classified as held-to-maturity and are recorded at cost, adjusted for unamortized premiums or discounts.

Management evaluates securities for OTTI at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.

Federal Home Loan Bank Stock: The Bank, as a member of the Federal Home Loan Bank of San Francisco (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding mortgage loans or 4.7% of advances from the FHLB. No ready market exists for the FHLB stock, and it has no quoted market value. The Bank carries FHLB stock at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recoverability of the par value. Cash and stock dividends are reported as income.

Loans: Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and deferred net loan origination fees, and increased by net premiums (discounts) on purchased loans. Interest on loans is recognized over the terms of the loans and is accrued as earned, using the effective interest method. Net premiums (discounts) on purchased loans are recognized in interest income as a yield adjustment over the estimated lives of the loan pools using the effective interest method. The estimated lives of these loan pools are re-evaluated periodically based on actual prepayments. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the effective interest method over the estimated lives of the related loans.

A loan is considered to be delinquent when payments have not been made according to the contractual terms, typically evidenced by non-payment of a monthly installment by the due date. Generally, accrual of interest on loans is discontinued when the loan becomes past due ninety days as to either principal or interest. All interest accrued, but not collected, for loans that are placed on non-accrual status or subsequently charged off is reversed against interest income. Income is subsequently recognized on the cash basis until, in management’s judgment, the borrower’s ability to make periodic interest and principal payments is reasonably assured, in which case the loan is returned to accrual status.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Allowance for Loan Losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged off against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will absorb probable incurred losses relating to specifically identified loans, as well as probable incurred losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, peer data for certain portfolio segments, and current economic conditions that may affect the borrower’s ability to pay. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses, and may require adjustments to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful or substandard. For such loans that are also classified as impaired, a specific valuation allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

A loan is impaired when it is probable, based on current information and events, the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Loans for which terms have been modified in a manner resulting in a concession, and for which the borrower is experiencing financial difficulties are considered troubled debt restructurings (“TDR”) and classified as impaired.  Real estate loans are evaluated for impairment based on their past due status and are measured on an individual basis based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral less estimated costs to sell, if the loan is collateral dependent. TDRs are measured at the present value of estimated future cash flows using the loan’s original effective interest rate.  Collateral dependent TDRs are evaluated for impairment based on the fair value of the collateral, less estimated selling costs.  The amount of impairment and any subsequent changes are included in the allowance for loan losses.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer loans or one-to-four family loans that are not 90 days or more past due for impairment disclosures.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Premises and Equipment: Leasehold improvements and furniture and equipment are carried at cost, less accumulated depreciation and amortization.  Buildings are depreciated using the straight-line method with a useful life of twenty-five years. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which is usually three to five years. The cost of leasehold improvements is amortized using the straight-line method over the lesser of the terms of the related leases or their useful life, which is usually five to ten years.

Real Estate Owned:  Real estate acquired in settlement of loans (“REO”) consists of property acquired through foreclosure proceedings or by deed in lieu of foreclosure. Generally, all loans greater than ninety days delinquent are processed for foreclosure. The Bank acquires title to the property in most foreclosure actions that are not reinstated by the borrower. Once real estate is acquired in settlement of a loan, the property is recorded as REO at fair market value, less estimated selling costs. If the carrying value exceeds the fair value at the time of the transfer, the difference is charged to the allowance for loan losses.  The fair value of the REO is generally based upon a current independent third party appraisal and the REO balance is reduced for any subsequent declines in fair value and expensed.  Operating costs after acquisition are expensed as incurred.

Bank-Owned Life Insurance:  The Bank has purchased life insurance policies on certain key employees.  Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. The Office of Thrift Supervision (“OTS”) has adopted a policy, to restrict regulated thrift institutions from investing more than 25% of total capital in bank-owned life insurance without first notifying and obtaining authorization from an OTS regional office.  At June 30, 2010 the Bank had 14.6% of total capital invested in bank-owned life insurance.

Investment in Limited Liability Partnership:  The Company has an investment in an affordable housing fund totaling $1.2 million and $1.5 million at June 30, 2010 and 2009, respectively, for the purposes of obtaining tax credits and for Community Reinvestment Act purposes. The investment is recorded in other assets on the balance sheet and is accounted for using the equity method of accounting. Under the equity method of accounting, the Company recognizes its ownership share of the profits and losses of the fund. This investment is regularly evaluated for impairment by comparing the carrying value to the remaining tax credits and future tax benefits expected to be received. Tax credits received from the fund are accounted for in the period earned (the flow-through method) and are included in income as a reduction of income tax expense.

Goodwill and Other Intangible Assets:  Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified.  The Company utilizes March 31 as the date to perform the annual impairment test.

Other intangible assets consist of core deposit intangible assets arising from a branch acquisition. They are initially measured at fair value and then are amortized on an accelerated method over their estimated useful life, which was determined to be eight years.

Long-Term Assets:  Premises and equipment, core deposit and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Loan Commitments and Related Financial Instruments:  Financial instruments include off-balance sheet credit instruments, such as commitments to make or purchase loans. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant.  A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for stock awards.  Compensation cost is recognized straight-line over the vesting period.

Income Taxes: The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of California. The Company is no longer subject to examination by taxing authorities for fiscal years before 2006. The Company files consolidated income tax returns and allocates tax liabilities and benefits among subsidiaries pursuant to a tax sharing agreement.  Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities.  Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. At June 30, 2010 there were no tax positions in which the full benefit was not recorded.

Employee Stock Ownership Plan (“ESOP”):  The cost of shares issued to the ESOP but not yet allocated to participants is shown as a reduction of stockholders’ equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares are used to service the debt.

Earnings per Common Share:  Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation and had an immaterial impact on the calculation for the three years ended June 30, 2010.  Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Comprehensive Income:  Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale which are also recognized as separate components of equity, net of tax.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the financial statements.

Restrictions on Cash:  The Company is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank of San Francisco, based on a percentage of deposits. The total of those reserve balances was $1.5 million and $1.0 million at June 30, 2010 and 2009, respectively.

Dividend Restrictions:  Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to stockholders.  These restrictions pose no practical limit on the ability of the Bank or the Company to pay dividends at historical levels.

Fair Value of Financial Instruments:  Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 17. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments:  While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar.  Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Recent Accounting Pronouncements:

Adoption of New Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 157, Fair Value Measurements (ASC 820-10).  This Statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This Statement also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The standard was effective for fiscal years beginning after November 15, 2007.   In February 2008, the FASB issued Staff Position (FSP) No. 157-2, Effective Date of SFAS No. 157, which is currently FASB ASC 820-10.  This FSP delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The adoption of this Standard did not have a material effect on the Company’s results of operations or financial position.  Please see Note 17 - Fair Value Measurements for the impact of the disclosures required by this Standard.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (ASC 805).   ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  ASC 805 was effective for fiscal years beginning on or after December 15, 2008.  The adoption of this Standard did not have a material effect on the Company’s results of operations or financial position.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

In June 2009, the FASB replaced SFAS No. 162, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, with SFAS No. 168, The Hierarchy of Generally Accepted Accounting Principles, and established the FASB Accounting Standards Codification ™ as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification was effective for financial statements issued for periods after September 15, 2009.  The adoption of this guidance did not have a material effect on the Company’s results of operations or financial position.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1—Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (ASC 260-10).  This FASB Staff Position (FSP) addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, included in the earnings allocation in computing earnings per share (EPS) under the two-class method.  ASC 260-10 provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method.  This FSP was effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years.  All prior-period EPS data presented were to be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform to the provisions of this FSP.  The adoption of this Standard did not have a material effect on the Company’s results of operations or financial position.

In April 2009, the FASB issued Staff Position No. 115-2 and No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (ASC 320-10), which amended existing guidance for determining whether impairment is other-than-temporary for debt securities.  This guidance requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement. The credit loss is determined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.   Additionally, disclosures about other-than-temporary impairments for debt and equity securities were expanded.  ASC 320-10 was effective for interim and annual reporting periods ending June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of this Standard did not have a material effect on the Company’s results of operations or financial position.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Measuring Liabilities at Fair Value (ASC 820). This Update provides amendments to ASC 820 for the fair value measurement of liabilities by clarifying that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820.  The amendments in this guidance also clarify that both a quoted price for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The guidance was effective for the first reporting period (including interim periods) beginning after issuance.  The adoption of this Update did not have a material effect on the Company’s results of operations or financial position.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

In January 2010, the FASB issued ASU No. 2010-06 Fair value measurements and disclosures (ASC 820) – Improving disclosures about fair value measurements, requiring increased fair value disclosures.  There are two components to the increased disclosure requirements set forth in this Update:  (1) a description of, as well as the disclosure of, the dollar amount of transfers in or out of level one or level two (2) in the reconciliation for fair value measurements using significant unobservable inputs (level three), a reporting entity should present separately information about purchases, sales, issuances and settlements (that is, gross amounts shall be disclosed as opposed to a single net figure). Increased disclosures regarding the transfers in/out of level one and two are required for interim and annual periods beginning after December 15, 2009.  The adoption of this portion of the Update did not have a material impact on the Company’s consolidated financial position, results of operations, cash flows, or financial statements. Increased disclosures regarding the level three fair value reconciliation are required for fiscal years beginning after December 15, 2010.  The Company does not expect the adoption of this Update to have a significant impact to the Company’s financial statements.

Effect of Newly Issued But Not Yet Effective Accounting Standards

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an Amendment of SFAS No. 140 (ASC 860).  The new accounting requirement amends previous guidance relating to the transfers of financial assets and eliminates the concept of a qualifying special purpose entity.  This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  This Statement must be applied to transfers occurring on or after the effective date.  Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes.  Therefore, formerly qualifying special-purpose entities should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance. Additionally, the disclosure provisions of this Statement were also amended and apply to transfers that occurred both before and after the effective date of this Statement.  The Company does not expect the adoption of this Statement to have a significant impact to the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46 (R) (ASC 810), which amended guidance for consolidation of variable interest entities by replacing the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity.  Additional disclosures about an enterprise’s involvement in variable interest entities are also required. This guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is prohibited.  The Company does not expect the adoption of this Statement to have a significant impact to the Company’s financial statements.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

In July 2010, the FASB issued ASU No. 2010-20, Receivables (ASC 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which updated disclosure requirements with respect to the credit quality of financing receivables and the allowance for loan losses.  According to the guidance, there are two levels of detail at which credit information will be presented - the portfolio segment level and class level.  The portfolio segment level is defined as the level where financing receivables are aggregated in developing a company’s systematic method for calculating its allowance for loan losses.  The class level is the second level at which credit information will be presented and represents the categorization of financing related receivables at a slightly less aggregated level than the portfolio segment level.  Companies will now be required to provide the following disclosures as a result of this update: a rollforward of the allowance for loan losses at the portfolio segment level with the ending balances further categorized according to impairment method along with the balance reported in the related financing receivables at period end; additional disclosure of nonaccrual and impaired financing receivables by class as of period end; credit quality and past due/aging information by class as of period end; information surrounding the nature and extent of loan modifications and troubled-debt restructurings and their effect on the allowance for loan losses during the period; and detail of any significant purchases or sales of financing receivables during the period.  The increased period-end disclosure requirements become effective for periods ending on or after December 15, 2010.  The increased disclosures for activity within a reporting period become effective for periods beginning on or after December 15, 2010.  The provisions of this Update will expand the Company’s current disclosures with respect to its allowance for loan losses.

Reclassifications: Some items in prior year financial statements were reclassified to conform to the current presentation. The reclassifications did not impact prior year’s net income, total assets, or stockholder’s equity.

2.         INVESTMENTS

The amortized cost and fair value of available-for-sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Amortized Cost
	(In thousands)
June 30, 2010
Mortgage-backed (residential):
Freddie Mac	$341	$9	$—	$332
Collateralized mortgage obligations (residential):
Freddie Mac	1,949	48	(3)	1,904
Total	$2,290	$57	$(3)	$2,236

June 30, 2009
Mortgage-backed (residential):
Freddie Mac	$524	$13	$—	$511
Collateralized mortgage obligations (residential):
Freddie Mac	3,712	117	—	3,595
Total	$4,236	$130	$—	$4,106

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

The carrying amount, unrecognized gains and losses, and fair value of securities held-to-maturity were as follows:

	Carrying Amount	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
	(In thousands)
June 30, 2010
Mortgage-backed (residential)
Fannie Mae	$162	$2	$—	$164
Freddie Mac	131	5	—	136
Ginnie Mae	60	2	—	62
Collateralized mortgage obligations (residential)
Fannie Mae	1,352	34	—	1,386
Freddie Mac	2,046	79	(7)	2,118
Total	$3,751	$122	$(7)	$3,866

June 30, 2009
Mortgage-backed (residential)
Fannie Mae	$191	$1	$—	$192
Freddie Mac	156	—	—	156
Ginnie Mae	111	4	—	115
Collateralized mortgage obligations (residential)
Fannie Mae	1,819	14	(1)	1,832
Freddie Mac	3,251	93	(14)	3,330
Total	$5,528	$112	$(15)	$5,625

There were no sales of securities during the years ended June 30, 2010, 2009, and 2008.

All mortgage-backed securities and collateralized mortgage obligations have varying contractual maturity dates at June 30, 2010.

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Accrued interest on securities at June 30, 2010 and June 30, 2009 was $24,000 and $38,000, respectively.

Securities pledged at June 30, 2010 had a carrying amount of $100,000 and were pledged to secure a line of credit with the Federal Reserve Bank of San Francisco.  Securities pledged at June 30, 2009 had a carrying amount of $9.5 million and were pledged to secure State of California Time.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Securities with unrealized losses at June 30, 2010 and June 30, 2009, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
	(In thousands)
June 30, 2010
Description of Securities
Collateralized mortgage obligations	$1,120	$(10)	$—	$—	$1,120	$(10)
Total temporarily impaired	$1,120	$(10)	$—	$—	$1,120	$(10)

June 30, 2009
Description of Securities
Collateralized mortgage obligations	$1,353	$(15)	$—	$—	$1,353	$(15)
Total temporarily impaired	$1,353	$(15)	$—	$—	$1,353	$(15)

The Company evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company does not have the intent to sell these securities and it is not more than likely it will be required to sell the securities before their anticipated recovery. In analyzing an issuer’s financial condition, the Company may consider whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition.

At June 30, 2010, two debt securities had an unrealized loss of 0.2% of the Company’s amortized cost basis.  At June 30, 2009, three debt securities had unrealized losses of 0.2% of the Company’s amortized cost basis.  The unrealized losses relate principally to the general change in interest rates and liquidity, and not credit quality, that has occurred since the securities purchase dates, and such unrecognized losses or gains will continue to vary with general interest rate level fluctuations in the future. As management does not have the intent to sell the debt securities prior to their anticipated recovery, which may be maturity, and it is not more than likely it will be required to sell the securities before their anticipated recovery, no declines are deemed to be other-than-temporary.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

3.	LOANS

The composition of loans consists of the following (in thousands):

	June 30,
	2010	2009
Real Estate:
One-to-four family residential, fixed rate	$276,995	$303,287
One-to-four family residential, variable rate	58,636	73,943
Multi-family residential, variable rate	278,397	196,575
Commercial real estate, variable rate	113,458	121,143
	727,486	694,948
Consumer:
Automobile	29,492	41,798
Home equity	1,096	1,299
Other consumer loans, primarily unsecured	12,672	13,119
	43,260	56,216
Total loans	770,746	751,164
Deferred net loan origination costs	607	376
Net discounts on purchased loans	(59)	(79)
Allowance for loan losses	(13,309)	(4,586)
	$757,985	$746,875

Loans to executive officers, directors and their affiliates totaled $1.0 million and $1.1 million at June 30, 2010 and 2009, respectively.  The Company’s one-to-four family stated income mortgage loans totaled $75.2 million and $94.3 million at June 30, 2010 and 2009, respectively.  The Company’s one-to-four family interest-only mortgages loans totaled $45.3 million and $59.7 at June 30, 2010 and June 30, 2009, respectively.  Included in non-accrual loans at June 30, 2010 and 2009 was $12.5 million and $4.9 million in one-to-four family loans that are interest-only or stated income loans.  Stated income is defined as a borrower provided level of income, which is not subject to verification during the loan origination process through the borrower’s application, but the reasonableness of the borrower’s income is verified through other sources. In 2005, the Bank began to underwrite interest-only loans assuming a fully amortizing monthly payment and loan qualification was based upon the maximum rate that would apply upon the first interest rate adjustment.

Purchased real estate loans serviced by others totaled $215.3 million and $291.1 million at June 30, 2010 and 2009, respectively.

Accrued interest receivable on loans totaled $3.1 million and $3.2 million at June 30, 2010 and 2009, respectively.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

The following is an analysis of the changes in the allowance for loan losses (in thousands):

	Years Ended June 30,
	2010	2009	2008
Balance, beginning of year	$4,586	$3,229	$2,805
Provision for loan losses	9,867	2,586	962
Recoveries	88	259	368
Loans charged off	(1,232)	(1,488)	(906)
Balance, end of year	$13,309	$4,586	$3,229

Individually impaired loans were as follows (in thousands):

	June 30,
	2010	2009
Loans with no allocated allowance	$8,289	$3,804
Loans with allocated allowance	26,120	5,056
	$34,409	$8,860

Total allowance for loan losses allocated	$5,291	$1,201

Based on management’s analysis of the collateral and/or the present value of expected future cash flows of the individual loans, no allowance for loan losses was deemed necessary for certain impaired loans above.

Individually impaired loans were as follows (in thousands):

	June 30,
	2010	2009	2008

Monthly average of individually impaired loans during the year	$21,928	$5,974	$1,818

Payments received on impaired loans are recorded as a reduction of principal or as interest income depending on management’s assessment of the ultimate collectability of the loan principal.  Generally, interest income on an impaired loan is recorded on a cash basis when the outstanding principal is brought current.  For the years ended June 30, 2010, 2009 and 2008, income recorded on impaired loans totaled $396,000, $80,000, and $53,000, respectively.  Interest income recorded on impaired loans for all periods presented was recorded on a cash basis.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Non-accrual loans and loans past due 90 days still on accrual are as follows (in thousands):

	June 30,
	2010	2009
Loans past due over 90 days still on accrual	$—	$—
Non-accrual loans	31,451	8,871
	$31,451	$8,871

Non-accrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans that are not performing.  Included in the non-accrual loans were $13.0 million and $2.1 million in troubled debt restructurings at June 30, 2010 and 2009, respectively.  The Company has allocated $1.7 million and $553,000 of specific valuation allowances to loans in which the terms have been modified as TDRs as of June 30, 2010 and 2009, respectively.  At June 30, 2010 there were two troubled debt restructured loans in the amount of $3.0 million that were accruing interest and not included in non-accrual loans.  There were no further commitments to customers whose loans are troubled debt restructurings at June 30, 2010 and 2009.

4.        REAL ESTATE OWNED

Changes in real estate owned are summarized as follows (in thousands):

	June 30,
	2010	2009
Beginning of year	$496	$1,045
Transfers in	2,497	1,949
Capitalized improvements	9	72
Direct write-down	(50)	—
Sales	(1,579)	(2,570)
End of year	$1,373	$496

Net income (expenses) related to foreclosed assets are as follows and are included in other operating expense (in thousands):

	June 30,
	2010	2009	2008
Net gain on sales	$156	$3	$13
Direct write-down	(50)	—	—
Operating expenses, net of rental income	(77)	(22)	(2)
Total	$29	$(19)	$11

The Company has no valuation allowance or activity in the valuation allowance account during the years ended June 30, 2010, 2009 and 2008.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

5.	CONCENTRATIONS

The Kaiser Permanente Medical Care Program employs a large percentage of the Bank’s account holders. Concentrations of credit risk arise when a number of customers are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic conditions.  Although the Company has a diversified loan portfolio, all of the real estate loans are secured by properties located in California and many of the borrowers reside in California; therefore, credit performance depends on the economic stability of California.

6.        PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows (in thousands):

	June 30,
	2010	2009
Building	$1,218	$1,218
Leasehold improvements	992	923
Furniture and equipment	5,394	5,234
	7,604	7,375
Accumulated depreciation and amortization	(5,569)	(4,813)
	$2,035	$2,562

Depreciation expense on premises and equipment totaled $770,000, $853,000, and $880,000 for the years ended June 30, 2010, 2009, and 2008, respectively.

The Company leases office space in eight buildings. The operating leases contain renewal options and provisions requiring the Company to pay property taxes and operating expenses over base period amounts. All rental payments are dependent only upon the lapse of time. Minimum rental payments under operating leases are as follows at June 30, 2010 (in thousands):

Years ended June 30,

2011	$708
2012	575
2013	658
2014	686
2015	615
Thereafter	2,268
$5,510

Rental expense, including property taxes and common area maintenance for the years ended June 30, 2010, 2009, and 2008 for all facilities leased under operating leases totaled $1.1 million, $1.0 million and $1.0 million, respectively.  The lease for our Covina branch and Company headquarters was renewed during the year ended June 30, 2010 from an expiration date of April 2010 to April 2020 which resulted in an increase in minimum rental payments of $4.1 million at June 30, 2010 as compared to $327,000 at June 30, 2009.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

7.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The activity in goodwill is summarized as follows (in thousands):

	Years Ended June 30,
	2010	2009
Beginning of year	$3,950	$3,950
Acquired goodwill	—	—
Impairment	—	—
End of year	$3,950	$3,950

Acquired Intangible Assets

Acquired intangible assets were as follows (in thousands):

	June 30,
	2010		2009
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Core deposit intangibles	$676	$591	$676	$529

Aggregate amortization expense was $62,000, $79,000, and $97,000 for the years ended June 30, 2010, 2009, and 2008, respectively.

Estimated amortization expense is as follows as of June 30, 2010 (in thousands):

Years ended June 30,
2011	$45
2012	27
2013	13

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

8.	DEPOSITS

The following table shows the distribution of, and certain other information relating to, deposits by type of deposit, as of the dates indicated (in thousands):

	June 30,
	2010	2009
Noninterest-bearing demand	$53,022	$50,161
Savings	131,693	129,390
Money market	120,719	108,858
Certificates of deposit	325,260	277,784
Total deposits	$630,694	$566,193

Deposits by maturity are summarized as follows (in thousands):

	June 30,
	2010	2009
No contractual maturity	$305,434	$288,409
0-1 year maturity	195,649	126,290
Over 1-2 year maturity	33,445	103,832
Over 2-3 year maturity	21,043	10,444
Over 3-4 year maturity	31,713	4,465
Over 4-5 year maturity	43,410	32,753
Total deposits	$630,694	$566,193

The aggregate amount of certificates of deposit in denominations of $100,000 or more at June 30, 2010 and 2009 was $155.7 million and $116.2 million, respectively.

Deposit accounts in excess of $250,000 are generally not insured by the Federal Deposit Insurance Corporation.

Interest expense by major category is summarized as follows (in thousands):

	Years Ended June 30,
	2010	2009	2008
Savings	$622	$1,091	$2,112
Money market	1,078	1,761	1,915
Certificates of deposit	9,095	10,123	10,918
Total	$10,795	$12,975	$14,945

At June 30, 2010 and 2009, 27.3% and 27.5% of the dollar amount of our deposits were from customers who are employed by the Kaiser Permanente Medical Care Program.

Deposits from executive officers, directors, and their affiliates totaled $1.1 million and $1.0 million at June 30, 2010 and June 30, 2009, respectively.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

9.	FEDERAL HOME LOAN BANK ADVANCES

At June 30, 2010, the stated interest rates on the Bank’s advances from the FHLB ranged from 3.97% to 5.28% with a weighted average stated rate of 4.59%.  At June 30, 2009, the stated interest rates on the Bank’s advances from the FHLB ranged from 3.90% to 5.28%, with a weighted average stated rate of 4.51%.

The contractual maturities by year of the Bank’s FHLB advances are as follows (in thousands):

	June 30,
	2010	2009
Years ended June 30,
2010	$—	$70,000
2011	77,000	77,000
2012	40,000	40,000
2013	20,000	20,000
Total advances	137,000	207,000
Deferred debt exchange costs	—	4
Total	$137,000	$207,004

The Bank’s advances from the FHLB are collateralized by certain real estate loans with an aggregate unpaid principal balance of $547.1 million and $457.4 million as of the most recent notification date for June 30, 2010 and 2009, respectively. At June 30, 2010 and 2009, the remaining amount available to borrow under this agreement was $219.1 million and $143.5 million, respectively. Each advance is payable at its maturity date.  At  June 30, 2010 and 2009,  the  Bank  had  a  $20.0 million  callable FHLB advance scheduled  to  mature  on June 28, 2012, which gives the FHLB the option to require repayment of the advance quarterly after June 28, 2009. FHLB advances are subject to a prepayment penalty if repaid before the maturity date.

The average balance of FHLB advances for the years ended June 30, 2010 and 2009 were $157.8 million and $214.1 million with average costs of 4.60% and 4.50%, respectively.

10.	OTHER BORROWINGS

In July 2007, the Company began participating in the State of California’s Time Deposit program. Under this program, the State of California will deposit funds at the Bank in exchange for the pledging of certain investment and real estate loan collateral.  As of June 30, 2010 the State of California Time Deposit was paid off.

In fiscal 2009 the Bank established a line of credit with the Federal Reserve Bank of San Francisco. As of June 30, 2010 $109.2 million of commercial real estate loans, $29.5 million of automobile loans, and $100,000 of investment securities were pledged as collateral.  At June 30, 2010 the available line of credit was $77.7 million.  The Bank has never drawn on this line of credit.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

11.	EMPLOYEE BENEFITS

401(k) Plan:  The Company has a 401(k) pension plan that allows eligible employees to defer a portion of their salary into the 401(k) plan. The Company matches 50% of the first 10% of employees’ wage reductions. The Company contributed $141,000, $148,000, and $114,000 respectively, to the plan for the years ended June 30, 2010, 2009, and 2008.

Deferred Compensation Plan:  The Company has an executive salary deferral program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their compensation into a non-qualified deferral program to supplement their retirement earnings. At June 30, 2010 and 2009 the Company has accrued a liability for executive deferrals of $1.1 million.  Expenses related to the plan are limited to interest expense on the deposit accounts in which these funds are invested, which was $38,000, $45,000, and $47,000 for years ended June 30, 2010, 2009, and 2008, respectively.

Incentive Plan:  The Company maintains an Annual Incentive Plan for key employees. Participants are awarded a percentage of their base salary for attaining certain personal performance goals. The compensation expense related to these plans for years ended June 30, 2010, 2009, and 2008 totaled $122,000, $279,000, and $368,000 respectively.

Postretirement Medical Benefits:  The Company provides postretirement medical benefits to eligible retired employees and their spouses.  The plan covers employees who were hired on or before May 31, 2005, have 20 or more years of service and retire after age 55.  The (benefit) expense related to this plan was $(71,000), $75,000, and $70,000 for the years ended June 30, 2010, 2009, and 2008, respectively.  The total postretirement obligation was $679,000 and $750,000 at June 30, 2010 and 2009, respectively.

12.	EMPLOYEE STOCK COMPENSATION

Recognition and Retention Plan (“RRP”): The Company’s RRP provides for the issuance of shares to directors, officers, and employees.  Compensation expense is recognized over the vesting period of the awards based on the fair value at date of grant.  Compensation expense recognized was $230,000, $408,000, and $417,000 for the years ended June 30, 2010, 2009, and 2008, respectively. These shares vest over a five year period.  Pursuant to the Company’s 2004 RRP, 227,470 shares of the Company’s common stock may be awarded.  There were 23,000 restricted shares outstanding and the Company had an aggregate of 59,250 shares available for future issuance under the RRP at June 30, 2010.

A summary of changes in the Company’s RRP shares for the year follows:

	Shares	Weighted Average Grant Date Fair Value
RRP shares at July 1, 2009	53,780	$13.33
Granted	—	—
Vested	(30,780)	14.00
RRP shares at June 30, 2010	23,000	$12.43

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

As of June 30, 2010 and 2009, there was $229,000 and $459,000 of total unrecognized compensation cost related to nonvested shares under the plan.  The unrecognized compensation cost is expected to be recognized over a weighted average period of thirty-one months.  The total fair value of shares vested during the years ended June 30, 2010, 2009, and 2008 was $268,000, $234,000, and $357,000, respectively.

Stock Option Plan (“SOP”): The Company’s SOP provides for issue of options to directors, officers and employees.  Pursuant to the Company’s 2004 SOP, 568,675 shares of the Company’s common stock may be awarded.  The Company implemented the SOP to promote the long-term interest of the Company and its stockholders by providing an incentive to those key employees who contribute to the operational success of the Company.  The options become exercisable in equal installments over a five-year period beginning one year from the date of grant.  The options expire ten years from the date of grant and are subject to certain restrictions and limitations.  Compensation expense related to the SOP was $193,000, $350,000 and $347,000 for the years ended June 30, 2010, 2009 and 2008 and the total income tax benefit was $42,000, $97,000, and $86,000, respectively.

A summary of the activity in the stock option plan is presented below:

	June 30, 2010
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at beginning of year	484,400	$12.07
Granted	—	—
Exercised	—	—
Forfeited or expired	(30,000)	10.93
Outstanding at end of year	454,400	$12.15	6.23 years	$216
Fully vested and expected to vest	454,400	$12.15	6.23 years	$216
Options exercisable at end of year	306,400	$13.65	5.23 years	$60

Information related to the stock option plan during each year follows:

	June 30, 2010		June 30, 2009	June 30, 2008
Intrinsic value of stock options exercised		$—	$—	$—
Cash received from options exercised		—	—	—
Tax benefit realized from option exercises		—	—	—
Weighted average fair value of stock options granted	$	N/A	$1.34	$2.58

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

There were no stock options granted during the year ended June 30, 2010.  Stock options granted during the years ended June 30, 2009 and 2008 were computed using the Black-Scholes option pricing model to determine the fair value of options with the following assumptions as of the date of grant:

	June 30, 2010	June 30, 2009	June 30, 2008

Risk-free interest rate	N/A	1.83%	3.88%
Expected option life	N/A	7.00 years	7.00 years
Expected price volatility	N/A	33.10%	22.79%
Expected dividend yield	N/A	5.62%	2.90%

The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the full vesting period of the stock option in effect at the time of the grant. Although the contractual term of the stock options granted is ten years, the expected term of the stock is less because option restrictions do not permit recipients to sell or hedge their options, and     therefore, we believe, encourage exercise of the option before the end of the contractual term. The Company does not have sufficient historical information about its own employees vesting behavior; therefore, the expected term of stock options was estimated using the average of the vesting period and contractual term. The expected stock price volatility is estimated by considering the Company’s own stock volatility for the period since March 31, 2004, the initial trading date. Expected dividends are the estimated dividend rate over the expected term of the stock options. At June 30, 2010 and June 30, 2009, the Company used a forfeiture rate of 0% due to the remaining recipient mix and their ability to hold the options until expiration.

At June 30, 2010 the Company had an aggregate of 102,555 options available for future issuance under the SOP.  As of June 30, 2010 there was $225,000 of unrecognized compensation cost related to nonvested stock options.  At June 30, 2010 the remaining cost was expected to be recognized over a weighted average period of 3.1 years.  Expense will vary based on actual forfeitures.

13.	EMPLOYEE STOCK OWNERSHIP PLAN

During 2004, the Bank implemented the Employee Stock Ownership Plan, which covers substantially all of its employees. In connection with the stock offering, the Company issued 454,940 shares of common stock for allocation under the ESOP in exchange for a ten-year note in the amount of $4.5 million. The $4.5 million for the ESOP purchase was borrowed from the Company with the ESOP shares being pledged as collateral for the loan.

The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Bank’s contributions to the ESOP and earnings on ESOP assets. Shares issued to the ESOP are allocated to ESOP participants based on the proportion of debt service paid during the year. Principal and interest payments are scheduled to occur over a ten-year period. Principal contributions to the ESOP were $466,000 $448,000, and $429,000 for the years ended June 30, 2010, 2009, and 2008, respectively.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

During the years ended June 30, 2010, 2009, and 2008, 45,494 shares of stock with average fair values of $9.04, $8.43, and $11.94, per share were committed to be released.  Compensation expense was $411,000, $383,000, and $543,000 for the years ended June 30, 2010, 2009, and 2008, respectively.  Shares held by the ESOP are as follows:

	June 30,
	2010	2009
Allocated shares	284,338	238,844
Unearned shares	170,602	216,096
Total ESOP shares	454,940	454,940

Fair value of unearned shares (in thousands)	$1,549	$1,984

14.       INCOME TAXES

The components of income tax expense are as follows:

	Years ended June 30,
	2010	2009	2008
	(In thousands)
Current
Federal	$2,223	$2,327	$1,597
State	698	917	654
	2,921	3,244	2,251

Deferred
Federal	(1,188)	(362)	(91)
State	(347)	(127)	(27)
	(1,535)	(489)	(118)
Income tax expense	$1,386	$2,755	$2,133

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

The income tax provision differs from the amount of income tax determined by applying the United States federal income tax rate to pretax income due to the following:

	Years ended June 30,
	2010	2009	2008
	(In thousands)
Federal income tax at statutory rate	$1,607	$2,551	$2,040
State taxes, net of federal tax benefit	256	521	413
General business credit	(298)	(311)	(311)
Bank-owned life insurance	(166)	(162)	(153)
Stock options	51	119	89
RRP expenses	—	60	29
Other, net	(64)	(23)	26
Total	$1,386	$2,755	$2,133

Tax expense as a percentage of income before tax	29.3%	36.7%	35.5%

The Company’s total net deferred tax assets are as follows:

	June 30
	2010	2009
	(In thousands)
Deferred tax assets:
Allowance for loan losses	$3,147	$1,887
Accrued expenses	633	596
Accrued state income tax	305	269
RRP Plan	23	106
Premises and equipment	138	(2)
Other	376	166
Total deferred tax assets	4,622	3,022
Deferred tax liabilities:
Goodwill and other intangibles	(486)	(378)
Federal Home Loan Bank Stock dividends	(809)	(852)
Net unrealized gain on securities available-for-sale	(22)	(54)
Total deferred tax liabilities	(1,317)	(1,284)
Net deferred tax asset, included in other assets	$3,305	$1,738

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

No valuation allowance was provided on deferred tax assets as of June 30, 2010 and 2009.

As of June 30, 2010 and 2009, there were no unrecognized tax benefits. There were no interest or penalties recorded in the income statement for the years ended June 30, 2010, 2009, and 2008. There were no amounts accrued for interest and penalties at June 30, 2010 and 2009, respectively.

15.	CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to total assets (as defined). Management’s opinion, as of June 30, 2010, is that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2010 and 2009, the most recent notification from the OTS, categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table.

	Actual		Minimum Capital Adequacy Requirements		Minimum Required to be Well Capitalized Under Prompt Corrective Actions Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
June 30, 2010

Total capital (to risk-weighted assets)	$88,639	14.73%	$48,141	8.00%	$60,176	10.00%
Tier 1 capital (to risk-weighted assets)	81,111	13.48	24,070	4.00	36,106	6.00
Tier 1 (core) capital (to adjusted tangible assets)	81,111	9.42	34,425	4.00	43,031	5.00

June 30, 2009:

Total capital (to risk-weighted assets)	$80,077	13.32%	$48,096	8.00%	$60,120	10.00%
Tier 1 capital (to risk-weighted assets)	76,713	12.76	24,048	4.00	36,072	6.00
Tier 1 (core) capital (to adjusted tangible assets)	76,713	8.65	35,493	4.00	44,367	5.00

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

The following is a reconciliation of the Bank’s equity under GAAP to regulatory capital (in thousands):

	June 30,
	2010	2009
GAAP Equity	$84,524	$80,295
Goodwill and other intangibles (less deferred tax)	(3,413)	(3,582)
Tier 1 Capital	81,111	76,713
General allowance for loan losses	7,528	3,364
Total regulatory capital	$88,639	$80,077

OTS regulations impose various restrictions on savings institutions with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account.

Generally, savings institutions, such as Kaiser Federal Bank, that before and after the proposed distribution are well-capitalized, may make capital distributions during any calendar year up to 100% of net income for the year-to-date plus retained net income for the two preceding calendar years. However, an institution deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted. The amount of retained earnings available for dividends was $10.6 million at June 30, 2010. Kaiser Federal Bank may pay dividends to K-Fed Bancorp in accordance with this general authority.

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas.  If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Bank must convert to a commercial bank charter.  Management believes that this test is met.

K-Fed Bancorp is not currently subject to prompt corrective action regulations.

16.      LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

The Company is a party to various legal actions normally associated with collections of loans and other business activities of financial institutions, the aggregate effect of which, in management’s opinion, would not have a material adverse effect on the financial condition or results of operations of the Company.

At June 30, 2010 and 2009, there were $31.8 million and $41.0 million, respectively, in cash and cash equivalents with balances in excess of insured limits.

Outstanding mortgage loan commitments at June 30, 2010 and 2009 amounted to $2.5 million and $4.6 million, respectively.  There were no fixed rate loan commitments at June 30, 2010 and $4.0 million of fixed rate loan commitments at June 30, 2009.  As of June 30, 2010 and 2009, commitments were issued at a weighted average rate of 6.18% and 5.49%, respectively. There were no commitments to purchase mortgage loans at June 30, 2010 and 2009.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Available credit on home equity and unsecured lines of credit is summarized as follows (in thousands):

	June 30,
	2010	2009
Home equity	$650	$157
Other consumer	1,647	2,755
	$2,297	$2,912

Commitments for home equity and unsecured lines of credit may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future cash requirements of the Company. These commitments are not reflected in the financial statements.

17.	FAIR VALUE MEASUREMENTS

FASB ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of securities available-for-sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

There were no financial or nonfinancial instruments transferred in or out of Level 1, 2, or 3 input categories during the years ended June 30, 2010 and 2009.

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Nonrecurring adjustments to certain real estate properties classified as real estate owned are measured at fair value, less costs to sell.  Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification.  In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

As of June 30, 2010 and 2009, there were no liabilities measured at fair value.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Assets measured at fair value on a recurring basis are summarized in the following tables:
		Fair Value Measurements Using
Assets at June 30, 2010	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Available-for-sale securities
Mortgage-backed securities (residential)	$341	$—	$341	$—
Collateralized mortgage obligations (residential)	$1,949	$—	$1,949	$—

Assets at June 30, 2009

Available-for-sale securities
Mortgage-backed securities (residential)	$524	$—	$524	$—
Collateralized mortgage obligations (residential)	$3,712	$—	$3,712	$—

The following financial assets were measured at fair value on a non-recurring basis:

		Fair Value Measurements Using
Assets at June 30, 2010	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Impaired loans	$20,829	$—	$—	$20,829

Assets at June 30, 2009

Impaired loans	$3,855	$—	$—	$3,855

The following nonfinancial assets were measured at fair value on a non-recurring basis:

		Fair Value Measurements Using
Assets at June 30, 2010	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Real estate owned	$429	$—	$—	$429

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a principal balance of $26.1 million at June 30, 2010 as compared to $5.1 million at June 30, 2009.  The fair value of collateral is calculated using a third party appraisal.  The valuation allowance for these loans was $5.3 million at June 30, 2010 as compared to $1.2 million at June 30, 2009.  An additional provision for loan losses of $5.1 million and $1.6 million was made for the year ended June 30, 2010 and June 30, 2009 relating to impaired loans.

Real estate owned is measured at fair value less estimated costs to sell at transfer.  If the fair value of the asset declines, a write-down is recorded through expense.  During the year ended June 30, 2010, the Company incurred a charge of $50,000 to reduce real estate owned to fair value.  During the year ended June 30, 2009, the Company did not incur any charges to reduce real estate owned to fair value.

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate fair value:

Securities

Estimated fair values for securities held-to-maturities are obtained from quoted market prices where available. Where quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

Securities available-for-sale that are previously reported are excluded from the fair value disclosure below.

Loans

The estimated fair value for all loans is determined by discounting the estimated cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings and maturities.

Impaired loans that are previously reported are excluded from the fair value disclosure below.

Deposits

The estimated fair value of deposit accounts (savings, non interest bearing demand and money market accounts) is the carrying amount. The fair value of fixed-maturity time certificates of deposit is estimated by discounting the estimated cash flows using the current rate at which similar certificates would be issued.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

FHLB Advances

The fair values of the FHLB advances are estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Other On-Balance Sheet Financial Instruments

Other on-balance sheet financial instruments include cash and cash equivalents, interest earning time deposits in other financial institutions, accrued interest receivable, FHLB stock and accrued expenses and other liabilities. The carrying value of each of these financial instruments is a reasonable estimation of fair value.  It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Off-Balance Sheet Financial Instruments

The fair values for the Company’s off-balance sheet loan commitments are estimated based on fees charged to others to enter into similar agreements taking into account the remaining terms of the agreements and credit standing of the Company’s customers. The estimated fair value of these commitments is not significant.

The estimated fair values of the Company’s financial instruments are summarized as follows (in thousands):

	June 30, 2010		June 30, 2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$39,560	$39,560	$73,705	$73,705
Interest earning time deposits in other financial institutions	19,267	19,267	25,508	25,508
Securities held-to-maturity	3,751	3,866	5,528	5,625
Federal Home Loan Bank stock	12,179	NA	12,649	NA
Loans receivable, net	737,156	745,906	743,020	767,255
Accrued interest receivable	3,234	3,234	3,402	3,402
Financial liabilities:
Deposits	630,694	637,684	566,193	575,638
Borrowings	137,000	141,773	207,004	215,677
State of California time deposit	—	—	25,000	25,320

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

18.	EARNINGS PER COMMON SHARE

The factors used in the earnings per share computation follow (in thousands, except per share data):

	Years ended June 30,
	2010	2009	2008
Basic
Net income	$3,340	$4,749	$3,868
Weighted average common shares outstanding	13,097,701	13,129,422	13,570,411
Basic earnings per share	$0.26	$0.36	$0.29
Diluted
Net income	$3,340	$4,749	$3,868
Weighted average common shares outstanding for basic earnings per common share	13,097,701	13,129,422	13,570,411
Add: Dilutive effects of stock options	—	—	—
Average shares and dilutive potential common shares	13,097,701	13,129,422	13,570,411
Diluted earnings per common share	$0.26	$0.36	$0.29

RRP awards contain rights to nonforfeitable dividends and are considered participating securities. RRP shares of 23,000, 53,780, and 66,560 are included in weighted average common shares outstanding for the years ended June 30, 2010, 2009, and 2008, respectively. Stock options are not considered participating securities as they do not contain rights to nonforfeitable dividends. Stock options for 454,400, 484,400, and 322,400 shares of common stock were not considered in computing diluted earnings per common share for the years ended June 30, 2010, 2009, and 2008, respectively, because to do so would be anti-dilutive.

19.	OTHER COMPREHENSIVE (LOSS) INCOME

Other comprehensive (loss) income components and related taxes were as follows (in thousands):

	Years ended June 30,
	2010	2009	2008
Net change unrealized holding (loss) gain on securities available-for-sale	$(76)	$97	$247
Tax effect	31	(40)	(101)
Other comprehensive (loss) income	$(45)	$57	$146

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

20.	CONDENSED CONSOLIDATED QUARTERLY RESULTS OF OPERATIONS (Unaudited)

The following table sets forth our Company’s unaudited results of operations for the four quarters of 2010 and 2009.

	Three months ended
	September 30,	December 31,	March 31,	June 30,
	(In thousands, except share data)
Year ended June 30, 2010
Interest income	$11,320	$11,217	$11,251	$11,226
Interest expense	5,130	4,455	4,341	4,162
Net interest income	6,190	6,762	6,910	7,064
Provision for loan losses	865	5,650	2,272	1,080
Noninterest income	1,200	1,193	1,115	1,181
Other noninterest expense	4,273	4,320	4,250	4,179
Income (loss) before income tax	2,252	(2,015)	1,503	2,986
Income tax expense (benefit)	842	(809)	394	959
Net income (loss)	$1,410	$(1,206)	$1,109	2,027
Basic and Diluted earnings (loss) per share	$0.11	$(0.09)	$0.08	$0.15

Year ended June 30, 2009
Interest income	$11,505	$11,112	$11,284	$11,272
Interest expense	6,230	5,945	5,478	5,230
Net interest income	5,275	5,167	5,806	6,042
Provision for loan losses	363	984	660	579
Noninterest income	1,210	1,177	1,038	1,124
Other noninterest expense	3,935	3,965	4,218	4,631
Income before income tax	2,187	1,395	1,966	1,956
Income tax expense	778	464	772	741
Net income	$1,409	$931	$1,194	$1,215
Basic and Diluted earnings per share	$0.10	$0.07	$0.09	$0.10

The increase in the provision for loan losses for the three months ended March 31, 2010 and December 31, 2009 was primarily attributable to the significant increase in real estate loan delinquencies and troubled debt restructurings during the periods.  The increase in delinquencies and troubled debt restructurings was experienced primarily in one-to-four family residential mortgage loans as a result of the continued deterioration in the housing market, as well as declining general economic conditions and elevated unemployment levels.

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

21.      PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

Condensed financial information of K-Fed Bancorp follows (in thousands):

CONDENSED BALANCE SHEETS

	June 30, 2010	June 30, 2009
Assets
Cash and cash equivalents	$5,448	$5,672
Securities available-for-sale	2,290	4,236
ESOP Loan	1,921	2,387
Investment in bank subsidiary	84,524	80,295
Accrued income receivable	10	18
Other assets	519	—
	$94,712	$92,608
Liabilities & Stockholders’ Equity
Accrued expenses and other liabilities	$7	$50
Stockholders’ equity	94,705	92,558
	$94,712	$92,608

CONDENSED STATEMENTS OF INCOME

	Years ended June 30,
	2010	2009	2008
Income
Interest on ESOP Loan	$88	$107	$125
Dividend from subsidiary	—	—	—
Interest on investment securities, taxable	160	305	498
Other interest and dividend income	16	15	49
Total income	264	427	672
Expenses
Terminated stock offering costs	—	—	1,279
Other operating expenses	357	364	241
Total operating expenses	357	364	1,520
(Loss) income before income taxes and equity in undistributed earnings of bank subsidiary	(93)	63	(848)
Income tax (benefit) expense	(38)	26	(334)
(Loss) income before equity in undistributed earnings of bank subsidiary	(55)	37	(514)
Equity in undistributed earnings of bank subsidiary	3,395	4,712	4,382
Net income	$3,340	$4,749	$3,868

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

CONDENSED STATEMENTS OF CASH FLOWS

	Years ended June 30,
	2010	2009	2008
Operating activities
Net income	$3,340	$4,749	$3,868
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of bank subsidiary	(3,395)	(4,712)	(4,382)
Amortization of net premiums on investments	4	8	22
Net change in accrued income receivable	8	16	44
Net change in other assets	(517)	468	(360)
Net change in accrued expenses and other liabilities	(14)	10	(3)
Net cash (used in) provided by operating activities	(582)	539	(811)
Investing activities
Proceeds from maturities of available-for-sale investments	1,874	4,397	5,271
Net change in ESOP loan receivable	466	448	429
Net cash provided by investing activities	2,340	4,845	5,700

Financing activities
Dividends paid on common stock	(1,856)	(1,872)	(1,957)
Purchase of treasury stock	(126)	(1,845)	(4,963)
Net cash used in financing activities	(1,982)	(3,717)	(6,920)

Net change in cash and cash equivalents	(224)	1,667	(2,031)
Cash and cash equivalents at beginning of year	5,672	4,005	6,036
Cash and cash equivalents at end of year	$5,448	$5,672	$4,005

K-FED BANCORP AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010, 2009 AND 2008

22.      PLAN OF CONVERSION AND REORGANIZATION

The Board of Directors of the MHC, the Company and the Bank adopted a Plan of Conversion and Reorganization (the “Plan”) on May 27, 2010, as amended August 24, 2010.  The Plan is subject to the approval of the Company’s stockholders, the Bank’s depositors and the Office of Thrift Supervision.  Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public stock form.  The MHC will then no longer exist.  Pursuant to the Plan, the Company, which owns 100% of the Bank, also will be succeeded by a Maryland corporation, Kaiser Federal Financial Group, Inc.  As part of the conversion, the MHC’s ownership interest of the Company will be offered for sale in a public offering.  The existing publicly held shares of the Company, which represent the minority ownership interest in the Company, will be exchanged for new shares of common stock of Kaiser Federal Financial Group, Inc.  The exchange ratio will ensure that immediately after the conversion and public offering, the public stockholders of the Company will own the same aggregate percentage of Kaiser Federal Financial Group, Inc. that they owned immediately prior to that time, excluding any new shares purchased in the offering or cash paid in lieu of fractional shares.  When the conversion and public offering are completed, all of the capital stock of the Bank will be owned by Kaiser Federal Financial Group, Inc.

The cost of conversion and issuing the capital stock will be deferred and deducted from the proceeds of the offering.  In the event the conversion and offering are not completed, any deferred costs will be charged to operations.  At June 30, 2010, the Company has included in Other Assets in the Consolidated Statements of Financial Condition $503,000 of total offering costs incurred related to the conversion and reorganization.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 8,625,000 Shares
(Subject to Increase to up to 9,918,750 Shares)

(Proposed Holding Company for
Kaiser Federal Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

 Keefe, Bruyette & Woods

September 28, 2010

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until October 29, 2010, or 25 days after commencement of the syndicated community offering, all dealers that effect transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.